As filed with the Securities and Exchange Commission on September 13, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

America West Airlines, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0418245
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899	(602) 693-0800
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

4512

(Primary Standard Industrial Classification Code Number)

Linda M. Mitchell

Vice President and General Counsel
America West Airlines, Inc.
4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(602) 693-0800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies of Correspondence to:

Samuel M. Livermore
Cooley Godward, LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum Offering	Proposed
Title of Each Class of	Amount To Be	Price Per	Maximum Aggregate	Amount of
Securities To Be Registered	Registered(1)	Certificate(2)	Offering Price(2)	Registration Fee

Pass Through Certificates, Series 2001-1G	$325,143,000	100%	$325,143,000	$81,285.75

Pass Through Certificates, Series 2001-1C	$ 57,021,000	100%	$ 57,021,000	$14,255.25

Pass Through Certificates, Series 2001-1D	$ 45,000,000	100%	$ 45,000,000	$11,250.00

(1)	Equals the aggregate principal amount of the securities being registered.

(2)	Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated September 13, 2001

Prospectus
$427,164,000
America West Airlines, Inc.
Pass Through Certificates, Series 2001-1

         This prospectus relates to three classes of new pass through certificates, Class G, Class C and Class D, issued by three separate pass through trusts. Each certificate represents an ownership interest in the property held by the trust that issued the certificate. The certificates do not represent interests in or obligations of us or any of our affiliates.

      The new certificates will be offered in exchange for outstanding certificates previously issued in May 2001 pursuant to an offering exempt from the SEC’s registration requirements. The proceeds from the issuance of the outstanding certificates are being used to finance fourteen aircraft for use in our current operations as a commercial airline. The new certificates will have the same material financial terms and will represent the same fractional undivided interest in the trusts as the outstanding certificates they are replacing. Neither we nor any of the trusts will receive any proceeds from this exchange of new certificates for outstanding certificates.

      Certificateholders will receive scheduled payments of interest on each April 2 and October 2, beginning October 2, 2001. Certificateholders will also receive scheduled payments of principal on each April 2 and October 2 in scheduled years, beginning on or after October 2, 2001.

      The Class G certificates will rank senior to the Class C certificates and the Class C certificates will rank senior to the Class D certificates.

      Westdeutsche Landesbank Girozentrale, acting through its New York branch will provide a liquidity facility for each of the Class G and Class C certificates in an amount sufficient to make up to three semiannual interest payments on the related class of certificates. There is no liquidity facility for the Class D certificates.

      Ambac Assurance Corporation has issued an insurance policy to support the payment of interest on the Class G certificates when due and the payment of principal no later than the final legal distribution date.

       Consider carefully the risk factors beginning on page 10 of this prospectus.

			Final Expected
			Distribution	Price to
Pass Through Certificates	Face Amount	Interest Rate	Date	Public

2001-1G	$325,143,000	7.10%	April 2, 2021	100%

2001-1C	57,021,000	8.37%	April 2, 2007	100%

2001-1D	45,000,000	Six-month LIBOR plus 3.20%	April 2, 2007	100%

      Neither the SEC nor any state securities commission has approved or disapproved of these certificates or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AVAILABLE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
PROSPECTUS SUMMARY
Financing the Acquisition of Aircraft
The Certificates
CASH FLOW STRUCTURE
Scheduled Payments and Special Payments
Payment Rankings
Liquidity Facilities for up to Three Consecutive Semi-Annual Interest Payments
Policy Coverage on the Class G Certificates
Purchase Rights
THE EQUIPMENT NOTES
We Can Elect to Either Purchase or Lease Each Aircraft
Redemption and Purchase
Security
Subordination
Intercreditor Rights
THE EXCHANGE OFFER
ERISA CONSIDERATIONS
USE OF PROCEEDS
OUR COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
Risk Factors Relating to the Certificates
Risk Factors Relating to the Policy Provider
Risk Factors Relating to America West and Industry Related Risks
SELECTED FINANCIAL DATA
THE EXCHANGE OFFER
General
The Exchange Offer
Tendering Outstanding Certificates in the Exchange Offer
Book-Entry Transfer
Guaranteed Delivery Procedures
Withdrawal of Tenders
Conditions
Exchange Agent
Transferability of New Certificates
Alternative Use of Shelf-Registration Statement
Fees and Expenses
REMAINING PROSPECTUS DISCLOSURE
THE PARTIES
THE FINANCING AGREEMENTS
DESCRIPTION OF THE NEW CERTIFICATES
General
Certificates Represent an Ownership Interest in the Corresponding Trust
Trust Property for Each Trust
Subordination
Payments and Distributions
Payments of Interest
Payments of Principal
Distribution of Scheduled Payments
Distribution of Special Payments and Certain Policy Drawings
Maintenance of Accounts
Final Distribution
Weekend or Holiday Distribution Date
Pool Factors
Pool Balance
Pool Factor
Aggregate Principal Amortization Schedule
Reports To Certificateholders
Indenture Events of Default and Certain Rights Upon An Indenture Event of Default
Right to Cure
Resignation of Trustee In the Event of a Conflict of Interest
Consequence of Continuing Indenture Event of Default
Notice to Certificateholders of Default
Trustee Entitled to Security or Indemnity
Rights of Certificateholders
Defaults That May Not Be Waived
Purchase Rights of Certificateholders
Merger, Consolidation And Transfer of Assets
Requirements for Consolidation, Merger or Transfer of Assets
Modifications of the Pass Through Trust Agreements and Certain Other Agreements
Basis for Amendments of the Pass Through Trust Agreements and Certain Other Agreements
Amendments or Supplements That Require Consent of the Affected Holder
Actions by Trustee Upon Receipt of Consent to Amend or Supplement any Agreement
Information Requested by Trustee from Certificateholders
Obligation to Purchase Equipment Notes
Mandatory Terms
Requirements of the Mandatory Economic Terms
Prohibited Modifications Under the Mandatory Document Terms
Liquidation of Original Trusts
Termination of the Trusts
The Trustees
Book-Entry; Delivery and Form
DESCRIPTION OF THE DEPOSIT AGREEMENTS
General
Unused Deposits
Distribution Upon Occurrence Of Triggering Event
Depositary
Replacement of Depositary
DESCRIPTION OF THE ESCROW AGREEMENTS
DESCRIPTION OF THE LIQUIDITY FACILITIES
General
Drawings
Reimbursement of Drawings
Liquidity Events of Default
Liquidity Provider
DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT
The Policy
Interest Drawings
Proceeds Deficiency Drawing
No Proceeds Drawing
Final Policy Drawing
Avoidance Drawing
General
The Policy Provider Agreement
DESCRIPTION OF THE INTERCREDITOR AGREEMENT
Intercreditor Rights
Priority of Distributions
Voting of Equipment Notes
The Subordination Agent
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
The Aircraft
The Appraisals
Deliveries of Aircraft
Substitute Aircraft
Bridge Financing
Conversion Option
DESCRIPTION OF THE EQUIPMENT NOTES
General
Subordination
Principal And Interest Payments
Redemption
Security
Loan To Value Ratios Of Equipment Notes
Limitation of Liability
Indenture Events of Default; Notice And Waiver
Remedies
Modification of Indentures and Leases
Indemnification
The Leases and Certain Provisions of the Owned Aircraft Indentures
Lease Term Rentals and Payments
Net Lease; Maintenance
Possession, Sublease and Transfer
Registration
Liens
Replacement of Parts; Alterations
Insurance
Lease Termination
Events of Loss
Renewal and Purchase Options
Events of Default under the Leases
Remedies Exercisable upon Events of Default under the Lease
Transfer of Owner Participant Interests
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
APPENDIX I -- GLOSSARY OF TERMS
APPENDIX II -- APPRAISAL LETTERS
SIGNATURES
EXHIBIT INDEX
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10
EX-4.11
EX-4.12
EX-4.13
EX-4.14
EX-4.15
EX-4.16
EX-4.17
EX-4.18
EX-4.19
EX-4.21
EX-5.1
EX-5.2
EX-5.3
Exhibit 12.1
EX13.1
EX-13.2
EX-23.2
Exhibit 23.3
Exhibit 23.4
Exhibit 23.5
Exhibit 25.1
Exhibit 25.2
Exhibit 25.3
EX-99.1
EX-99.2
EX-99.3
EX-99.4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

      You should rely only on the information provided in this prospectus and the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

      We include cross-references in this prospectus to captions where you can find further related discussions. The following table of contents provides the pages on which these captions are located. You can find a glossary of terms where capitalized terms used in this prospectus are defined under the caption “Glossary” in Appendix I of this prospectus.

AVAILABLE INFORMATION

      We are filing with the SEC a registration statement on Form S-4 relating to the new certificates. This prospectus is a part of the registration statement, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement through the SEC’s “EDGAR” System (Electronic Data Gathering, Analysis and Retrieval) that is available on the SEC’s web site (http://www.sec.gov).

      We are required to file publicly certain information under the Securities Exchange Act of 1934. All of our public filings are also available on EDGAR, including reports, proxy statements and other information. You may also read and copy all of our public filings at the SEC’s public reference room in Washington, D.C. or in their facilities in New York and Chicago. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. All filings by our parent corporation, America West Holdings Corporation, are also available at the offices of the New York Stock Exchange.

INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update the information in this prospectus.

      We incorporate by reference all annual, quarterly and current reports we filed during 2001. These include: (i) the annual report on Form 10-K for the year ended December 31, 2000, (ii) the quarterly reports on Form 10-Q filed for the quarters ended March 31, 2001 and June 30, 2001 and (iii) the Form 8-Ks filed by us or America West Holdings Corporation on March 20, 2001, May 22, 2001, June 5, 2001, August 24, 2001 and September 12, 2001. We also incorporate by reference the portions of the proxy statement for the annual stockholder meeting held on May 21, 2001, that were incorporated by reference in the Form 10-K. Any future annual, quarterly or current reports and proxy materials filed prior to the end of the exchange offer are incorporated by reference.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or call us at: Corporate Secretary, America West Airlines, Inc., 4000 E. Sky Harbor Blvd., Phoenix, Arizona 85034; (480) 693-0800. In order to ensure timely delivery of the documents, please make any such request no later than five business days prior to the expiration of the exchange offer on                , 2001.

i

v

PROSPECTUS SUMMARY

      •  This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of this exchange offer and the new certificates, read the entire prospectus and the exhibits to the registration statement of which this prospectus is a part.

      •  Throughout this prospectus, “we”, “us”, “America West” and the “Company” refer to America West Airlines, Inc. and “Holdings” refers to America West Holdings Corporation, our parent company.

      •  Please refer to the sections entitled “The Parties” and “The Financing Agreements” for a summary of the main parties and material agreements discussed in this prospectus.

Financing the Acquisition of Aircraft

      On May 17, 2000, we formed three new pass-through trusts:

•	the Class G trust, which issued face amount $325,143,000 of 7.10% Class G certificates;

•	the Class C trust, which issued face amount $57,021,000 of 8.37% Class C certificates; and

•	the Class D trust, which issued face amount $45,000,000 of Class D certificates, bearing interest at six-month LIBOR plus 3.20%.

Wilmington Trust Company is acting as trustee for each of these trusts. We are using the proceeds from the initial sale of the certificates to finance fourteen aircraft delivered or to be delivered to us between May 2001 and May 2002. Approximately $29.0 million of the proceeds was used on the issuance date of the certificates to refinance one aircraft which was delivered to us on May 9, 2001. Citibank, N.A., as depositary, took deposit of the remaining proceeds from the sale of the certificates. The trustee of each trust may withdraw the deposits to purchase equipment notes issued in connection with delivery and financing of each aircraft. Since May 17, 2001, approximately $203.0 million has been withdrawn to purchase equipment notes issued by us in connection with the mortgage financing of seven aircraft.

      The primary assets of each trust are the equipment notes of the related series issued in connection with separate aircraft financing transactions for each of the fourteen aircraft. The trust “passes through” to the holders of the certificates of that trust all payments of interest and principal paid on the equipment notes held in the trust. The three series of equipment notes reflect different interest rates and priority of payment. Each trust holds the equipment notes of a single series. The interest rates relating to each class of certificates correspond to the interest rate that accrues on the series of equipment notes held by the related trust.

      The equipment notes issued for each of the aircraft are being issued as part of either a separate mortgage financing or a separate leveraged lease financing for each of the aircraft. In each mortgage financing, we issue the related equipment notes. In each leveraged lease financing, a grantor trust, commonly known as an owner trust, acting on behalf of an equity investor is formed to acquire an aircraft, and that owner trust will lease that aircraft to us. A grantor trust, as used in these lease financings, is a trust established by the equity investor, as grantor, and a bank or trust company, as an owner trustee, where the grantor is treated as the owner of the property in the trust for income tax purposes. The issuance by the owner trust of Series G, Series C and Series D equipment notes helps finance a portion of such owner trust’s acquisition cost of its aircraft. Under this arrangement, the related trust uses the proceeds from the sale of each class of certificates to purchase the related series of equipment notes.

      If we lease an aircraft, the equipment notes issued for that aircraft will be secured by a security interest in that aircraft and by an assignment of rights under the lease of that aircraft to us, including the right to receive the rental payments under that lease that serve to pay the scheduled interest and principal on those equipment notes. If we elect to purchase an aircraft, the equipment notes issued for that aircraft will be secured by a security interest in that aircraft. In effect, the certificateholders hold interests in trusts that own equipment notes secured by each of the aircraft as well as the leases and rentals payable on these aircraft where we are the lessee.

The Certificates

      The certificates represent an ownership interest in the trust property of the trust that issued that particular class of certificates. A certificateholder’s interest in a trust is equal to the pro rata interest in the property of that trust equal to the ratio of the face amount of certificates owned by the holder to the aggregate face amount of all of the certificates issued by that trust. The chart below contains summary information about each class of certificates.

	Class G Certificates	Class C Certificates	Class D Certificates

Aggregate Face Amount	$325,143,000	$57,021,000	$45,000,000

Ratings:

Moody’s	Aaa	Ba1	Ba3

Standard & Poor’s	AAA	BBB+	BB

Initial Loan to Value (cumulative)(1)	50.9%	59.7%	66.0%

Expected Principal Distribution Window (in years)	0.4 – 19.9	0.4 – 5.9	0.9 – 4.4

Initial Average Life (in years from the Issuance Date)(2)	12.0	4.0	3.0

Regular Distribution Dates	April 2 and October 2	April 2 and October 2	April 2 and October 2

Final Expected Regular Distribution Date(2)	April 2, 2021	April 2, 2007	October 2, 2005

Final Legal Distribution Date(3)	October 2, 2022	October 2, 2008	October 2, 2005

Minimum Denomination	$100,000	$100,000	$100,000

Section 1110 Protection(4)	Yes	Yes	Yes

Liquidity Facility Coverage(5)	3 semiannual interest payments	3 semiannual interest payments	No

Policy Provider Coverage(6)	Yes	No	No

(1)	As in any secured financing, an important consideration for the lender is the amount of its loan relative to the value of the asset being financed. The greater the difference between the value and the loan amount, the more secure the lender will be because it can better suffer asset depreciation or distress sales if it must foreclose on the lien of its security. The initial loan to aircraft values measure the ratio of (a) in the case of the Class G certificates, the aggregate principal amount of Series G equipment notes relating to all aircraft, in the case of the Class C certificates, the aggregate principal amount of Series G and Series C equipment notes relating to all aircraft, and in the case of the Class D certificates, the aggregate principal amount of Series G, Series C and Series D equipment notes relating to all aircraft to (b) the aggregate appraised base value of all aircraft (determined based upon appraisals as of April 17, 2001, April 9, 2001 and April 30, 2001). These values are calculated as of October 2, 2002, the first regular distribution date after all aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all aircraft are delivered prior to such date, all scheduled principal payments on the equipment notes have been made through such date, the maximum principal amount of equipment notes is issued and the aggregate appraised base value of all aircraft will be $592,714,600.

(2)	Equipment notes will mature on or before the final expected regular distribution date for the certificates issued by the trusts that own them.

(3)	The final legal distribution date for each of the Class G certificates and the Class C certificates is the final expected regular distribution date for that class of certificates plus eighteen months, which represents the maximum period the liquidity provider will service interest payments on such certificates. The eighteen month liquidity period is the period required by the rating agencies for transactions of this type and reflects the expected maximum time it should take to repossess and liquidate the aircraft collateral.

(4)	A loan trustee with respect to each aircraft has the benefit of Section 1110 of the U.S. Bankruptcy Code with respect to that aircraft, which will enable the loan trustee to take possession of that aircraft within 60 days of America West being a debtor under Chapter 11 of the U.S. Bankruptcy Code, unless we agree to perform all of our obligations under the related financing and cure all defaults other than those relating to our bankruptcy or financial condition.

(5)	If holders of Class G or Class C certificates do not receive regular payments of interest on the equipment notes, then Westdeutsche Landesbank Girozentrale, acting through its New York branch, as liquidity provider, will provide for the interest portion of those payments for up to three consecutive scheduled payments.

(6)	If Class G certificateholders do not receive payments of principal or interest relating to the Class G certificates, then Ambac Assurance Corporation, as policy provider, will pay to the Class G certificateholders the interest on each regular distribution date and the related outstanding Pool Balance no later than the Class G certificates’ final legal distribution date.

CASH FLOW STRUCTURE

      Set forth below is a diagram illustrating the structure for the offering of the certificates and certain cash flows.

(1)	Each leased aircraft is or will be subject to a separate lease and a related indenture and each owned aircraft is or will be subject to separate indenture.

(2)	The proceeds of the offering of the outstanding certificates (less any amount used to refinance aircraft on the issuance date of those certificates) are initially held in escrow and deposited with the depositary. The depositary holds such funds as interest-bearing deposits. Each trust withdraws funds from the deposits relating to such trust to purchase equipment notes from time to time as each aircraft is financed. The scheduled payments of interest on the equipment notes and on the deposits relating to that trust, taken together, are sufficient to pay accrued interest on the outstanding certificates of that trust. The liquidity facilities for the Class G and Class C certificates do not cover interest on the deposits. If any funds remain as deposits with respect to any trust at the delivery period termination date, those funds will be withdrawn by the escrow agent and distributed to the holders of the certificates issued by that trust, together with accrued and unpaid interest on the certificates and a premium or a LIBOR breakage amount if applicable. No interest will accrue with respect to the deposits after they have been fully withdrawn.

(3)	The initial amount of the liquidity facility for each of the Class G and Class C trusts covers three consecutive semiannual interest payments with respect to that trust, except that neither liquidity facility will cover interest payable by the depositary on the deposits relating to that trust. There is no liquidity facility for the Class D trust.

(4)	The policy covers regular interest distributions and outstanding principal on the final legal distribution date, or earlier under some circumstances, relating to the Class G certificates but does not cover any premiums, default interest, withholding taxes or any other amounts payable with respect to the Class G certificates. The policy does not cover amounts payable with respect to the Class C or Class D certificates.

Scheduled Payments and Special Payments

      Scheduled payments on April 2 and October 2 are funded by interest payments due on the same dates for both the equipment notes and the deposits and principal payments due on the same dates for the equipment notes. In addition to scheduled payments, certificateholders may also receive special payments if, prior to scheduled maturity, we redeem, or the trustee purchases, the equipment notes from any of the trusts. Special payments, if due, would be made from the proceeds of redemptions and purchases of equipment notes within 20 days of the date that certificateholders receive notice that they are entitled to the payment. These special payments will be made up of the principal, interest and, in some instances, a premium and/or a LIBOR breakage amount (referred to as the “Break Amount”), if any, payable by us.

Payment Rankings

      Under the intercreditor agreement, Wilmington Trust Company, as subordination agent, will generally distribute regularly scheduled payments received on the equipment notes in the following order:

(1)	to the liquidity provider to cover any obligations or to reimburse or pay all amounts owing to it under each liquidity facility;

(2)	distributions due to Class G certificateholders;

(3)	certain obligations owing to the policy provider;

(4)	distributions due to Class C certificateholders;

(5)	certain additional obligations owing to the policy provider;

(6)	distributions due to Class D certificateholders; and

(7)	fees and expenses to the subordination agent and the trustees.

      If a Triggering Event occurs, the subordination agent will not distribute payments received on the equipment notes to the holders of Class G, Class C or Class D certificates until prior obligations are paid, including administrative expenses and obligations to the liquidity provider and policy provider. Payments made by the liquidity provider and the policy provider are not subject to the subordination provisions of the intercreditor agreement.

      For a more detailed description of the distribution of payments received with respect to the equipment notes, see “Description of the Intercreditor Agreement — Priority of Distributions.”

Liquidity Facilities for up to Three Consecutive Semi-Annual Interest Payments

      The liquidity facilities for the Class G and Class C certificates are intended to enhance the likelihood that certificateholders will receive the interest payable on the certificates. Westdeutsche Landesbank Girozentrale, acting through its New York branch, is the liquidity provider of the liquidity facilities. If the Class G or Class C certificateholders do not receive regular payments of interest on the Class G or Class C certificates, the liquidity provider will provide for the interest portion of the payments for up to three consecutive semi-annual interest payments. There is no liquidity facility for the Class D certificates.

      We refer to the funds that the liquidity provider advances to the subordination agent, to make these payments as “Interest Drawings.” These Interest Drawings cannot be used to fund any principal or premium payments relating to the certificates. Additionally, when the liquidity provider makes an Interest Drawing, the subordination agent is obligated to reimburse the liquidity provider for the full amount of the Interest Drawing plus interest ahead of the certificateholders, to the extent funds are available.

Policy Coverage on the Class G Certificates

      Ambac Assurance Corporation, the policy provider, has issued an insurance policy to support the payment of interest relating to the Class G certificates on each regular distribution date and the payment of principal on the final legal distribution date of the Class G certificates (or earlier under some circumstances). The policy does not cover any amounts payable on the Class C or Class D certificates. The policy provider may be in a position to take actions that are detrimental to the holders of the Class C or Class D certificates.

      The policy does not cover any of the following:

(1)	shortfalls attributable to the subordination agent, the Class G trust or the Class G trustee for withholding taxes;

(2)	any premiums or prepayment or other acceleration payment payable in respect of the Class G certificates; nor

(3)	any failure of the subordination agent or the Class G trustee to make any payment due to the holders of the Class G certificates from the funds received.

      For a more detailed description of the policy and the limitations of its coverage, see “Description of the Policy and the Policy Provider Agreement” and “Risk Factors — Risk Factors Relating to the Policy Provider.”

Purchase Rights

      If we are in bankruptcy or certain other specified events have occurred, the Class C certificateholders will have the right, within 180 days, to purchase all of the Class G certificates, and the Class D certificateholders will have the right, within 180 days, to purchase all of the Class G and Class C certificates. Whether or not these rights are exercised, the policy provider will then have the right to purchase all of the Class G certificates. The purchase price will be the outstanding balance of the applicable class of certificates plus accrued and unpaid interest.

THE EQUIPMENT NOTES

      Each trust has withdrawn and will withdraw funds from the escrow account relating to that trust to acquire equipment notes to finance the acquisition of aircraft. These are referred to as the Series G equipment notes, the Series C equipment notes and the Series D equipment notes. Each trust has purchased and will purchase the series of equipment notes that have identical interest rates to the certificates issued by that trust.

We Can Elect to Either Purchase or Lease Each Aircraft

      We can elect to either purchase or lease each aircraft. If we elect to purchase an aircraft, we issue the equipment notes used to fund the purchase of that owned aircraft. If we elect to lease an aircraft, an owner trust issues the equipment notes used to fund the purchase of that aircraft and leases that aircraft to us.

      All of the aircraft financed as of the date hereof with the proceeds of the certificates have been purchased by us.

Redemption and Purchase

      If an aircraft is destroyed or its normal use is otherwise significantly disrupted, we may cause that aircraft to be replaced or we may redeem, or cause to be redeemed, the equipment notes issued for that aircraft. The redemption price in this case would be equal to the aggregate unpaid principal amount of the applicable equipment notes, together with accrued interest and, in the case of the Series D equipment notes, any Break Amount, but without a premium. The issuer of the equipment notes, in connection with a prepayment, refinancing or, in the case of a leased aircraft, termination for obsolescence, may also redeem at any time the equipment notes at a price equal to the aggregate unpaid principal amount of those notes, together with accrued interest and a premium, in the case of the Series G and Series C equipment notes, and Break Amount, if any, in the case of the Series D equipment notes, and only in the case of a voluntary redemption occurring before January 1, 2002, a premium on the Series D equipment notes equal to 1% of the aggregate unpaid principal amount of those Series D equipment notes. The issuer of Series D equipment notes may also redeem at any time the Series D equipment notes with respect to any aircraft, without a redemption of Series G or Series C equipment notes issued with respect to that aircraft, at a price equal to the aggregate unpaid principal amount of those notes, together with accrued interest and Break Amount, if any and, if such redemption occurs before January 1, 2002, a premium equal to 1% of the aggregate unpaid principal amount of such Series D equipment notes; provided that no default or event of default under any indenture has occurred and is continuing. Additionally, in the case of a leased aircraft, an owner trustee or an affiliated entity may purchase all of the equipment notes issued for an aircraft if we default on our lease obligations. The purchase price if we default would be equal to the aggregate unpaid principal amount of these notes, together with accrued interest and, in the case of the Series D equipment notes, Break Amount, if any, and, in limited circumstances for the Series G or Series C equipment notes, a premium. Any redemption would result in a special payment to the certificateholders. Series D equipment notes may be re-issued with respect to any aircraft, subject to certain conditions as described in “Description of the Equipment Notes — Redemption.”

Security

      Each equipment note is secured by a security interest in the aircraft financed by that equipment note and, in the case of a leased aircraft, by an assignment of rights under the lease related to that aircraft, but not by a security interest in any other aircraft or an assignment of rights under the lease related to any other aircraft. In addition, any default that occurs under any indenture or lease will only affect that indenture or lease and will not affect any other indenture or lease. An indenture is the agreement governing the issuance of the equipment notes and granting the security interest in an aircraft.

Subordination

      The Series C equipment notes are subordinate to the Series G equipment notes and the Series D equipment notes are subordinate to the Series C equipment notes. In effect, this means that on each payment date under an indenture the principal of and interest on Series G equipment notes will be paid before similar payments are made on Series C and Series D equipment notes and principal of and interest on Series C equipment notes will be paid before similar payments are made on the Series D equipment notes. Additionally, as described in “Risk Factors Relating to the Certificates,” if there is a default on the equipment notes, the holders of Class C and Class D certificates may not receive the full amount of payments that they are due to receive.

Intercreditor Rights

      In general, holders of a majority of the outstanding principal of equipment notes issued under a particular indenture will direct the applicable loan trustee as to whether or not to take any actions in connection with that indenture. If an event of default under an indenture occurs, until the event of default is cured, the Controlling Party under the intercreditor agreement will direct the applicable loan trustee regarding any action taken under that indenture. These actions may include accelerating and selling all but not less than all of the equipment notes issued under that indenture.

      For a more detailed discussion of the selection and powers of the Controlling Party, see “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party” and for the related risks, see “Risk Factors Relating to the Certificates — If an indenture event of default occurs and is continuing, the Controlling Party may not protect or maximize the financial interests of certificateholders.”

THE EXCHANGE OFFER

      The May 2001 sale by the pass through trusts of the outstanding certificates to Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc., and Tokyo-Mitsubishi International plc and the resale by these initial purchasers of the outstanding certificates to institutional investors, were exempt from registration requirements of the SEC but, as a result, the outstanding certificates are not freely tradable. By registering the new certificates with the SEC, certificateholders can exchange their outstanding certificates for new certificates that have the same financial terms as the outstanding certificates and in an equal principal amount. The main difference is that the new certificates, by being registered with the SEC, will be free of the transfer restrictions currently imposed on the outstanding certificates.

      To participate in the exchange offer, certificateholders must deliver their outstanding certificates for exchange no later than 5:00 p.m., New York time, on             , 2001. This expiration date may be extended under some circumstances. Certificateholders must also deliver a completed and signed letter of transmittal with tender of their outstanding certificates. A letter of transmittal has been sent to certificateholders and a form can be found as an exhibit to the registration statement filed with the SEC. For a more complete description of the procedures for participating in the exchange offer, see “The Exchange Offer.”

ERISA CONSIDERATIONS

      If you acquire a certificate, you will be deemed to have represented that either (a) you have not used assets of an employee benefit plan or an individual retirement account to purchase that certificate or (b) your purchase and holding of that certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974, as amended, and/or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA matters, see “ERISA Considerations.”

USE OF PROCEEDS

      There will be no cash proceeds payable to us as a result of the issuance of new certificates in the exchange offer. Proceeds from the sale of the outstanding certificates are being used by the trusts to purchase equipment notes issued to finance or refinance the acquisition of fourteen new aircraft delivered or to be delivered between May 2001 and May 2002.

OUR COMPANY

      We are the eighth largest commercial airline carrier in the United States with operations centered around our principal hubs in Phoenix and Las Vegas and a mini-hub in Columbus, Ohio. As of June 30, 2001, we operated a fleet of 142 aircraft and served 60 destinations in North America, including seven in Mexico and two in Canada. In 2000, we reported approximately $2.3 billion in revenues, an increase in annual revenues of 6.7% over revenues reported in 1999 and 31.7% over those reported in 1996.

      We are the leading airline serving Phoenix based on available seat miles and takeoffs and landings and we rank second among the leading airlines serving Las Vegas based on the same measures. Available seat miles is an airline industry measurement of capacity. It represents one seat flown one mile. We believe that the success of our operations in Phoenix and Las Vegas is in part due to those cities’ airports being among the world’s largest 25 in passenger numbers and those cities being among the fastest growing in the nation. In addition, we believe that our principal hub in Phoenix is currently under-served with respect to flight frequency and provides significant growth opportunities.

      On July 18, 2001, we reported a second quarter net loss of $43.3 million and an operating loss of $55.8 million, compared to net income of $28.3 million and operating income of the $49.3 million for the second quarter of 2000. Exclusive of special charges relating to the cost reduction plan, the second quarter net loss was $21.1 million. For the six months ended June 30, 2001, we reported a net loss of $56.4 million and an operating loss of $81.1 million, compared to net income of $43.8 million and operating income of $61.1 million for the six months ended June 30, 2000. Excluding special charges, net loss for the first six months of 2001 was $34.2 million. Net income declined from the second quarter of 2000 due to a softening economy, a 10.0%, or $8.3 million year-over-year increase in fuel costs and much smaller book income tax credits than would be anticipated using effective tax rates used in prior periods. In addition, during the second quarter of 2001, passenger yields fell 8% to 10.52 cents due to a dramatic, industry-wide decline in business travel.

      Earlier this year, we announced a cost reduction plan to respond to a softening economy. The plan includes significant reductions in overhead resulting from select reductions-in-force of management, administrative and clerical personnel and a slowing of America West’s growth through the return of seven older

737-300 leased aircraft to the lessors in the second half of 2001 through the first quarter of 2002. We expect these measures to reduce our annual expense base by $75 million and capital spending by $25 million. As a result of these cost reduction initiatives, we took a second quarter pre-tax charge of $35.7 million related to earlier than planned return of aircraft and severance expenses following a reduction-in-force.

      Effective September 1, 2001, William A. Franke resigned from his positions as a director, Chief Executive Officer and employee of America West and Holdings and W. Douglas Parker was elected to succeed Mr. Franke as America West’s and Holdings’ Chairman and Chief Executive Officer. On September 10, 2001, Bernard L. Han was elected Executive Vice President and Chief Financial Officer of both companies, replacing Thomas K. MacGillivray, who is leaving the companies, as chief financial officer. In addition, Stephen L. Johnson was elected Executive Vice President — Corporate for both companies, J. Scott Kirby was elected Executive Vice President of Sales and Marketing and Jeffrey McClelland was promoted to Executive Vice President of Operations for America West.

      We are a Delaware corporation. Our executive offices are located at 4000 E. Sky Harbor Boulevard, Phoenix, Arizona 85034, and our telephone number is (480) 693-0800.

RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of earnings to fixed charges for the years ended December 31, 2000, 1999, 1998, 1997 and 1996, was 1.03, 2.23, 2.20, 1.98 and 1.24 respectively. The ratio of earnings to fixed charges for the six months ended June 30, 2000 was 1.86. Earnings were inadequate to cover fixed charges by $90.0 million for the six months ended June 30, 2001.

      For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense deemed representative of the interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

RISK FACTORS

Risk Factors Relating to the Certificates

      Because the appraisal values may not reflect the realizable value of the aircraft, the proceeds from the sale of the aircraft may not be sufficient to pay all of the certificateholders.

      You should not rely on the appraisal values as an indicator of the value that will be realized if the aircraft are sold. We cannot assure you that the proceeds from a sale or other means of disposal of an aircraft will be sufficient to fully fund payments due to certificateholders. The assumptions and methodologies used by the three independent aircraft appraisal companies described in the appraisals annexed at Appendix II of this prospectus may differ from the assumptions and methodologies of other appraisal companies, which could produce very different values for the aircraft. An appraisal is only an estimate of value and is not necessarily an accurate indication of how much we will pay to purchase an aircraft. In addition, the realizable value of the aircraft if any remedies are pursued under the indenture related to that aircraft following an event of default may depend on the supply and condition of other available aircraft, the supply of buyers and general economic conditions.

      Additionally, because the equipment notes are not cross-collateralized, proceeds from the sale of an aircraft in excess of the amounts due on equipment notes related to that aircraft will not be available to cover losses, if any, on any other equipment notes.

      The holders of junior classes of certificates may not receive the full amount of payments that they are due to receive because their right to payments on the related series of equipment notes is subordinate to the senior classes of certificates.

      The Class C certificates will rank junior to the Class G certificates and the Class D certificates will rank junior to the Class G and Class C certificates. Holders of junior classes of certificates will not receive payments on those certificates until holders of the senior classes of certificates receive the amounts due to them. In addition, upon a default on a series of equipment notes, the subordination agent may be required to distribute payments received on one or more junior series of equipment notes to the holders of one or more senior classes of certificates. In this situation, the remaining junior series of equipment notes may not earn enough interest to fully fund distributions due to the holders of the corresponding class of certificates. Accordingly, if there is a default on equipment notes, the holders of Class C and Class D certificates may not receive the full amount of payments that they are due to receive, even if the equipment notes are eventually paid in full.

      If the Series D equipment notes are redeemed, the holders of Class G and Class C certificates will have less of, or will no longer have, the benefits of cross-subordination provided by the Class D certificates.

      By virtue of the intercreditor agreement, the equipment notes are cross-subordinated. This means that payments received on a junior series of equipment notes relating to one aircraft may be applied according to the priority of payment provisions in the intercreditor agreement to make payments relating to a more senior class of certificates. Under certain circumstances, we have the right to cause the redemption of all of the Series D equipment notes with respect to any or all aircraft. If the Series D equipment notes with respect to less than all aircraft are redeemed, the Class G and Class C certificateholders will have less of the benefits of the cross-subordination provided by the Class D certificates. If all of the Series D equipment notes with respect to all aircraft are redeemed, final distributions would be made on the Class D certificates. In such event, the Class G and Class C certificateholders will no longer have the benefits of the cross-subordination provided by the existence of the Class D certificates.

      There is no liquidity facility for the Class D trust.

      While the certificates issued by the Class G and Class C trusts will have the benefit of separate liquidity facilities which cover certain interest payments, the certificates issued by the Class D trust will not have the benefit of any liquidity facility.

      If an indenture event of default occurs and is continuing, the Controlling Party may not protect or maximize the financial interests of certificateholders.

      The Controlling Party refers to the party that can control decisions regarding the exercise of remedies if an indenture event of default occurs and is continuing. During a continuing indenture event of default, the Controlling Party can direct the subordination agent to sell any or all of the equipment notes, instruct the loan trustee under the applicable indenture to accelerate the equipment notes issued under that indenture and direct the foreclosure of the lien created under the indenture. The actions taken by the Controlling Party in these circumstances may not protect or maximize the financial interests of the holders of one or more classes of certificates. For example, if the Controlling Party directs the sale of the equipment notes, the proceeds from the sale may not be sufficient to cover Expected Distributions on the certificates. This is because the market for equipment notes may be limited at any given time and the Controlling Party may not obtain prices necessary to cover the expected distribution on the certificates. If proceeds from the sale of equipment notes are insufficient to cover Expected Distributions, certificateholders will not have any claim for the shortfall against us. In addition, if the Controlling Party directs the sale of any aircraft in connection with the foreclosure of the lien on such aircraft, the proceeds from such sale may not be sufficient to cover Expected Distributions on the certificates.

      Owner participants could control aircraft-related matters to the exclusion of the loan trustees.

      Owner participants acting as the grantor in the grantor trusts that own the aircraft financed as leveraged leases have the right to request that revisions be made to transaction documents. Additionally, prior to a default under the applicable indenture, the owner participant will be able to approve the selection of counsel that will furnish legal opinions and any appraisers or accountants. The owner participants can take these actions even if the actions run counter to the loan trustee’s or the certificateholders’ interests. An owner participant also will have the right to approve the sublease of an aircraft to sublessees not otherwise qualified under certain criteria in the related lease, subject to certain conditions in that lease, and to approve the bill of sale used if any aircraft is ever substituted after an Event of Loss.

      The ratings of the certificates may be lowered or withdrawn by the rating agencies.

      At the time of initial issuance, the Class G certificates were rated Aaa by Moody’s and AAA by Standard & Poor’s, the outstanding Class C certificates were rated Ba1 by Moody’s and BBB+ by Standard & Poor’s and the outstanding Class D certificates were rated Ba3 by Moody’s and BB by Standard & Poor’s. A rating is not a recommendation to purchase, hold or sell certificates, inasmuch as the rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant, including the downgrading of us, the depositary, the policy provider, in the case of the Class G certificates, or the liquidity provider, in the case of the Class G and Class C certificates.

      The rating of the certificates is based primarily on the default risk of the equipment notes, the policy provider, in the case of the Class G certificates, the depositary, the availability of (i) the liquidity facility for the benefit of holders of the Class G and Class C certificates and (ii) the policy for the benefit of holders of the Class G certificates, the collateral value provided by the aircraft relating to the equipment notes and the subordination provisions applicable to the certificates. Standard & Poor’s has indicated that its rating applies to a unit consisting of the certificates representing the trust property and escrow receipts initially representing undivided interests in certain rights to $427,164,000 of deposits. Amounts deposited under the escrow agreements are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the certificates nor the escrow receipts may be separately assigned or transferred.

      If not all of the funds held in escrow as deposits are used to purchase equipment notes, unused deposits will be distributed to the certificateholders of the applicable trust.

      Under certain circumstances, less than all of the funds held in escrow as deposits may be used to purchase equipment notes by the established deadline. See “Description of the Deposit Agreements — Unused Deposits.” If any funds remain as deposits with respect to any trust after the deadline, they will be withdrawn by the escrow agent for that trust and distributed, with accrued and unpaid interest, with, in the case of

Class G and Class C certificates, a premium, if any, and, in the case of the Class D certificates, a Break Amount, if any, to the certificateholders of that trust. Under certain circumstances described in “Description of the Deposit Agreements — Unused Deposits,” the premium may not be payable. Since the Maximum Principal Amount of equipment notes may not be issued with respect to an aircraft and, in any such case, the Series C and/or Series D equipment notes are more likely not to be issued in the Maximum Principal Amount as compared to the Series G equipment notes, it is more likely that a distribution of unused deposits will be made with respect to the Class C and/or Class D certificates as compared to the Class G certificates. See “Description of the Deposit Agreements — Unused Deposits.”

      If a secondary market for the certificates does not develop, you may not be able to resell any of your certificates.

      Prior to this offering, there has been no public market for the certificates. Neither we nor any trust intends to apply for listing of the certificates on any securities exchange or otherwise. The initial purchasers may assist in resales of certificates, but they are not required to do so. A secondary market for the certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

Risk Factors Relating to the Policy Provider

      If the financial condition of the policy provider declines, the rating on the Class G certificates may decline.

      The “AAA” rating by Standard & Poor’s and the “Aaa” rating by Moody’s of the Class G certificates are based, primarily, on the existence of an insurance policy that insures the complete and timely payment of interest relating to the Class G certificates on each regular distribution date and the payment of outstanding principal on or in some cases before the final legal distribution date. Ambac Assurance Corporation, the policy provider, issued the policy. If the policy provider’s financial condition declines or if it becomes insolvent, the subordination agent may be unable to recover the full amount due under the policy. Additionally, a decline or insolvency could lead Standard & Poor’s or Moody’s to downgrade the ratings of the Class G certificates because of a concern that the policy provider may be unable to make payments to the holders of the Class G certificates under the policy. For information on the financial information generally available relating to the policy provider, see “Description of the Policy and the Policy Provider Agreement — The Policy.”

      Policy protection is limited because the policy will generally cover principal payments only on the final legal distribution date for the Class G certificates.

      Although the subordination agent may make drawings under the policy for interest payments on each regular distribution date, the subordination agent generally may not make drawings for principal payments until the final legal distribution date for the Class G certificates except in certain limited circumstances. This limits the protection afforded to holders of Class G certificates by the policy.

      There is no policy protecting payments relating to the Class C or Class D certificates.

      The policy will provide no coverage for the Class C or Class D certificates. The policy’s support on interest payments and principal payments will be limited to the Class G certificates and, as a result, the policy will only run to the benefit of the holders of the Class G certificates.

      If the policy provider is the Controlling Party, it may take actions that are beneficial to the policy provider and the holders of the Class G certificates but detrimental to the holders of the Class C and Class D certificates.

      If an indenture event of default occurs and is continuing and the policy provider is the Controlling Party, the policy provider will generally be able to direct the exercise of all remedies. The policy provider will be the Controlling Party unless the policy provider defaults or the liquidity provider has the right to become the Controlling Party. As the Controlling Party, the policy provider will be in a position to take actions that are beneficial to the policy provider and the holders of the Class G certificates but detrimental to the holders of the Class C and Class D certificates.

Risk Factors Relating to America West and Industry Related Risks

      Our high leverage, fixed costs and the financial and other covenants in our debt instruments may limit our ability to fund general corporate requirements, limit our flexibility in responding to competitive developments and increase our vulnerability to adverse economic and industry conditions.

      As of June 30, 2001, we owed approximately $330.0 million of debt (excluding the mortgage financing of five aircraft completed since June 2001 in an aggregate principal amount of $145.0 million). Much of our debt is secured by a substantial portion of our assets, leaving us with limited assets to use to obtain additional financing. In addition, we have significant capitalized and operating lease obligations incurred in connection with the financing of aircraft and the lease of airport and other facilities and we have fixed costs in connection with our regional alliances with Mesa airlines and Chautauqua Airlines. Our high leverage, lease obligations and other fixed costs, and the financial and other covenants in our debt instruments may limit our ability to borrow additional amounts and to fund general corporate requirements, including working capital and capital expenditures, may limit our flexibility in responding to competitive developments and adverse market conditions and may increase our vulnerability to adverse economic and industry conditions.

      We also have outstanding orders to purchase aircraft. While we have arranged for financing for all aircraft deliveries scheduled through November 2002, we have firm orders to purchase an additional 20 aircraft between December 2002 and December 2004 that will require additional financing. We cannot guarantee that we will be able to obtain enough capital to finance the remainder of the aircraft, and if we default on our commitments to purchase aircraft, our ability to execute our business strategy could be materially impaired.

      We depend to a significant extent on our senior secured revolving credit facility to maintain our liquidity. As of June 30, 2001, we had $89.9 million drawn under this credit facility and a borrowing base of $90 million. The credit facility expires in December 2002, and we cannot assure you that we will be able to extend or refinance this facility on satisfactory terms, if at all.

      The credit facility contains customary covenants that restrict our ability to take certain actions and financial covenants that require us to meet and maintain certain financial tests and minimum ratios. During the second quarter of 2001, our lenders agreed to amend certain terms of our credit facility, including providing additional flexibility under the financial covenants. However, unless we satisfy certain additional criteria, including obtaining additional equity or debt financing in a threshold aggregate amount, certain of the amendments to our financial covenants are temporary. We cannot assure you that we will satisfy such additional criteria. Nor can we assure you that we can comply with the covenants and meet the financial tests of our credit facility, even as amended. A breach of these covenants or the covenants in our other debt instruments could result in the acceleration of the indebtedness under our credit facility or under our other debt instruments. Any such breach could have a material adverse effect on our liquidity and financial condition.

      Terrorist attacks may negatively impact our revenues and costs.

      The terrorist attacks on the World Trade Center in New York and the Pentagon in Washington, D.C. using hijacked commercial aircraft have been highly publicized. The impacts that these events may have on the airline industry in general, and America West in particular, are not known at this time, but are expected to include negative impacts on revenues due to airport closures in the short term and reduced demand for travel in the near and mid terms until public confidence in the air transportation system is restored, and also on costs due to enhanced security measures and related government directives.

      The airline industry and the markets we serve are highly competitive and we may be unable to compete effectively against carriers with substantially greater resources or lower cost structures.

      The airline industry and most of the markets we serve are highly competitive. We compete with other airlines on the basis of pricing, scheduling (frequency and flight times), on-time performance, frequent flyer programs and other services. Our principal competitor is Southwest Airlines. We also compete against other existing carriers, many of which offer more extensive routes, frequencies and customer loyalty, marketing and advertising programs than we do. Some of our large competitors have substantially greater resources than we

do. From time to time, we also compete with new carriers that enter the airline industry, which typically have low operating cost structures. We may be unable to compete effectively against carriers with substantially greater resources or lower cost structures. The entry of additional new carriers in our markets, the consolidation of existing carriers or increased competition from existing carriers, could adversely affect our operating results.

      Negotiations with labor unions could divert management attention, disrupt operations and increase our labor costs and operating expenses.

      Some of our employees are represented by unions. We currently are negotiating collective bargaining agreements with ALPA, which represents all of our approximately 1,700 pilots, and the IBT, which represents all of our approximately 60 stock clerks. On May 2, 2001, we filed for federal mediation with the National Mediation Board (the “NMB”) to facilitate contract negotiation with ALPA and on August 8, 2001, the IBT filed for mediation with the NMB in connection with the stock clerk negotiations. We cannot predict the outcome of federal mediation or negotiations with ALPA or IBT. In addition, other groups of employees may seek union representation. We cannot predict the outcome of any future negotiations relating to union representation or collective bargaining agreements. Agreements reached in collective bargaining may increase operating expenses and lower operating results and net income. This is particularly significant because our current employee costs contribute substantially to the low cost structure that we believe is one of our competitive strengths. In addition, negotiations with unions could divert management attention and disrupt operations, which may result in increased operating expenses and lower net income. If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through “cooling off” periods, which could be followed by union-initiated work actions, including strikes. Depending on their type and duration, work actions could disrupt our operations and, as a result, significantly adversely affect our operating results.

      Our business is sensitive to general economic conditions and seasonal fluctuations. As a result, our prior performance is not necessarily indicative of our future results.

      The air travel business historically fluctuates on a seasonal basis and in response to general economic conditions. Due to the greater demand for air and leisure travel during the summer months, revenues in the airline industry in the second and third quarters of the year tend to be greater than revenues in the first and fourth quarters of the year. In addition, the airline industry is highly susceptible to unforeseen events that result in declines in revenues or increased costs, such as political instability, regional hostilities, recession, fuel price escalation, inflation, adverse weather conditions, consumer preferences, labor instability or regulatory oversight. Also, our results of operations for interim periods are not necessarily indicative of those for an entire year and our prior results are not necessarily indicative of our future results.

      Fluctuations in fuel costs could adversely affect our operating expenses and results.

      The price and supply of jet fuel are unpredictable and fluctuate based on events outside our control, including geopolitical developments, regional production patterns and environmental concerns. Since fuel is the principal raw material used in our business, accounting for 16.2% of our total operating expenses in 2000, price escalations or reductions in the supply of jet fuel will increase our operating expenses and cause our operating results and net income to decline. For example, with our current level of fuel consumption, a one-cent per gallon increase in jet fuel prices will cause our annual operating expense to increase by $4.7 million.

      We have implemented a fuel-hedging program to manage the risk and effect of fluctuating jet fuel prices on our business. Our hedging program is similar to hedging programs employed by other major airlines and is intended to offset increases in jet fuel costs by using derivative instruments keyed to the future price of heating oil, which is highly correlated to the price of jet fuel delivered on the East Coast. Despite this program, we are not fully protected against increasing jet fuel costs because our hedging program does not cover all of our projected fuel volumes for 2001 and we have not executed hedging transactions beyond March 31, 2002. Furthermore, our ability to effectively hedge fuel prices is limited because we purchase a substantially larger portion of our jet fuel requirements on the West Coast than our large competitors and West Coast fuel prices are less correlated to heating oil prices and other viable petroleum derivatives than East Coast fuel prices and, therefore, more difficult to hedge.

      Our operating costs could increase as a result of past, current or new regulations that impose additional requirements and restrictions on airline operations.

      The airline industry is heavily regulated. Both federal and state governments from time to time propose laws and regulations that impose additional requirements and restrictions on airline operations. Implementing these measures, such as aviation ticket taxes and passenger safety measures, has increased operating costs for us and the airline industry as a whole. Depending on the implementation of these and other laws, our operating costs could increase significantly. In addition, certain governmental agencies, such as the DOT and the Federal Aviation Administration have the authority to impose mandatory orders, such as Airworthiness Directives in connection with our aircraft, and civil penalties for violations of applicable laws and regulations, each of which can result in material costs and adverse publicity. We cannot predict which laws and regulations will be adopted or what other action might be taken by regulators. Accordingly, we cannot guarantee that future legislative and regulatory acts will not have a material impact on our operating results.

      Because our credit rating was recently downgraded and our ratings outlook was revised to negative, our borrowing costs may increase and our ability to incur additional debt may be impaired.

      On April 19, 2001, Moody’s downgraded our senior implied rating to B2 from B1 and our senior unsecured debt rating to B3 from B1. As a result of this downgrade, our borrowing costs may increase, which would increase our interest expense and could affect our net income. In addition, this downgrade could affect our ability to obtain additional financing. On April 19, 2001, Moody’s also revised its ratings outlook from stable to negative. In addition, on June 18, 2001, Standard & Poor’s revised its ratings outlook from stable to negative. A negative outlook suggests a further downgrade may occur in the future. A future downgrade could further negatively impact our borrowing costs and the prices of any securities we have outstanding. See “Our high leverage, fixed costs and the financial and other covenants in our debt instruments may limit our ability to fund general corporate requirements, limit our flexibility in responding to competitive developments and increase our vulnerability to adverse economic and industry conditions.”

      We depend on the expertise of our management team. If key individuals leave unexpectedly, our business and operations could suffer.

      Many of our executive officers are key to the management of our business and operations. Our future success depends on our ability to retain these officers and other capable managers. Although we have developed a management succession plan and believe we could replace key personnel given adequate prior notice, the unexpected departure of key executive officers could cause substantial disruption to our business and operations. In addition, although we believe that we can retain and recruit talented personnel, we may incur substantial costs to do so, and if we are unable to do so our business and operations may suffer.

      The stockholders who effectively control the voting power of our parent company could take actions that would favor their own personal interests to the detriment of our interests.

      Currently, three stockholders collectively control in excess of 50% of the total voting power of Holdings, our parent corporation. These stockholders, TPG Partners, L.P., TPG Parallel I, L.P. and Air Partners II, L.P. are all controlled by the same company, TPG Advisors, Inc. Since TPG Advisors, Inc. is an investment firm, its strategic objectives may be different than both the short-term or long-term objectives of our board of directors and management. We cannot guarantee that the controlling stockholders identified above will not try to influence Holdings’ business in a way that would favor their own personal interests to the detriment of our interests. Because Holdings owns all of our outstanding shares, these three stockholders of Holdings effectively may be able to control our airline activities.

SELECTED FINANCIAL DATA

      The selected data presented below under the captions “Statement of Operations Data” and “Balance Sheet Data” as of and for (i) the years ended December 31, 2000, 1999, 1998, 1997 and 1996 are derived from the financial statements of America West, which financial statement have been audited by KPMG LLP, independent certified public accountants and (ii) the six month periods ended June 30, 2001 and 2000 are derived from the unaudited condensed financial statements of America West. In the opinion of management, unaudited condensed financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. The financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, and the report of KPMG LLP thereon, are incorporated by reference in this prospectus.

	Six Months Ended
	June 30,		Year Ended December 31,

	2001	2000	2000	1999	1998	1997	1996

	(unaudited)

	(Dollars in thousands)

Statement of Operations Data:

Operating Revenues:

Passenger	$1,100,194	$1,090,533	$2,179,811	$2,028,223	$1,858,551	$1,764,206	$1,637,762

Cargo	19,760	19,427	37,377	41,936	45,551	51,699	46,519

Other	30,962	39,738	73,683	76,796	64,612	59,051	55,245

Total operating revenues	1,150,916	1,149,698	2,290,871	2,146,955	1,968,714	1,874,956	1,739,526

Operating expenses:

Salaries and related costs	295,312	266,381	556,906	498,490	448,049	418,212	385,840

Aircraft rents	176,880	160,959	331,005	277,326	244,088	223,423	202,237

Other rents and landing fees	70,189	62,049	130,679	122,034	119,089	119,470	111,947

Aircraft fuel	192,899	158,859	373,313	220,380	194,360	243,423	233,522

Agency commissions	45,556	45,223	86,469	114,742	117,483	151,293	133,015

Aircraft maintenance materials and repairs	130,468	121,720	258,432	218,319	182,844	146,618	125,768

Depreciation and amortization	30,071	26,446	54,313	48,442	49,026	48,590	52,937

Amortization of excess reorganization value	9,948	9,948	19,896	19,896	19,896	23,776	25,263

Special charges(a)	35,695	—	—	—	—	—	65,098

Other	244,997	236,983	492,596	429,425	396,033	337,578	335,233

Total operating expenses	1,232,015	1,088,568	2,303,609	1,949,054	1,770,868	1,712,383	1,670,860

Operating income (loss)	(81,099)	61,130	(12,738)	197,901	197,846	162,573	68,666

Non-operating income (expenses):

Interest income	11,541	10,060	23,706	19,593	20,682	17,432	12,861

Interest expense, net	(13,785)	(11,382)	(22,939)	(29,352)	(33,807)	(39,110)	(46,866)

Gain on sale of investment	—	15,515	24,359	11,933	—	—	—

Other, net	391	961	2,753	899	(164)	(222)	(168)

Total non-operating income (expenses), net	(1,853)	15,154	27,879	3,073	(13,289)	(21,900)	(34,173)

Income (loss) before income taxes and extraordinary items	(82,952)	76,284	15,141	200,974	184,557	140,673	34,493

Income taxes (benefit)	(26,600)	32,499	15,670	84,352	81,541	65,343	24,883

Income (loss) before extraordinary items	(56,352)	43,785	(529)	116,622	103,016	75,330	9,610

Extraordinary items, net of tax(b)	—	—	—	—	—	—	(1,105)

Net Income (loss)	(56,352)	43,785	(529)	116,622	103,016	75,330	8,505

	Six Months Ended
	June 30,		Year Ended December 31,

	2001	2000	2000	1999	1998	1997	1996

	(unaudited)

	(Dollars in thousands)

Balance Sheet Data (at end of period):

Assets:

Current assets	$659,126	$686,679	$671,168	$554,741	$402,558	$323,828	$351,813

Net Property and equipment	814,676	757,660	750,392	700,149	759,016	695,372	670,594

Other assets	348,569	383,343	363,913	408,605	433,070	528,131	575,270

Total assets	1,822,371	1,827,682	1,785,473	1,663,495	1,594,644	1,547,331	1,597,677

Liabilities:

Current liabilities	656,351	622,640	615,791	489,915	506,914	485,284	522,720

Long-term debt, less current maturities	196,520	150,240	145,578	155,168	207,906	272,760	330,148

Deferred credits and other liabilities	101,618	97,780	99,308	105,175	110,599	104,519	122,029

Deferred tax liability, net	41,959	30,768	42,856	30,768	—	—	—

Total stockholder’s equity	825,923	926,254	881,940	882,469	769,225	684,768	622,780

(a)	Reflects (i) a $35.7 million special charge related to the earlier than planned return of aircraft and severance expenses following a reduction-in-force in 2001 and (ii) a $65.1 million nonrecurring charge relating to America West’s negotiation of its AVSA, S.A.R.L. aircraft purchase agreement and writedown of certain aircraft related inventory and equipment and underutilized facilities as well as certain other adjustments in 1996. The special charges increased cost per available seat mile by .26 cents for the six months ended June 30, 2001 and .30 cents for the year ended December 31, 1996.

(b)	Includes an extraordinary loss of $1.1 million in 1996 resulting from the partial prepayment of its 10 3/4% senior unsecured Notes.

THE EXCHANGE OFFER

      This section summarizes the key elements of the exchange offer. It also summarizes key provisions of the exchange and registration rights agreement we entered into with the trustees and the initial purchasers of the outstanding certificates, which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

      Under the registration rights agreement, we agreed, at no cost to the certificateholders, to register certificates with the SEC to allow holders to freely transfer the certificates. This registration event would take one of two forms set forth below:

(1)	Exchange Offer Registration Statement. An exchange offer would allow holders to exchange the outstanding certificates for new certificates, which will have terms identical in all material respects to the outstanding certificates, except that the new certificates will not contain transfer restrictions or interest rate increases as described below and the new certificates will be available only in book-entry form.

(2)	Shelf Registration Statement. Alternatively, we agreed to register the outstanding certificates for resale through a shelf registration statement if:

(a)	any changes in law or applicable interpretations of the staff of the SEC would not permit us to effect the exchange offer,

(b)	the exchange offer is not completed within 210 days after we issued the outstanding certificates, which was May 17, 2001, or

(c)	holders who are not eligible to participate in the exchange offer request that we do so.

      If we fail to complete the exchange offer or, alternatively, to have a shelf registration statement declared effective within 210 calendar days of May 17, 2001, the annual interest rate on the equipment notes and deposits will be increased by 0.50% from the 210th day until either the exchange offer is completed, a shelf registration statement is declared effective or the date on which all of the outstanding certificates are transferable by holders (other than our affiliates or former affiliates) without further registration.

      If during any 12-month period the shelf registration statement ceases to be effective for more than 60 days, whether or not consecutive, the annual interest rate on the equipment notes and, if applicable, the deposits will be increased by 0.50% from the 61st day after the shelf registration statement ceases to be effective until the shelf registration statement again becomes effective.

The Exchange Offer

      We agreed to register new certificates with the SEC to allow holders of all outstanding certificates to exchange their certificates for the new certificates. This prospectus, together with a letter of transmittal, a copy of our Annual Report on Form 10-K for the year ended December 31, 2000 and a copy of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, is being sent to all registered holders of outstanding certificates as of           , to allow holders to exchange their outstanding certificates.

      Our Obligations to Effect an Exchange Offer:

(1)	File a registration statement to register the new certificates by September 15, 2001;

(2)	Cause the registration statement to become effective by November 14, 2001;

(3)	Keep the registration statement effective while the exchange offer is open, which must be no fewer than 30 days; and

(4)	Complete the exchange offer by December 14, 2001.

      The exchange offer will commence upon effectiveness of the registration and terminate 30 calendar days after the exchange offer commences, unless extended. We have the sole discretion to extend the exchange offer by notifying the exchange agent and mailing an announcement of the extension to the holders of outstanding certificates.

      We have the right to delay acceptance of any outstanding certificates in the exchange offer, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of outstanding certificates not previously accepted if any of the conditions set forth under “— Conditions” occur. We can also amend the terms of the exchange offer in any manner we deem advantageous to the holders of the outstanding certificates. We will notify the exchange agent as promptly as practicable in the event of any delay in acceptance, extension, termination or amendment. If the exchange offer is amended in a manner we determine is a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding certificates of the amendment. We have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

      With some exceptions, holders of outstanding certificates who do not exchange their outstanding certificates for new certificates in the exchange offer will no longer be entitled to registration rights. They will also not be able to offer or sell their outstanding certificates unless the outstanding certificates are subsequently registered with the SEC or transferred in a transaction exempt from the Securities Act of 1933 and applicable state securities laws. After the exchange offer is completed, we will not generally be required to subsequently register the outstanding certificates.

Tendering Outstanding Certificates in the Exchange Offer

      Only a holder of outstanding certificates may tender certificates in the exchange offer. The term “holder” here refers to any person in whose name outstanding certificates are registered on our books or any other person who has obtained a properly completed bond power from the registered holder. Any beneficial owner of outstanding certificates registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If a beneficial owner wants to tender on his own behalf, he must, prior to completing and executing a letter of transmittal and delivering his outstanding certificates, either make appropriate arrangements to register ownership of the outstanding certificates in his name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Subject to the conditions set forth under “— Conditions,” we will accept for exchange all outstanding certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the date the exchange offer expires. Outstanding certificates may be tendered only in integral multiples of $1,000. There is no minimum principal amount of outstanding certificates that must be tendered in order for the exchange offer to take place. The tender by a holder of outstanding certificates will constitute an agreement between the holder and the Company in accordance with the letter of transmittal.

      Upon satisfaction or waiver of all of the conditions to the exchange offer, all outstanding certificates properly tendered will be accepted and the new certificates will be issued promptly after acceptance of the outstanding certificates. The exchange agent will act as agent for the tendering holders of outstanding certificates for the purposes of receiving the new certificates and delivering new certificates to such holders. Any new certificates issued will be of the same class and for an equal face amount as the outstanding certificates tendered. For purposes of the exchange offer, outstanding certificates will be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the exchange agent.

      Requirements for Tendering Outstanding Certificates in the Exchange Offer:

(1)	Complete, sign and date the letter of transmittal or a facsimile thereof. The letter of transmittal will be mailed to registered holders with a copy of this prospectus.

(a)	Guaranteed Signatures May Be Required. Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 unless the outstanding certificates are tendered by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or for the account of an eligible guarantor institution.

(b)	Bond Powers May be Required. If the letter of transmittal is signed by a person other than the registered holder of any outstanding certificates, the outstanding certificates must be endorsed or accompanied by bond powers and a proxy that authorizes such person to tender the outstanding certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the outstanding certificates.

(c)	Fiduciaries Should Identify Themselves. If the letter of transmittal or any outstanding certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us, of their authority to so act must be submitted with the letter of transmittal.

(2)	Mail or otherwise deliver the completed letter of transmittal, and any other items noted below, to the exchange agent by 5:00 p.m., New York City time, on or before the date the exchange offer expires. No items should be sent to us.

(3)	Any of the three methods discussed below can be used to deliver the certificates representing the outstanding certificates to the exchange agent on or before the date the exchange offer expires. The method of delivery is up to the holder, who bears the risk of non-delivery.

(a)	Send the actual certificates representing the outstanding certificates to the exchange agent with the letter of transmittal. If delivery is by mail, insured registered mail is recommended.

(b)	If available, make a book-entry delivery of the outstanding certificates into the exchange agent’s account at The Depository Trust Company, or DTC. Certain brokers, dealers, commercial banks, trust companies and other nominees who hold outstanding certificates through DTC must tender their certificates in this way. Beneficial owners of outstanding certificates registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender outstanding certificates in the exchange offer.

(c)	Holders who cannot deliver their outstanding certificates or who cannot complete the procedures for delivery by book-entry transfer of the outstanding certificates on or before the date the exchange offer expires, must, in order to participate in the exchange offer, tender their outstanding certificates according to the guaranteed delivery procedures set forth below under “— Guaranteed Delivery Procedures.”

      All questions as to the validity, form, eligibility and withdrawal of the tendered outstanding certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding certificates if they are not properly tendered or are unlawful in the opinion of our counsel. Unless waived by us, any defects or irregularities in connection with tenders of outstanding certificates must be cured within such time as we determine. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

      Neither we, the exchange agent nor any other person are under any duty to notify holders of outstanding certificates of defects or irregularities regarding tenders of outstanding certificates, nor shall any of them be liable for failure to give such notification. Tenders of outstanding certificates will not be deemed to have been made until irregularities have been cured or waived. Any outstanding certificates received by the exchange agent that are not properly tendered or cured of defects or irregularities will be returned to the holder by the exchange agent, without cost to the holder, as soon as practicable following the expiration of the exchange offer.

      In addition, we reserve the right to purchase or make offers for any outstanding certificates that remain outstanding after the exchange offer expires, to terminate the exchange offer, and to purchase outstanding certificates in the open market if permitted by applicable law. The terms of any purchase or offer by us could differ from the terms of the exchange offer.

Book-Entry Transfer

      For purposes of the exchange offer, the exchange agent will establish an account relating to the outstanding certificates at DTC within two business days after the date of this prospectus. Any tendering financial institution that is a participant in DTC’s book-entry transfer facility system must make a book-entry delivery of the outstanding certificates by causing DTC to transfer such certificates into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program, or ATOP, procedures for transfers. Any holder of outstanding certificates using ATOP should transmit its acceptance to DTC on or prior to the expiration of the exchange offer or comply with the guaranteed delivery procedures described below. DTC will verify the acceptance of outstanding certificates, execute a book-entry transfer of the tendered outstanding certificates into the exchange agent’s account at DTC and then send to the exchange agent confirmation of the book-entry transfer, including an agent’s message confirming that DTC has received an express acknowledgment from the holder that the holder has received and agrees to be bound by the letter of transmittal and that we and the relevant trust may enforce the letter of transmittal against such holder.

Guaranteed Delivery Procedures

      A registered holder may use the procedures described below if:

•	the holder desires to tender certificates but the certificates are not immediately available;

•	the holder’s outstanding certificates will not reach the exchange agent before the expiration of the exchange offer; or

•	the procedures for book entry transfer cannot be completed on a timely basis.

      This procedure can only be handled by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934. Prior to the expiration of the exchange offer, we must receive from one of these eligible institutions a properly completed and duly executed letter of transmittal or a facsimile thereof and a notice of guaranteed delivery, substantially in the form provided, by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must identify the name and address of the holder of outstanding certificates, the amount of certificates tendered and a statement guaranteeing that within three trading days of the execution of the notice, the certificates for all tendered outstanding certificates or a book-entry confirmation will be deposited by the eligible institution with the exchange agent. Actual delivery of the outstanding certificates or a book-entry confirmation within the three-day period is required.

Withdrawal of Tenders

      Tenders of outstanding certificates may be withdrawn by a holder at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires by notifying the exchange agent in writing. A notice of withdrawal must specify the name of the person having tendered the outstanding certificates to be withdrawn, identify the certificates to be withdrawn including the principal amount of the certificates, and if the certificates were transmitted, specify the name in which the outstanding certificates are registered, if different from that of the withdrawing holder. If certificates were delivered to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal. The signatures on the notice of withdrawal must be guaranteed by an eligible institution unless the holder is an eligible institution. If outstanding certificates were tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn certificates and otherwise comply with the procedures of such facility.

      We will have final and binding authority to determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any outstanding certificates so withdrawn will be deemed not to have been validly tendered for exchange. Any outstanding certificates tendered for exchange but which were not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal. Outstanding certificates which were tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility will be credited to an account maintained with the book-entry transfer facility for the outstanding certificates as soon as practicable after withdrawal. Properly withdrawn certificates may be retendered following the procedures described above at any time on or prior to the date the exchange offer expires.

Conditions

      We may terminate or amend the exchange offer before the acceptance of outstanding certificates if we determine that we are not permitted to effect the exchange offer because of any change in law or applicable interpretations thereof by the SEC. In addition, we will not knowingly accept tenders of outstanding certificates from our “affiliates,” within the meaning of Rule 405 under the Securities Act of 1933, or from any other holder who is not eligible to participate in the exchange offer under applicable law or interpretations by the SEC. We will also not accept tenders if the new certificates to be received by the holder in the exchange offer would not be tradable by the holder without restriction under the Securities Act of 1933 and the Securities Exchange Act of 1934 and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the United States.

Exchange Agent

      Wilmington Trust Company, as trustee, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail: Wilmington Trust Company, as Exchange Agent P.O. Box 8861 Corporate Trust Operations Wilmington, Delaware 19899-8861 Attention: Aubrey Rosa	By Hand or Overnight Delivery:
Wilmington Trust Company, as Exchange Agent
Rodney Square North
1105 North Market Street, 1st Floor
Wilmington, Delaware 19890
Attention: Corporate Trust Operations — America West 2001-1 Exchange Offer
Facsimile Transmission: (302) 651-1079 Confirm by Telephone: (302) 651-1562

Transferability of New Certificates

      Based on interpretations by the staff of the SEC, we believe that most holders of new certificates will be able to transfer the new certificates without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933. We expect this to be the case as long as the new certificates are acquired in the ordinary course of the holders’ business and the holders are not engaged in, and do not intend to engage in, a distribution of the new certificates and have no arrangement with any person to participate in a distribution of the new certificates. Broker-dealers who acquired outstanding certificates directly from the trustee for resale under an exemption under the Securities Act of 1933, or any holder that is our “affiliate,” as defined in Rule 405 of the Securities Act of 1933, must comply with the registration and prospectus delivery requirements of the Securities Act of 1933.

      The SEC staff interpretations relied on are set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993).

      Other than broker-dealers and affiliates, holders who wish to tender their outstanding certificates in the exchange offer will be required to make the following representations to us in the letter of transmittal.

      Representations Required by Holders to Tender Outstanding Certificates in Exchange Offer:

(1)	The holder is not our affiliate or a broker-dealer tendering outstanding certificates acquired directly from us for its own account;

(2)	The holder will acquire the new certificates in the ordinary course of its business; and

(3)	The holder is not engaged in, and does not intend to engage in, a distribution of the new certificates and has no arrangement or understanding to participate in a distribution of the new certificates.

      Each broker-dealer that receives new certificates for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new certificates. By so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus (together with copies of our Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001), as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new certificates where the broker-dealer acquired the exchanged certificates as a result of market-making activities or other trading activities. We agree to make copies of this prospectus (together with copies of our Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001) available to broker-dealers for 180 days after the exchange offer expires.

Alternative Use of Shelf-Registration Statement

      If changes in the law or other circumstances do not allow us to effect the exchange offer, we will file a shelf registration statement to allow resales of the outstanding certificates.

      Our Obligations if the Shelf Registration Statement Alternative is Pursued:

(1)	File with the SEC as soon as practicable a shelf registration statement covering resales of the outstanding certificates;

(2)	Use our best efforts to have the shelf registration statement declared effective within 180 calendar days of May 17, 2001; and

(3)	Use our best efforts to keep the shelf registration statement effective for two years after it is declared effective, or a shorter period if all of the outstanding certificates covered by the shelf registration statement have been sold or are freely transferable under Rule 144 of the Securities Act of 1933.

Fees and Expenses

      We will pay the expenses of soliciting tenders in the exchange offer. The principal solicitation for tenders is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by officers and regular employees of ours. We will pay other expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

      We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the outstanding certificates, and in handling or forwarding tenders for exchange.

      We will pay all transfer taxes, if any, applicable to the exchange of outstanding certificates in the exchange offer. Certain other transfer taxes may be imposed on the tendering holder unless satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal.

REMAINING PROSPECTUS DISCLOSURE

      The remaining sections of this prospectus identify in greater detail the material terms of the agreements that apply to the pass through certificates and our acquisition of fourteen aircraft with the proceeds from the sale of the certificates. The following sections are summaries only and may not contain all of the information you may consider important in deciding whether to exchange, acquire or transfer certificates.

      The references to section numbers in parentheses in the following sections refer you to the relevant section of the agreement governing the terms described. This will help you to locate the precise legal language governing the terms we describe. Unless otherwise noted, the section references are to the pass through trust agreements.

      We have minimized the use of defined terms in the remainder of this prospectus. However, in order to ensure the accuracy of our disclosure, some terms remain capitalized or are referenced in quotes. You can find a definition of these terms in the “Glossary of Terms” in Appendix I of this prospectus.

THE PARTIES

Initial Purchasers	Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc., and Tokyo-Mitsubishi International plc

Exchange Agent Trustee Subordination Agent Paying Agent Loan Trustee	Wilmington Trust Company

Depositary	Citibank, N.A.

Liquidity Provider	Westdeutsche Landesbank Girozentrale, acting through its New York branch

Policy Provider	Ambac Assurance Corporation

Appraisal Firms	Aircraft Information Services, Inc., AvSolutions, Inc. and Morten Beyer and Agnew, Inc.

THE FINANCING AGREEMENTS

      Every financing agreement summarized in this prospectus was filed as an exhibit to the registration statement of which this prospectus is a part. Below is a list of each financing agreement and a brief description of the purpose of the agreement in the transaction described in this prospectus. You should read these agreements to get a complete understanding of the transaction. Upon request, copies of these agreements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to Wilmington Trust Company, as trustee. See also “Available Information” at the front of this prospectus to find other ways you can obtain copies of these agreements.

Pass Through Trust Agreements	These agreements between us and Wilmington Trust Company, as trustee, relate to the formation of the pass through trusts that issue the certificates and that hold the equipment notes that generate the cash flow to make payments on the certificates. Separate agreements exist for the Class G trust, the Class C trust and the Class D trust.

Revolving Credit Agreements	These agreements govern the liquidity facilities provided by Westdeutsche Landesbank Girozentrale, acting through its New York branch, as liquidity provider, to cover up to three semiannual interest payments. Separate agreements exist for the Class G and Class C certificates. No such agreement exists for the Class D certificates.

Intercreditor Agreement	This agreement governs the priority of distribution of payments to certificateholders and the rights of the various parties to control remedies and alterations to the financing agreements.

Deposit Agreements	These agreements govern the deposit of the proceeds from the sale of the outstanding certificates and the management of the funds deposited prior to the application of the proceeds to finance the aircraft. Separate agreements exist for the deposits made from the sale of Class G certificates, Class C certificates and Class D certificates.

Escrow and Paying Agent Agreements	These agreements govern the holding of the proceeds deposited under the deposit agreements for the benefit of the certificateholders and the ability of the trustee of each pass through trust to withdraw these deposits to purchase equipment notes. Separate agreements exist for the Class G trust, the Class C trust and the Class D trust.

Insurance and Indemnity Agreement	This agreement governs the certificate guaranty insurance policy provided by Ambac Assurance Corporation, the policy provider, to support the payments on the Class G certificates.

Note Purchase Agreement	This agreement governs the terms of the purchase of equipment notes by the trustees to finance each aircraft.

DESCRIPTION OF THE NEW CERTIFICATES

General

      Once registered with the SEC, new certificates will be issued by the relevant pass-through trusts. A separate pass through trust agreement governs the issuance of each class of new certificates. Holders of outstanding certificates will then be able to exchange their outstanding certificates for these new certificates until the expiration of the exchange offer.

      The terms and conditions governing each of the trusts are substantially the same, except as described under “— Subordination” below and except that the principal amount and scheduled principal repayments of the equipment notes held by each trust and the interest rate and maturity date of the equipment notes held by each trust will differ.

      However, the financial terms of the new Class G certificates will be the same as the outstanding Class G certificates, the financial terms of the new Class C certificates will be the same as the financial terms of the outstanding Class C certificates, and the financial terms of the new Class D certificates will be the same as the financial terms of the outstanding Class D certificates.

Certificates Represent an Ownership Interest in the Corresponding Trust

      Each new certificate will represent a fractional undivided interest in the trust property of the trust that issued that class of certificates. (Section 3.01) The trust property of each trust consists of the items listed below:

      Trust Property for Each Trust

(1)	equipment notes acquired under the note purchase agreement and issued, at our election, in connection with the financing of each aircraft during the delivery period, either (a) on a non-recourse basis by an owner trustee in each separate leveraged lease transaction with respect to each leased aircraft to finance the purchase of that leased aircraft by the owner trustee, in which case the applicable leased aircraft will be leased to us, or (b) on a recourse basis by us in connection with each separate secured loan transaction with respect to each owned aircraft to finance the purchase of that owned aircraft by us;

(2)	the rights of that trust to acquire equipment notes of the series relating to that trust under the note purchase agreement;

(3)	the rights of that trust under the applicable escrow agreement, including the right to request the escrow agent to withdraw from the depositary funds sufficient to enable that trust to purchase equipment notes on the delivery of each aircraft during the delivery period;

(4)	the rights of that trust under the intercreditor agreement, including any funds received under the intercreditor agreement for the benefit of that trust;

(5)	with respect to the Class G and Class C trusts, all funds received under the liquidity facility for that trust;

(6)	with respect to the Class G trust, all funds received under the certificate guaranty insurance policy; and

(7)	funds from time to time deposited with the trustee in accounts relating to that trust.

      All payments and distributions made relating to a certificate will be made only from the trust property of the trust that issued the certificate. (Section 3.11) The certificates do not represent an interest in or obligation of us, the trustees, any of the loan trustees or owner trustees in their individual capacities, or any owner participant or their affiliates. Accordingly, the holders of the certificates must look to the trust property of the trust that issued the certificates for receipt of expected cash flows which, generally speaking on an ongoing basis, means the payments of principal of and interest on the equipment notes held on behalf of that trust.

      Certificateholders of a trust have rights relating to any deposits made from the proceeds of the sale of the certificates issued by that trust. These rights stem from escrow receipts that are affixed to each certificate. When certificates are transferred, the rights relating to the deposits are transferred to the new holder. A certificateholder’s rights under the escrow receipts are not trust property of the trusts.

Subordination

      The intercreditor agreement sets forth terms and conditions of the distribution of payments, including payments received by the subordination agent in respect of equipment notes. Distributions on the Class G certificates will be made prior to distributions on the Class C certificates. Distributions on the Class C certificates will be made prior to distributions on the Class D certificates. Distributions on all classes of certificates may be subordinate to other payment obligations, including payments to the liquidity provider and policy provider. For a more detailed description of the priority of payments, see “Description of the Intercreditor Agreement — Priority of Distributions.”

Payments and Distributions

      The following description of distributions on the certificates should be read together with the description of the intercreditor agreement because the intercreditor agreement may change the effect of the following provisions in the event of a default.

      Scheduled payments of interest on the deposits and of interest or principal on the equipment notes will be paid to certificateholders on regular distribution dates.

      Payments of Interest

      The holders of the Class G certificates will receive interest accruing on both the deposits corresponding to the Class G trust and any Series G equipment notes purchased by the Class G trust at an annual rate of 7.10%. The holders of the Class C certificates will receive interest accruing on both the deposits corresponding to the Class C trust and any Series C equipment notes purchased by the Class C trust at an annual rate of 8.37%. The holders of the Class D certificates will receive interest accruing on both the deposits corresponding to the Class D trust and any Series D equipment notes purchased by the Class D trust at a variable rate of Six-Month LIBOR plus 3.20% for each applicable interest period. The certificates are referred to as pass through certificates because the payments on the deposits and equipment notes are “passed through” to the certificateholders.

      Interest will be payable on April 2 and October 2 of each year, commencing on October 2, 2001 (or, in the case of equipment notes issued after that date, commencing on or after the first of these dates to occur after initial issuance of the equipment notes). The interest payments will be distributed to certificateholders of a trust on each of these dates until the final distribution date for that trust, except that payments on the equipment notes may be changed as provided in the intercreditor agreement. Interest on the Series G and Series C equipment notes is calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Series D equipment notes is calculated on the basis of a 360-day year and the actual number of days elapsed.

      Westdeutsche Landesbank Girozentrale, acting through its New York branch, the liquidity provider, is providing a separate liquidity facility for each of the Class G and Class C certificates in an aggregate amount sufficient to pay interest on the certificates at the applicable interest rate for up to three successive regular distribution dates. A separate liquidity facility was entered into with the Class G trust and the Class C trust. Holders of Class G certificates will only receive drawings under the liquidity facility for the Class G trust and holders of Class C certificates will only receive drawings under the liquidity facility for the Class C trust. There is no liquidity facility for the Class D trust. For a more detailed description of the terms and limitations of the liquidity facilities, see “Description of the Liquidity Facilities.”

      Payments of interest on the Class G certificates are also supported by a certificate guaranty insurance policy issued by Ambac Assurance Corporation, the policy provider. The payments under the policy will be made only after use of any available funds under the liquidity facility for the Class G trust and the use of any available funds in a cash collateral account previously funded from that liquidity facility. For a more detailed description of the terms and limitations of the policy, see “Description of the Policy and the Policy Provider Agreement.”

   Payments of Principal

      Payments of principal of the equipment notes held in a trust are scheduled to be received by the trustee on April 2 and October 2 in certain years depending upon the terms of the equipment notes held in the trust, commencing on or after October 2, 2001. The final legal distribution date for the Class G certificates is October 2, 2022. The final legal distribution date for the Class C certificates is October 2, 2008. The final legal distribution date for the Class D certificate is October 2, 2005.

      Payment of principal of the Class G certificates on the final legal distribution date and, in some limited circumstances earlier, will be supported by a certificate guaranty insurance policy provided by Ambac Assurance Corporation, the policy provider. See “Description of the Policy and the Policy Provider Agreement — The Policy.”

   Distribution of Scheduled Payments

      On each regular distribution date, the paying agent distributes to certificateholders any scheduled payments of interest on the deposits relating to the applicable trust. Also on each regular distribution date, the trustee distributes to certificateholders any scheduled payments of principal of, and interest on, the equipment notes held in each trust. Each certificateholder of each trust will be entitled to receive its proportionate share of any distribution of scheduled payments of interest on the deposits relating to that trust and, subject to the intercreditor agreement, of principal or interest on equipment notes held on behalf of that trust. Each distribution of scheduled payments will generally be made by the applicable paying agent or trustee to the certificateholders of record of the relevant trust on the record date applicable to that scheduled payment subject to certain exceptions. (Sections 4.01 and 4.02, and Section 2.03 of the Escrow Agreement) If a scheduled payment is not received by the applicable paying agent or trustee on a regular distribution date but is received within five days of the regular distribution date, it will be distributed to the holders of record on the date received. If it is received after the five-day period, it will be treated as a special payment and distributed as described below.

   Distribution of Special Payments and Certain Policy Drawings

      A trustee may receive from time to time payments of principal of, and interest and premium on, the equipment notes or other trust property on dates other than scheduled payment dates. These special payments may occur if the equipment notes owned by the trust are sold or redeemed early, in which case the payments will be distributed on the date of the early redemption or purchase, or if scheduled payments are more than five days late, in which case the payments will be distributed on the business day specified in a notice delivered by the relevant trustee as soon as practicable after the trustee has received the funds for that special payment. The term “special payment” also refers to any unused deposits distributed after the delivery period termination date or the occurrence of a Triggering Event, together with accrued and unpaid interest and a premium that we pay. These unused deposits will be scheduled to be distributed on a date 35 days after the escrow agent has given notice to the depositary of the event requiring the distribution unless that date is within ten days before or after a regular distribution date, in which case the special payment will be made on that regular distribution date.

      The paying agent, in the case of unused deposits, or otherwise each trustee will mail a notice to the certificateholders of the applicable trust to inform them of the scheduled special distribution date, the record date, the amount of the special payment and the reason for the special payment. This notice will be mailed at least 20 days before the scheduled distribution of the special payment in the case of a redemption or purchase of the equipment notes held in the related trust, any distribution of unused deposits or the occurrence of a Triggering Event. In the case of any other special payment, the notice will be mailed as soon as practicable after the trustee has confirmed that it has received funds for the special payment. (Section 4.02(c) and Section 2.06 of the Escrow Agreement) Each distribution of a special payment, other than a final distribution, will be made by the paying agent or trustee, whichever is applicable, to the certificateholders of record of the applicable trust on the record date for that special payment. (Section 4.02(b) and Section 2.06 of the Escrow Agreement) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption” for a description of the effect of an indenture event of default or redemption on these payments.

      In the case of the distribution of proceeds from any “No Proceeds Drawing” or “Avoidance Drawing” as described in “Description of the Policy and the Policy Provider Agreement — The Policy,” the Class G trustee will mail a notice to the certificateholders of the Class G trust stating the scheduled special distribution date, the related record date, the amount of the distribution and the reason for the distribution. This notice will be mailed at least 20 days before the date these proceeds are scheduled to be distributed. Each of these distributions will be made by the Class G trustee to the certificateholders of record of the Class G trust on the record date applicable to that distribution. (Section 4.02(c))

   Maintenance of Accounts

      Each pass through trust agreement requires that the trustee establish and maintain, for the benefit of the certificateholders of the related trust, one or more non-interest bearing accounts into which the trustee is to deposit payments representing scheduled payments received by the trustee. The trustee is also required to establish and maintain, for the benefit of the certificateholders of the related trust, one or more accounts for the deposit of special payments received by the trustee. These special payment accounts will be non-interest bearing except the trustee may invest amounts in the account in permitted investments to the extent practicable. The trustee is required to deposit any payments it receives into the appropriate account. (Section 4.01) All amounts so deposited will be distributed by the trustee on a regular distribution date or a special distribution date, as appropriate. (Section 4.02)

      Each escrow agreement requires that the paying agent establish and maintain, for the benefit of the holders of receipts relating to the deposits, one or more non-interest bearing accounts. The paying agent is required to deposit interest on the deposits in the appropriate account. All amounts so deposited will be distributed by the paying agent on a regular distribution date or special distribution date, as appropriate.

  Final Distribution

      The final distribution for each trust will be made only upon presentation and surrender of the certificates for that trust at the office or agency of the trustee specified in the notice of the final distribution given by the trustee. The trustee will mail the notice of the final distribution to the certificateholders of that trust, specifying the date for the final distribution and the amount of the distribution. (Section 11.01) See “Termination of the Trusts” below for a more detailed description. Distributions relating to certificates issued in global form will be made as described in “Book Entry; Delivery and Form” below.

   Weekend or Holiday Distribution Date

      If any regular distribution date or special distribution date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Phoenix, Arizona, Wilmington, Delaware, or Hartford, Connecticut, distributions scheduled to be made on that regular distribution date or special distribution date will be made on the next business day without additional interest.

Pool Factors

  Pool Balance

      The “Pool Balance” as of any distribution date represents the portion of the original aggregate face amount of the certificates issued by a particular trust that has not been distributed to certificateholders of that trust, other than payments of interest or premium or reimbursement of costs and expenses. It will be computed after giving effect to any distribution to applicable certificateholders to be made on that date. (Section 1.01)

  Pool Factor

      The “Pool Factor” for any trust represents the quotient, rounded to the seventh decimal place, obtained by dividing the Pool Balance by the original aggregate face amount of certificates issued by that trust. The Pool Factor as of any distribution date will be computed after giving effect to any special distribution of unused deposits, payment of principal of the equipment notes or payment of other trust property held in that trust to be made on that date. (Section 1.01) The Pool Factor for each trust was 1.0000000 when the outstanding certificates were initially issued and will decline as the Pool Balance of that trust is reduced. The amount of a certificateholder’s proportionate share of the Pool Balance of a trust can be determined by multiplying the par value of the holder’s certificate of that trust by the Pool Factor for that trust as of the applicable distribution date. Notice of the Pool Factor and the Pool Balance for each trust will be mailed to certificateholders of that trust on each distribution date. (Section 4.03)

   Aggregate Principal Amortization Schedule

      The following table shows an assumed amortization schedule for the equipment notes held in each trust and resulting Pool Factors for that trust. The actual aggregate principal amortization schedule applicable to a trust and the resulting Pool Factors may differ from those set forth below. As these amortization schedules are subject to change if the assumptions on which they are based do not hold true, we are not contractually obligated to comply with them. However, the amortization schedule for the equipment notes issued relating to an aircraft must comply with the Mandatory Economic Terms for the financing of an aircraft.

      The following table assumes the following:

•	that each aircraft will be delivered in the scheduled month;

•	that the trusts purchase equipment notes in the Maximum Principal Amount for all aircraft;

•	that no early redemption or purchase of equipment notes occurs;

•	that no default occurs in the payment of principal or interest on the equipment notes;

•	that no Triggering Event occurs; and

•	that there is no drawing under the certificate guaranty insurance policy, other than in respect of interest on the certificates.

•	If any of these assumptions do not occur, the assumed amortization schedule below will differ.

	2001-1G Trust		2001-1C Trust		2001-1D Trust
	Equipment		Equipment		Equipment
	Notes		Notes		Notes
	Scheduled	2001-1G Trust	Scheduled	2001-1C Trust	Scheduled	2001-1D Trust
Regular	Payments of	Expected Pool	Payments of	Expected Pool	Payments of	Expected Pool
Distribution Date	Principal	Factor	Principal	Factor	Principal	Factor

October 2, 2001	$1,867,092.00	0.9942576	$2,595,002.24	0.9544904	$0.00	1.0000000

April 2, 2002	3,691,735.52	0.9829034	1,755,144.00	0.9237099	3,140,000.00	0.9302222

October 2, 2002	17,892,441.08	0.9278740	390,672.40	0.9168584	4,528,400.00	0.8295911

April 2, 2003	2,811,970.50	0.9192256	131,340.30	0.9145550	4,800,104.00	0.7229221

October 2, 2003	6,450,964.20	0.8993852	4,386,452.63	0.8376280	5,088,110.24	0.6098530

April 2, 2004	2,811,970.50	0.8907368	4,957,115.01	0.7506931	5,393,396.85	0.4899998

October 2, 2004	6,450,964.20	0.8708964	7,062,596.00	0.6268336	5,717,000.67	0.3629553

April 2, 2005	2,811,970.50	0.8622480	2,064,346.07	0.5906303	6,060,020.71	0.2282882

October 2, 2005	6,450,964.20	0.8424076	11,404,268.00	0.3906291	10,272,967.53	0.0000000

April 2, 2006	9,262,934.70	0.8139188	11,404,268.00	0.1906279	0.00	0.0000000

October 2, 2006	0.00	0.8139188	4,341,672.00	0.1144863	0.00	0.0000000

April 2, 2007	4,882,887.90	0.7989011	6,528,123.35	0.0000000	0.00	0.0000000

	2001-1G Trust		2001-1C Trust		2001-1D Trust
	Equipment		Equipment		Equipment
	Notes		Notes		Notes
	Scheduled	2001-1G Trust	Scheduled	2001-1C Trust	Scheduled	2001-1D Trust
Regular	Payments of	Expected Pool	Payments of	Expected Pool	Payments of	Expected Pool
Distribution Date	Principal	Factor	Principal	Factor	Principal	Factor

October 2, 2007	4,380,046.80	0.7854300	0.00	0.0000000	0.00	0.0000000

April 2, 2008	2,811,970.50	0.7767816	0.00	0.0000000	0.00	0.0000000

October 2, 2008	7,906,500.60	0.7524646	0.00	0.0000000	0.00	0.0000000

April 2, 2009	1,356,434.10	0.7482928	0.00	0.0000000	0.00	0.0000000

October 2, 2009	6,450,964.20	0.7284524	0.00	0.0000000	0.00	0.0000000

April 2, 2010	9,864,878.10	0.6981122	0.00	0.0000000	0.00	0.0000000

October 2, 2010	14,045,772.80	0.6549135	0.00	0.0000000	0.00	0.0000000

April 2, 2011	14,780,412.50	0.6094553	0.00	0.0000000	0.00	0.0000000

October 2, 2011	2,062,956.80	0.6031105	0.00	0.0000000	0.00	0.0000000

April 2, 2012	2,062,956.80	0.5967658	0.00	0.0000000	0.00	0.0000000

October 2, 2012	15,970,553.77	0.5476472	0.00	0.0000000	0.00	0.0000000

October 2, 2013	4,217,638.06	0.5346756	0.00	0.0000000	0.00	0.0000000

April 2, 2014	4,769,856.95	0.5200055	0.00	0.0000000	0.00	0.0000000

October 2, 2014	11,281,926.69	0.4853072	0.00	0.0000000	0.00	0.0000000

April 2, 2015	11,965,664.00	0.4485060	0.00	0.0000000	0.00	0.0000000

October 2, 2015	14,045,772.80	0.4053072	0.00	0.0000000	0.00	0.0000000

April 2, 2016	23,948,480.00	0.3316520	0.00	0.0000000	0.00	0.0000000

April 2, 2017	9,902,707.20	0.3011955	0.00	0.0000000	0.00	0.0000000

October 2, 2017	11,965,664.00	0.2643943	0.00	0.0000000	0.00	0.0000000

April 2, 2018	11,965,664.00	0.2275930	0.00	0.0000000	0.00	0.0000000

April 2, 2019	9,902,707.20	0.1971366	0.00	0.0000000	0.00	0.0000000

October 2, 2019	19,950,389.85	0.1357778	0.00	0.0000000	0.00	0.0000000

April 2, 2020	14,216,144.09	0.0920550	0.00	0.0000000	0.00	0.0000000

October 2, 2020	16,108,729.60	0.0425115	0.00	0.0000000	0.00	0.0000000

April 2, 2021	13,822,313.29	0.0000000	0.00	0.0000000	0.00	0.0000000

      If there occurs (1) any change in the scheduled repayments or (2) any redemption, purchase, default or special distribution, the Pool Factors and Pool Balances of each trust so affected will be recomputed and certificateholders of the affected trust will be notified promptly after the delivery period termination date in the case of clause (1) and promptly after the occurrence of any event described in clause (2).

Reports To Certificateholders

      On each distribution date, the applicable trustee will include a report with each distribution of a scheduled payment or special payment to certificateholders. The report will set forth the following information (per $1,000 aggregate principal amount of certificates for each trust, as to (2), (3), (4) and (5) below):

(1)	the aggregate amount of funds distributed on that distribution date, indicating the amount allocable to each source including any portion paid by the liquidity provider and/or the policy provider;

(2)	the amount of the distribution allocable to principal and the amount allocable to Break Amount, if any, and premium (including any premium we pay with respect to unused deposits), if any;

(3)	the amount of the distribution under the pass through trust agreement allocable to interest;

(4)	the amount of the distribution under the escrow agreement allocable to interest;

(5)	the amount of the distribution under the escrow agreement allocable to unused deposits, if any; and

(6)	the Pool Balance and Pool Factor for the trust after taking the distribution into account. (Section 4.03)

      As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the applicable trustee will request from DTC a securities position listing containing the names of all DTC participants reflected on DTC’s books as holding interests in the certificates on that record date. On each distribution date, the applicable paying agent and trustee will mail to each such DTC participant the statement described above and will make available additional copies as requested by the DTC participant for forwarding to certificateholders. (Section 4.03(a))

      After the end of each calendar year, the applicable trustee will prepare a report for each certificateholder at any time during the preceding calendar year containing the sum of the distributions listed in clauses (1), (2), (3), (4) and (5) above relating to the trust for that calendar year. If that person was a certificateholder during only a portion of that calendar year, the report will contain information for only the applicable portion of that calendar year. The trustee will also prepare any other items that are readily available to the trustee and which a certificateholder may reasonably request to prepare its U.S. federal income tax returns. (Section 4.03(b)) The reports and other items described in this section will be prepared based on information supplied to the trustee by DTC participants and will be delivered by the trustee to DTC participants to be available for forwarding by DTC participants to owners of beneficial interests in the certificates in the manner described above. (Section 4.03(b))

      If the certificates are issued in the form of physical certificates, the applicable trustee will prepare and deliver the information described above to each record holder of a certificate issued by that trust as the name appears on the records of the registrar of the certificates.

      The applicable paying agent will include with each distribution to certificateholders any notice required to be furnished by the relevant trustee under the pass-through trust agreement to the extent that notice is furnished to the paying agent by the relevant trustee.

Indenture Events of Default and Certain Rights Upon An Indenture Event of Default

      An event of default under an indenture could result in certificateholders receiving less than the full expected distribution of principal of and interest and premium on the equipment notes held by the pass through trust that issued the certificates they own. A list of indenture events of default can be found under “Description of Equipment Notes — Indenture Events of Default; Notice and Waiver.” An event of default under an indenture relating to a leased aircraft will include an event of default under the related lease. Since the equipment notes issued under an indenture may be held in more than one trust, a continuing event of default under that indenture would affect the relevant equipment notes held by each trust holding those equipment notes. There are no cross-default provisions in the indentures or in the leases (unless, in the case of a lease, otherwise agreed between us and the relevant owner participant). This means that events resulting in an event of default under any particular indenture may or may not result in an event of default under any other indenture, and an event of default under any particular lease may or may not constitute a event of default under any other lease. If an event of default occurs in fewer than all of the indentures, remedies may be exercised only against the aircraft subject to the indentures under which an event of default has occurred while payments of principal and interest on the equipment notes issued under indentures under which an event of default has not occurred will continue to be made as originally scheduled. This lack of a cross-default could therefore result in partial redemptions of the certificates and could exacerbate the risks to the holders of the Class C and Class D certificates described in “Risk Factors Relating to the Certificates — The holders of junior classes of certificates may not receive the full amount of payments that they are due to receive because their right to payments on the related series of equipment notes is subordinate to the senior classes of certificates.”

      Right to Cure

      With respect to each leased aircraft, the applicable owner trustee and owner participant will, under the related leased aircraft indenture, have the right under certain circumstances to cure an indenture event of default that results from the occurrence of a event of default under the related lease. If the owner trustee or the owner participant exercises any such cure right, the indenture event of default will be deemed to have been cured.

      Resignation of Trustee In the Event of a Conflict of Interest

      If the same institution acts as trustee of multiple trusts, the trustee could be faced with a potential conflict of interest upon an indenture event of default. In this event, the trustee has indicated that it would resign as trustee of one or all of the trusts and one or more successor trustees would be appointed as replacements. Wilmington Trust Company is the initial trustee under each trust.

      Consequence of Continuing Indenture Event of Default

      If any event of default under any indenture occurs and is continuing, the Controlling Party may direct the loan trustee to accelerate the equipment notes issued under that indenture and thereafter direct the loan trustee in the exercise of remedies under that indenture and may direct the holder of the equipment notes to sell the equipment notes issued under that indenture. The holder of the equipment notes is the subordination agent, acting on behalf of the respective trusts; the equipment notes are issued in the name of the subordination agent in order to properly effect the subordination provisions of the intercreditor agreement. See “Description of Intercreditor Agreement — Intercreditor Rights — Sale of Equipment Notes and Aircraft” for a more detailed description of the Controlling Party and its rights.

      The proceeds of the sale of equipment notes will be distributed pursuant to the provisions of the intercreditor agreement. Any such proceeds will be deposited in the applicable special payments account and distributed to the holders of the applicable trust on a special distribution date. (Sections 4.01 and 4.02) The market for equipment notes when an indenture event of default exists may be very limited and the price is uncertain. If the equipment notes are sold for less than their outstanding principal amount, the Class D certificateholders and/or the Class C certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any liquidity provider, the policy provider, any owner trustee, any owner participant or any trustee.

      Following an indenture event of default, all payments received by the trustee or with respect to equipment notes issued under the applicable indenture, other than scheduled payments received on a regular distribution date, will be treated as special payments and deposited in a special payments account. All amounts deposited in the special payments and deposited in a special payments account will be distributed to the certificateholders on a special distribution date. In addition, if the applicable owner participant or owner trustee exercises its option to redeem or purchase the outstanding equipment notes issued under the applicable indenture, the proceeds from that redemption or purchase will be deposited in the special payments account for the applicable trust. These amounts will then be distributed to the certificateholders on a special distribution date. (Sections 4.01 and 4.02).

      Any funds held in the special payments account for a trust will, to the extent practicable, be invested and reinvested by the trustee of that trust in permitted investments pending the distribution of those funds on a special distribution date. (Section 4.04) These permitted investments include obligations of the United States or its agencies or instrumentalities in which the full faith and credit of the United States is pledged and which mature in not more than 60 days or a lesser time as may be required for the distribution of the funds on a special distribution date. (Section 1.01)

      Notice to Certificateholders of Default

      Each pass through trust agreement provides that the trustee of the related trust will, within 90 days after the occurrence of any default, give notice to the certificateholders of that trust of all uncured or unwaived defaults known to it relating to that trust. However, in the case of default in a payment of principal, Break Amount, if any, premium, if any, or interest on any of the equipment notes held in a trust, the applicable trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interests of the certificateholders. (Section 7.02) The term “default” as used in this paragraph only means the occurrence of an indenture event of default relating to equipment notes held by the trust as described above, except that in determining whether any indenture event of default has occurred, any related grace period or notice will be disregarded.

      Trustee Entitled to Security or Indemnity

      Each pass through trust agreement requires the trustee to act with a specified standard of care while an indenture event of default is continuing. In addition, each pass through trust agreement contains a provision entitling the trustee to be offered reasonable security or indemnity by the certificateholders of that trust against costs, expenses and liabilities before proceeding to exercise any right or power under the pass through trust agreement at the request of those certificateholders. (Section 7.03(e)) While the type of security or indemnity will depend upon the nature of the certificateholders’ request, the trustee is likely to seek an explicit agreement of the certificateholders to indemnify it for the specified actions requested to be taken and payment of the various fees and expenses it may incur in complying with the request.

      Rights of Certificateholders

      Subject to qualifications in the pass through trust agreements and the applicable intercreditor agreement, the certificateholders of each trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in that trust will have certain rights. These rights include the ability to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee, including any right of the trustee as Controlling Party under the intercreditor agreement or as holder of the equipment notes. (Section 6.04)

      In some cases, the holders of the certificates of a trust evidencing fractional undivided interests aggregating not less than a majority in interest of that trust may waive any past “event of default” under that trust or may direct the trustee or loan trustee to waive any past indenture event of default and its consequences. Some defaults, however, may not be waived.

      Defaults That May Not Be Waived

      The following defaults may not be waived:

(1)	a default in the deposit of any scheduled payment or special payment or in the distribution thereof;

(2)	a default in payment of the principal, Break Amount, if any, premium, if any, or interest with respect to any of the equipment notes; and

(3)	a default in respect of any covenant or provision of the related pass through trust agreement that cannot be modified or amended without the consent of each affected certificateholder of the trust. (Section 6.05)

      Each indenture will provide that, with some exceptions, the holders of the majority in aggregate unpaid principal amount of the equipment notes issued under that indenture may, on behalf of all holders, waive any past default or indenture event of default. Notwithstanding these provisions of the indentures, under the intercreditor agreement only the Controlling Party will be entitled to waive any past default or indenture event of default.

Purchase Rights of Certificateholders

      Upon the occurrence and during the continuation of a Triggering Event, with ten days’ written notice to the trustee and to each certificateholder of the same class, the Class C certificateholders will have the right within 180 days to purchase all, but not less than all, of the Class G certificates and the Class D certificateholders will have the right within 180 days to purchase all, but not less than all, of the Class G and Class C certificates. Whether or not this right is exercised, the policy provider will thereafter have the right to purchase all, but not less than all, of the Class G certificates.

      In each case where the certificateholders of the junior classes of certificates, or the policy provider, exercise their right to purchase the senior classes of certificates, the purchase price will equal the Pool Balance of the relevant class or classes of certificates plus accrued and unpaid interest on the Pool Balance to the date of purchase, without premium, but including any other amounts due to the certificateholders of the class or classes of certificates. In each case, if prior to the end of the ten-day period, any other certificateholder of the same class notifies the purchasing certificateholder that it wants to participate in the purchase, then it may join with the purchasing certificateholder to purchase their proportionate share of the certificates based on the interest in the trust held by each certificateholder. (Section 6.01(b))

      Any failure to make expected principal distributions on any class of certificates on any regular distribution date other than the final legal distribution date will not constitute a PTC Event of Default for those certificates. A PTC Event of Default for the most senior outstanding class of certificates resulting from an indenture event of default under all indentures will constitute a Triggering Event. See “Description of the Intercreditor Agreement — Priority of Distributions” for a discussion of the consequences of a Triggering Event.

Merger, Consolidation And Transfer of Assets

      We are prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless all the requirements noted below are satisfied.

      Requirements for Consolidation, Merger or Transfer of Assets

(1)	the surviving successor or transferee corporation is a citizen of the United States as defined in Title 49 of the United States Code relating to aviation;

(2)	the surviving successor or transferee corporation is a United States certificated air carrier;

(3)	the surviving successor or transferee corporation expressly assumes all of our obligations in the pass through trust agreements, the note purchase agreement, the indentures, the participation agreements and the leases;

(4)	we have delivered a certificate indicating that the transaction complies with these conditions (Section 5.02); and

(5)	additionally, after giving effect to the transaction, no lease event of default or indenture event of default has occurred and is continuing. (Leases, Section 13.2; Owned Aircraft Indenture, Section 4.07)

      The pass through trust agreements, the note purchase agreement, the indentures, the participation agreements and the leases do not and will not contain any covenants or provisions that would give any trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in our control.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

      Each pass through trust agreement contains provisions permitting us to amend or supplement the pass through trust agreement or the other financing agreements without the consent of any of the certificateholders of a trust for the reasons listed below:

      Basis for Amendments of the Pass Through Trust Agreements and Certain Other Agreements

(1)	to reflect that another corporation is our successor and has assumed our covenants under the financing agreements;

(2)	to add to our covenants for the benefit of the certificateholders or to surrender any right or power conferred upon us under the financing agreements;

(3)	to correct or supplement any defective or inconsistent provision of the pass through trust agreement or the other financing agreements, or to cure any ambiguity, correct any mistake or modify any other provisions with respect to matters or questions arising under those financing agreements;

(4)	to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates may be listed or any regulatory body;

(5)	to modify, eliminate or add to the provision of the pass through trust agreement to the extent necessary to continue qualification under the Trust Indenture Act of 1939 and to add to the pass through trust agreement other provisions expressly permitted by the Trust Indenture Act of 1939;

(6)	to provide for a successor trustee or to add to or change any provision of the pass through trust agreement regarding the trustee as necessary to facilitate the administration of the trust created under that agreement by more than one trustee;

(7)	to provide certain information to the trustee as required under the pass through trust agreement; or

(8)	to modify or eliminate provisions relating to the transfer or exchange of new certificates or the certificates upon completion of the exchange offer or effectiveness of the shelf registration statement.

      Any amendment or supplement listed above may be made only if it does not adversely affect the status of the trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code for U.S. federal income tax purposes. (Section 9.01)

      Each pass through trust agreement also contains provisions permitting us, with the consent of a majority in interest of the certificateholders of the related trust, with the consent of the applicable owner trustee, which consent cannot be unreasonably withheld, and, in certain cases, with the consent of the liquidity provider and/or policy provider to execute amendments or supplements to add any provisions to, or change or eliminate any of the provisions of, the pass through trust agreement or the other financing agreements or to modify the rights and obligations of the certificateholders. No amendment or supplement may, without the consent of each affected certificateholder, have any of the effects identified below:

      Amendments or Supplements That Require Consent of the Affected Holder

(1)	Reduce in any manner the amount of, or delay the timing of, any receipt by the trustee (or the certificateholders with respect to the deposits) of payments on the deposits, the equipment notes or other trust property held in the applicable trust or distributions for any certificate related to that trust, or change the date or place of any payment relating to any certificate, or make distributions payable in coin or currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment relating to any certificate when due;

(2)	permit the disposition of any equipment note held in the trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment notes;

(3)	alter the priority of distributions specified in the intercreditor agreement in a manner adverse to the certificateholders;

(4)	reduce the percentage of the aggregate fractional undivided interests of the trust provided for in the pass through trust agreement that is required in order to obtain the consent of the holders for that amendment or supplement or for any waiver provided for in the pass through trust agreement;

(5)	modify any of the provisions relating to the rights of the certificateholders relating to the waiver of events of default or receipt of payment; or

(6)	adversely affect the status of the trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code for U.S. federal income tax purposes. (Section 9.02)

      Actions by Trustee Upon Receipt of Consent to Amend or Supplement any Agreement

      In the event that a trustee, as holder or beneficial owner through the subordination agent of any equipment note in trust for the benefit of the certificateholders of the relevant trust or as Controlling Party under the intercreditor agreement, receives a request for a consent to any amendment, modification, waiver or supplement under any indenture, any participation agreement, any lease, any equipment note or any other related document, the trustee will promptly send a notice of the proposed amendment, modification, waiver or supplement to each certificateholder of the relevant trust as of the date of the notice. The notice will request direction from the certificateholders regarding the matters set forth below:

      Information Requested by Trustee from Certificateholders

(1)	whether or not to take or refrain from taking, or direct the subordination agent to take or refrain from taking, any action which a holder of that equipment note or the Controlling Party has the option to take;

(2)	whether or not to give or execute, or direct the subordination agent to give or execute, any waivers, consents, amendments, modifications or supplements as a holder of that equipment note or as Controlling Party; and

(3)	how to vote, or direct the subordination agent to vote, any equipment note if a vote has been called for regarding the amendment, modification, waiver or supplement.

      Provided a request for direction from the certificateholder is made, in directing any action or casting any vote or giving any consent as the holder of any equipment note, or in directing the subordination agent in any of the foregoing actions, the trustee will:

(1)	if the trustee is acting in a capacity other than as Controlling Party, vote for or give consent to any such action regarding the equipment note in the proportion equal to (x) the aggregate face amount of all certificates actually voted in favor of or for giving consent to the action by direction of certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant trust; and

(2)	if the trustee is acting as the Controlling Party, vote as directed in the direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant trust.

      For purposes of the direction just described, a certificate is deemed “actually voted” if the certificateholder has delivered to the trustee an instrument evidencing consent to the direction prior to two business days before the trustee directs the action or casts the vote or gives the consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant pass through trust agreement and subject to the intercreditor agreement, the trustee may, in its own discretion and at its own direction, consent and notify the relevant loan trustee of the consent, or direct the subordination agent to consent and notify the relevant loan trustee of the consent, to any amendment, modification, waiver or supplement under the relevant document, if an indenture event of default has occurred and is continuing, or if the amendment, modification, waiver or supplement will not materially adversely affect the interests of the certificateholders. (Section 10.01)

Obligation to Purchase Equipment Notes

      The trustees are obligated to purchase the equipment notes issued with respect to the aircraft during the delivery period, subject to the terms and conditions of the note purchase agreement. We agree to finance each aircraft in the manner provided in the note purchase agreement. We have the option of entering into a leveraged lease financing or a secured debt financing relating to each aircraft. In addition, we may, subject to some conditions, elect to convert a secured debt financing to a leveraged lease financing by entering into a sale-leaseback transaction. We will only be permitted to convert an owned aircraft into a leased aircraft if we (1) furnish to the relevant owned aircraft trustee an opinion that the trusts will not be subject to U.S. federal income tax as a result of this assumption and (2) furnish to the relevant owned aircraft trustee either (A) an opinion that the certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with this assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if this assumption had not occurred or (B) furnish to the relevant leased aircraft trustee both an opinion that the certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with this assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if this assumption had not occurred and an indemnity in favor of the certificateholders in form and substance reasonably satisfactory to the relevant owned aircraft trustee. In addition, the note purchase agreement will provide for the relevant parties to enter into, relating to each leased aircraft, a participation agreement, a lease and a leased aircraft indenture relating to the financing of that leased aircraft. The note purchase agreement also will provide for the relevant parties to enter into, relating to each owned aircraft, a participation agreement and an owned aircraft indenture relating to the financing of that owned aircraft.

Mandatory Terms

      The description of these agreements in this prospectus is based on the forms of agreements contemplated by the note purchase agreement. The terms of the agreements actually entered into may differ from the forms of the agreements and, consequently, may differ from the description of the agreements contained in this prospectus. Under the note purchase agreement, the terms of these agreements are required (a) to contain the Mandatory Document Terms and (b) not to vary the Mandatory Economic Terms. In addition, we must certify to the trustees that any modifications do not materially and adversely affect the certificateholders or the policy provider. We also must obtain written confirmation from each rating agency that the use of modified agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates. Further, under the note purchase agreement, it is a condition precedent to the obligation of each trustee to purchase the equipment notes related to the financing of an aircraft that no Triggering Event has occurred. The trustees will have no right or obligation to purchase equipment notes after the delivery period termination date.

      The Mandatory Economic Terms, as defined in the note purchase agreement, require, among other things, compliance with the items below:

   Requirements of the Mandatory Economic Terms

(1)	the Maximum Principal Amount of all the equipment notes issued relating to an aircraft cannot exceed the Maximum Principal Amount of equipment notes indicated for each aircraft as set forth in “Description of the Aircraft and the Appraisals — The Appraisals” under the column “Maximum Principal Amount of Equipment Notes;”

(2)	the average life of the equipment notes related to each aircraft may not be less than 10.0 years nor more than 14.0 years in the case of the Series G equipment notes, not to be less than 3.0 years not more than 5.0 years in the case of the Series C equipment notes and not to be more than 3.5 years in the case of the Series D equipment notes, in each case from May 17, 2001;

(3)	as of the first regular distribution date following the delivery of the last aircraft to be delivered, the average life cannot be less than 11.8 years nor more than 12.2 years in the case of Class G certificates, cannot be less than 3.9 years nor more than 4.1 years in the case of Class C certificates and cannot be more than 3.0 years in the case of Class D certificates, in each case from May 17, 2001;

(4)	the loan to aircraft value ratio relating to each aircraft at the time the related equipment notes are issued and on any subsequent regular distribution date cannot exceed 53.6% in the case of the Series G equipment notes, 63.0% in the case of the Series C equipment notes and 72.5% in the case of Series D equipment notes, in each case computed on the basis of an assumed value of that aircraft no greater than the value for the aircraft under “Description of the Aircraft and the Appraisals — The Appraisals” under the column “Appraised Value” and the depreciation assumption defined in the third paragraph under “Description of the Equipment Notes — Loan to Value Ratios of Equipment Notes;”

(5)	the final maturity date of the Series G equipment notes cannot extend beyond April 2, 2021, the Series C equipment notes cannot extend beyond April 2, 2007 and the Series D equipment notes cannot extend beyond October 2, 2005;

(6)	at the delivery period termination date, the aggregate principal amount of all Series G equipment notes must be equal to the aggregate face amount of the Class G certificates, the aggregate principal amount of all Series C equipment notes cannot exceed, but may be less than, the original aggregate face amount of the Class C certificates, it being understood that the Pool Balance of the Class C certificates will be reduced to the extent it exceeds the aggregate principal amount of all Series C equipment notes and the aggregate principal amount of all Series D equipment notes cannot exceed, but may be less than the original aggregate face amount of the Class D certificates, it being understood that the Pool Balance of the Class D certificates will be reduced to the extent it exceeds the aggregate principal amount of all Series D equipment notes;

(7)	the interest rate applicable to each series of equipment notes must be equal to the rate applicable to the certificates issued by the corresponding trust;

(8)	the payment dates for the equipment notes and basic rent under the leases must be April 2 and October 2;

(9)	basic rent, stipulated loss values, early buy-out amount and termination values under the leases must be sufficient to pay amounts due with respect to the related equipment notes;

(10)	the amounts payable under the all-risk aircraft hull insurance maintained for each leased aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance and with respect to each owned aircraft to be sufficient to pay the unpaid principal amount of the related equipment notes together with the six months of accrued interest; and

(11)	the following must be provided as set forth in the form of participation agreements, lease and indentures:

(a)	the past due rate in the indentures and the leases;

(b)	the Make-Whole Premium and Break Amount payable under the indentures;

(c)	the provisions relating to the redemption and purchase of equipment notes in the indentures;

(d)	the minimum liability insurance amount on aircraft in the leases;

(e)	the interest rate payable with respect to stipulated loss value in the leases; and

(f)	the indemnification of the loan trustees, subordination agent, liquidity provider, the policy provider, trustees and escrow agents with respect to taxes and expenses.

      The Mandatory Document Terms prohibit modifications in any material adverse respect to specified provisions of the participation agreements, lease and indentures contemplated by the note purchase agreement. Prohibited modifications to the Mandatory Document Terms are identified below:

   Prohibited Modifications Under the Mandatory Document Terms

(1)	In the case of the indentures, the following modifications are prohibited:

(a)	to the granting clause of the indentures that (1) to deprive the registered holders of the equipment notes of a security interest in the aircraft, some of our rights under the purchase agreement with the aircraft manufacturer and any of the leases or (2) eliminate the obligations intended to be secured by the indenture;

(b)	to provisions relating to the issuance, redemption, purchase, payments, and ranking of the equipment notes, including the obligation to pay the Break Amount or Make-Whole Premium;

(c)	to provisions regarding indenture events of default, remedies relating to indenture events of default and rights of the owner trustee and owner participant in such circumstances;

(d)	to provisions relating to any replaced airframe or engines with respect to an aircraft; and

(e)	to the provision that New York law will govern the indentures.

(2)	In the case of the leases, modifications are prohibited to certain of our obligations, including:

(a)	to pay basic rent, stipulated loss value, early buy-out amount and termination value to the trustee of a leased aircraft;

(b)	to record the leased aircraft indenture with the Federal Aviation Administration and to maintain that indenture as a first-priority perfected mortgage on the related aircraft;

(c)	to furnish opinions relating to a replacement airframe; and

(d)	to consent to the assignment of the lease by the owner trustee as collateral under the indenture, as well as modifications which would either alter the provision that New York law will govern the leases or would deprive the loan trustee of rights expressly granted to it under the leases.

(3)	In the case of the participation agreements, the following modifications are prohibited:

(a)	to conditions to the obligations of the trustees to purchase the equipment notes issued relating to an aircraft involving good title to that aircraft, obtaining a certificate of airworthiness for that aircraft, entitlement to the benefits of Section 1110 of the Bankruptcy Code relating to that aircraft and filings of documents with the Federal Aviation Administration;

(b)	to the provisions restricting the ability of a registered holder of equipment notes to transfer those notes;

(c)	to provisions that deprive the registered holders of equipment notes of a first priority security interest in the aircraft;

(d)	to provisions requiring the delivery of legal opinions; and

(e)	to the provision that New York law will govern the participation agreements.

      Notwithstanding the foregoing, any Mandatory Document Term may be modified to correct or supplement any provision which may be defective or to cure any ambiguity or correct any mistake, provided that such action does not materially adversely affect the interests of the registered holders of equipment notes, the subordination agent, the liquidity provider, the policy provider, the loan trustee or the certificateholders.

Liquidation of Original Trusts

      Each of the trusts established at the time of the original issuance of the certificates will transfer and assign all of its assets and rights to a newly-created successor trust. This transfer will occur on the earlier of (1) the first business day after August 30, 2002 or, if later, the fifth business day after the delivery period termination date or (2) the fifth business day after a Triggering Event.

      The successor trusts will have substantially identical terms as the original trusts except that the successor trusts will not have the right to purchase new equipment notes and Delaware law will govern the original trusts and New York law will govern the successor trusts. The trustee of each of the original trusts will also act as trustee of the corresponding successor trust and each new trustee will assume the obligations of the original trustee. The purpose of each successor trust is the same as each original trust, namely to hold the trust property that is used to make distributions from the trust. Each of the certificates will represent the same interest in the successor trust as it represented in the original trust immediately prior to their transfer and assignment. Unless the context otherwise requires, all references in this prospectus applicable to the original trusts will apply to the successor trusts after the transfer. The original trust will continue until the transfer is effected. The original trusts may be treated as partnerships for United States federal income tax purposes but the successor trust will, in the opinion of tax counsel, be treated as grantor trusts. The purpose of using both original and successor trusts in this transaction is intended to limit the risk of partnership tax characterization of the original trusts.

Termination of the Trusts

      Our obligations and the obligations of the applicable trustee relating to a trust will terminate upon the distribution of all amounts required to be distributed to the certificateholders of that trust and the disposition of all property held in that trust. The applicable trustee will send to each certificateholder of that trust notice of the termination of that trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that trust. The final distribution to any certificateholder of that trust will be made only upon surrender of the certificateholder’s certificates at the office or agency of the applicable trustee specified in the notice of termination. (Section 11.01)

The Trustees

      The trustee for each trust is Wilmington Trust Company.

      Except in limited circumstances, the trustees make no representations as to the validity or sufficiency of the pass through trust agreements, the certificates, the intercreditor agreement, the equipment notes, the deposit agreements, the escrow agreements, the indentures, the participation agreements, the leases or other related documents. (Sections 7.04 and 7.15) The trustee of any trust is not liable for any action it takes in good faith at the direction of the holders of a majority in interest of the certificates of such trust. In general, the trustees are under no obligation to exercise any of their rights or powers at the request of any holders of certificates issued under that trust unless the trustees are offered reasonable security and indemnity. (Section 7.03(e)) The trustees may acquire and hold certificates issued under that trust and, subject to certain conditions, may otherwise deal with us, any owner trustee or loan trustee with the same rights they would have if they were not the trustees. (Section 7.05)

      Any trustee may resign at any time, in which case we will appoint a successor trustee. If any trustee is no longer eligible to continue as trustee, becomes incapable of acting as trustee or becomes insolvent, we may remove the trustee. Additionally, the policy provider or any holder of the certificates of such trust for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction to remove that trustee and appoint a successor trustee. The resignation or removal of the trustee does not become effective until the successor trustee accepts the appointment. (Sections 7.09 and 7.10) It is possible that a different trustee could be appointed to act as the successor trustee for each trust. All references in this prospectus to the trustee should be read to consider the possibility that the trusts could have different successor trustees in the event of a resignation or removal.

      We will pay or cause to be paid the applicable trustee’s fees and expenses. (Section 7.07)

Book-Entry; Delivery and Form

      The new certificates of each trust will be represented by one or more permanent global certificates, in definitive, fully registered form without interest coupons. The global certificates will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of the DTC or its nominee.

  The Depository Trust Company

      DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Neither we nor the trustee have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      If DTC is at any time unwilling or unable to continue as a depositary for the global certificates and a successor depositary is not appointed within 90 days, the trusts will issue certificates in definitive, fully registered form in exchange for the global certificates.

   Ownership of Global Certificates

      Ownership of beneficial interests in global certificates is limited to DTC participants or persons who hold interests through DTC participants. Ownership of beneficial interests in the global certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee with respect to interests of DTC participants and the records of DTC participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws may limit the market for beneficial interests in the global certificates.

      So long as DTC or its nominee is the registered owner or holder of the global certificates, DTC or its nominee, as the case may be, will be considered the sole record owner or holder of the certificates represented by those global certificates. No beneficial owners of an interest in the global certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to procedures under the pass through trust agreements and, if applicable, the Euroclear System or Cedel Bank Societe Anonyme.

   Payments of Principal and Interest on the Global Certificates

      Payments of the principal of, Break Amount, if any, premium, if any, and interest on the global certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee, nor any paying agent are responsible or liable for the records relating to or payments made on account of beneficial ownership interests in the global certificates.

      We expect that DTC or its nominee, upon receipt of any payment of principal, Break Amount, if any, premium, if any, or interest in respect of the global certificates, will credit the accounts of DTC participants in amounts proportionate to their respective beneficial ownership interest in the global certificates. We also expect that payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices. Those payments will be the responsibility of those participants.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

General

      Under the escrow agreements, the escrow agent relating to each trust has entered into a separate deposit agreement with the depositary. Under the deposit agreement, the depositary established separate accounts and the proceeds from the sale of the outstanding certificates not used to purchase equipment notes on the issuance date were deposited in these accounts on behalf of the escrow agent. Upon request from the trustee of a trust, the escrow agent will make withdrawals from and re-deposits into the accounts during the delivery period. On each regular distribution date, the depositary will pay to the paying agent on behalf of the applicable escrow agent, for distribution to the certificateholders of the related trust, an amount equal to interest accrued on the deposits relating to that trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the certificates issued by that trust.

      Upon each delivery of an aircraft during the delivery period, the trustees for the Class G trust, the Class C trust and Class D trust will request the escrow agent relating to that trust to withdraw from the deposits relating to that trust enough funds to enable that trustee to purchase the applicable series of equipment note relating to that aircraft. Accrued but unpaid interest on all such deposits withdrawn will be paid on the next regular distribution date. Any portion of any deposit withdrawn that is not used to purchase equipment notes will be re-deposited by each trustee into an account relating to the applicable trust. The deposits relating to each trust and interest paid on the deposits will not be subject to the subordination provisions of the intercreditor agreement and will not be available to pay any other amount relating to the certificates.

Unused Deposits

      The trustees’ obligations to purchase the equipment notes issued for each aircraft are subject to satisfaction of some conditions at the time of delivery, as set forth in the note purchase agreement. See “Description of the New Certificates — Obligation to Purchase Equipment Notes.” Since the aircraft are scheduled for delivery from time to time during the delivery period, all these conditions may not be satisfied at the time of delivery for each aircraft. Moreover, since the aircraft will be newly or recently manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the manufacturer’s right to postpone deliveries under its agreement with us. See “Description of the Aircraft and Appraisals — Deliveries of Aircraft.” Depending on the circumstances of the financing of each aircraft, the maximum aggregate principal amount of equipment notes may not be issued.

      In addition, if any funds remain as deposits relating to any trust on the earlier of (1) August 30, 2002, or, if the equipment notes relating to all of the aircraft have not been purchased by the trustees on or prior to that date due to any reason beyond our control and not resulting from our fault or negligence, November 30, 2002, and (2) the date on which the equipment notes issued relating to all of the aircraft have been purchased by the trustees under the note purchase agreement, the escrow agent will withdraw the funds and distribute them, with accrued and unpaid interest, to the certificateholders of that trust after at least 20 days’ prior written notice. In addition, these distributions with respect to the Class G and Class C trusts will include a premium payable by us equal to the Deposit Make-Whole Premium with respect to the remaining deposits applicable to each trust, except that with respect to the Class C trust, the Deposit Make-Whole Premium relating to the remaining deposits applicable to that trust will be payable only to the extent the remaining deposits exceed $10 million. Any distribution of remaining deposits applicable to the Class D trust will not include the Deposit Make-Whole Premium, but will include the Deposit Break Amount, if any, and, if that distribution occurs on or before January 1, 2002, a premium equal to 1% of the amount of the remaining deposits. The policy does not cover the Deposit Make-Whole Premium. Since the Maximum Principal Amount of equipment notes may not be issued for an aircraft and, in each such case, the Series C equipment notes and/or the Series D equipment notes are more likely not to be issued in the Maximum Principal Amount as compared to the Series G equipment notes, it is more likely that a distribution of unused deposits will be made for the Class C certificates and/or the Class D certificates as compared to the Class G certificates. In addition, notwithstanding the $10 million limitation, if any aircraft is not delivered by the manufacturer on or prior to the delivery period termination date due to any reason not occasioned by our fault or negligence and no substitute aircraft is provided in lieu of that aircraft, no Deposit Make-Whole Premium will be paid on the unused deposits to be distributed as a result of that failure to deliver in an amount (the “Non-Premium Amount”) equal to the Maximum Principal Amount of equipment notes that could have been issued and acquired by that trust relating to that aircraft in accordance with the Mandatory Economic Terms and these unused deposits will not be included in the calculation of the $10 million. Payment of any Deposit Make-Whole Premium and Deposit Break Amount will be our unsecured obligations.

Distribution Upon Occurrence Of Triggering Event

      If a Triggering Event occurs prior to the delivery period termination date, the escrow agent for each trust will withdraw any funds then held as deposits relating to that trust and cause those funds, with accrued and unpaid interest but without any premium, to be distributed to the certificateholders of that trust by the paying agent on behalf of the escrow agent, after at least 20 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the delivery period termination date, the trusts will not acquire equipment notes issued relating to aircraft delivered after the occurrence of the Triggering Event.

Depositary

      Citibank, N.A. (“Citibank”) will act as Depositary.

      Citibank has short term unsecured debt ratings of P-1 from Moody’s and A-1+ from Standard & Poor’s.

      Citibank is a wholly-owned subsidiary of Citicorp, a Delaware corporation, and is Citicorp’s principal subsidiary. Citicorp has been a wholly-owned subsidiary of Citigroup Inc., a Delaware holding company formerly known as Travelers Group Inc., since October 8, 1998, when Citicorp merged with and into a wholly-owned subsidiary of Travelers Group Inc. As of March 31, 2000, the total assets of Citibank and its consolidated subsidiaries represented more than 80% of the total assets of Citicorp and its consolidated subsidiaries.

      The Consolidated Balance Sheets of Citibank as of December 31, 2000 and as of December 31, 1999 are set forth in the Annual Report on Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 2000 are set forth in the Form 10-Q of Citicorp and its subsidiaries for the quarter ended March 31, 2000. Copies of such reports are available upon request, without charge, by writing or calling Citigroup Document Services, 140 58th Street, Brooklyn, New York 11220, (718) 765-6460.

      Citibank has not been involved in the preparation of, nor does it accept responsibility for, this prospectus. Salomon Smith Barney Inc., an affiliate of Citibank, was an initial purchaser of the certificates.

Replacement of Depositary

      If the depositary’s short-term unsecured debt rating falls below A-1+ from Standard & Poor’s or P-1 from Moody’s then we must, within 45 days of that event occurring, replace the depositary with a new depositary bank that has short-term unsecured debt ratings of at least A-1+ from Standard & Poor’s and P-1 from Moody’s. We can select a replacement depositary with lower ratings if we have obtained (1) written confirmation from each rating agency that the replacement will not cause a reduction of any rating then in effect for any class of certificates by that rating agency without regard to any downgrading of any rating of the depositary being replaced and without regard to the policy and (2) the prior written consent of the policy provider. Any such replacement shall require a confirmation of the certificate ratings from the rating agencies.

DESCRIPTION OF THE ESCROW AGREEMENTS

      Each escrow agent, each paying agent, each trustee and the initial purchasers entered into a separate escrow agreement for the benefit of the certificateholders of each trust as holders of the escrow receipts affixed on the certificates. Approximately $29.0 million of the cash proceeds of the initial sale of the certificates was used on the issuance date to refinance one aircraft which was delivered on May 9, 2001. The remaining cash proceeds of each trust were deposited on behalf of the escrow agent (for the benefit of receiptholders) with the depositary as deposits relating to that trust. The escrow agent of each trust was given irrevocable instructions (1) to permit the trustee of that trust to cause funds to be drawn from the deposits on or prior to the delivery period termination date to enable the trustee to purchase equipment notes on and subject to the terms and conditions of the note purchase agreement and (2) to direct the depositary to pay interest on the deposits accrued in accordance with the deposit agreement to the paying agent for distribution to the receiptholders.

      Each escrow agreement requires that the paying agent establish and maintain, for the benefit of the related receiptholders, one or more paying agent accounts, which will be non-interest-bearing. Under the escrow agreement, the paying agent is required to deposit interest on deposits relating to each trust and any unused deposits withdrawn by the escrow agent in the paying agent account. All amounts so deposited will be distributed by the paying agent on a regular distribution date or special distribution date, as appropriate.

      Upon receipt by the depositary on behalf of the escrow agent of the cash proceeds from the certificates as described above, the escrow agent will issue one or more escrow receipts that will be affixed by the relevant trustee to each certificate. Each escrow receipt evidences a fractional undivided interest in amounts from time to time deposited into the paying agent account and is limited in recourse to amounts deposited into that account. An escrow receipt may not be assigned or transferred except in connection with the assignment or transfer of the certificate to which it is affixed. Each escrow receipt will be registered by the escrow agent in the same name and manner as the certificate to which it is affixed.

DESCRIPTION OF THE LIQUIDITY FACILITIES

General

      Westdeutsche Landesbank Girozentrale, acting through its New York branch, the liquidity provider, has entered into separate revolving credit agreements, or liquidity facilities, with the subordination agent relating to the certificates of the Class G and Class C trusts. There is no liquidity facility for the Class D trust. Under each liquidity facility, the liquidity provider will, if necessary, make one or more Interest Drawings sufficient to pay interest relating to the certificates of that trust on up to three successive semi-annual regular distribution dates without regard to any future payments of principal on the certificates. The amount of these advances will be based on the interest rates shown on the cover page of this prospectus for those certificates. The liquidity facilities will not cover interest payable by the depository on the deposits.

      The liquidity facilities are intended to enhance the likelihood of timely receipt by the certificateholders of the Class G and Class C trusts of the interest payable in respect of the certificates of that trust on up to three consecutive semiannual regular distribution dates. If interest payment defaults occur which exceed the amount covered by or available under the liquidity facility for any trust, the certificateholders of that trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds, including, in the case of the Class G trust, funds from the certificate guaranty insurance policy. Although Westdeutsche Landesbank Girozentrale, acting through its New York branch, is the initial liquidity provider, it may be replaced by one or more other entities with respect to the trusts. Therefore, the liquidity provider for the Class G and Class C trusts may differ.

Drawings

      The initial amount available under the liquidity facilities for the Class G trust and the Class C trust at October 2, 2002, the first regular distribution date after the scheduled delivery period termination date will be $34,392,857 and $6,955,878, respectively. This assumes that equipment notes in the Maximum Principal Amount relating to all aircraft are acquired by the trusts and that all interest and principal due on or prior to October 2, 2002 is paid.

      The maximum amount available to be drawn under the liquidity facility relating to the Class G and Class C trusts on any regular distribution date to fund any shortfall of interest for certificates of that trust will not exceed the Maximum Available Commitment.

      The liquidity facility for the Class G and Class C trusts does not allow drawings to pay for principal of or premium relating to the certificates of that trust or any interest relating to the certificates of that trust in excess of the interest rate on those certificates for that trust or more than three semiannual installments of interest or principal of or interest or premium relating to the certificates of any other trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

      Each payment by the liquidity provider under each liquidity facility reduces the Maximum Available Commitment under that liquidity facility by the amount of that payment, subject to reinstatement as described below.

      With respect to any drawings under the liquidity facility for any relevant trust, upon reimbursement of the liquidity provider in full or in part for the amount of those drawings plus interest thereon, the Maximum Available Commitment under that liquidity facility in respect of interest on the certificates of that trust will be reinstated to an amount not to exceed the then Required Amount of that liquidity facility. However, the liquidity facility will not be reinstated at any time after (1) a liquidity event of default has occurred and is continuing and (2) less than 65% of the then aggregate outstanding principal amount of all equipment notes are Performing Equipment Notes. With respect to any other drawings under that liquidity facility, amounts available to be drawn under the facility are not subject to reinstatement. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the certificates of any relevant trust, the Maximum Available Commitment of the liquidity facility for that trust will be automati-

cally reduced from time to time to an amount equal to the Required Amount, as calculated by the subordination agent. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

      Possible Replacement of the Liquidity Facility

      If at any time the short-term unsecured debt rating of any liquidity provider for any trust or, if applicable, of any guarantor of the obligations of that liquidity provider, then issued by either rating agency is lower than the Threshold Rating, the liquidity facility provided by the liquidity provider for the related class of certificates may be replaced by a Replacement Facility. In the event that a liquidity facility is not replaced within 10 days after notice of the downgrading and as otherwise provided in the intercreditor agreement, the subordination agent will request the Downgrade Drawing in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds in a cash collateral account for that trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

      Expiration of Liquidity Provider’s Obligations

      The liquidity facility for each trust provides that the relevant liquidity provider’s obligations will expire on the earliest of the following:

(1)	364 days after the initial issuance date of the certificates counting from and including the issuance date;

(2)	the date on which the subordination agent delivers to the liquidity provider a certification that all of the certificates of that trust have been paid in full or provision has been made for payment;

(3)	the date on which the subordination agent delivers to the liquidity provider a certification that a Replacement Facility has been substituted for that liquidity facility;

(4)	the fifth business day following receipt by the subordination agent of a notice of termination of a liquidity facility from that liquidity provider (see “— Liquidity Events of Default”); or

(5)	the date on which no amount is or may, by reason of reinstatement, become available for drawing under that liquidity facility.

      Each liquidity facility provides that its scheduled expiration date may be extended for additional 364-day periods.

      Replacement of any Liquidity Facility

      The intercreditor agreement provides for the replacement of any liquidity facility for any relevant trust, other than a liquidity facility which expires no earlier than 15 days later than the final legal distribution date for the related class, in the event that that liquidity facility is not extended at least 25 days prior to its then scheduled expiration date. In the event that liquidity facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the subordination agent will request a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment under the liquidity facility and hold the proceeds in the cash collateral account for that trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of drawings under that liquidity facility would be used. (Liquidity Facilities, Section 2.02(b))

      We may, at our option, with or without cause, arrange for a Replacement Facility at any time to replace the liquidity facility for any trust, including any Replacement Facility described in the following sentence. In general, we may not replace the initial liquidity provider prior to the fifth anniversary of the date the outstanding certificates were issued. In addition, if any liquidity provider determines not to extend its liquidity facility, then that liquidity provider may, at its option, arrange for a Replacement Facility to replace that liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of that liquidity facility. Each liquidity provider also has the right to arrange for a Replacement

Facility at any time after making a Non-Extension Drawing. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any liquidity facility, the funds with respect to that liquidity facility on deposit in the cash collateral account for that trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

      Final Drawing Upon Termination of any Liquidity Facility

      The intercreditor agreement provides that, upon receipt by the subordination agent of a notice of termination with respect to any liquidity facility from the liquidity provider, the subordination agent will request a Final Drawing under that liquidity facility in an amount equal to the then Maximum Available Commitment under the liquidity facility and will hold the proceeds in the cash collateral account for the related trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of drawings under that liquidity facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

      Mechanics of Drawings

      Drawings under any liquidity facility will be made by delivery by the subordination agent of a certificate in the form required by that liquidity facility. Upon receipt of that certificate, the liquidity provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any liquidity provider of the amount specified in any drawing under any liquidity facility, the liquidity provider will be fully discharged of its obligations under that liquidity facility relating to the drawing and will not thereafter be obligated to make any further payments under that liquidity facility in respect of the drawing to the subordination agent or any other person. (Liquidity Facility, Section 2.02(f))

Reimbursement of Drawings

      Amounts drawn under any liquidity facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of that drawing, with respect to the period from the date of its borrowing to but excluding the third business day following the applicable liquidity provider’s receipt of the notice of the Interest Drawing, at the Base Rate plus 2.25% per annum, and thereafter, at LIBOR for the applicable interest period plus 2.25% per annum. The subordination agent will be obligated to reimburse amounts only if the subordination agent has funds available. In the case of a final drawing, however, the subordination agent may convert the final drawing into a drawing bearing interest at the Base Rate plus 2.25% per annum on the last day of an interest period for that drawing.

      Downgrade Drawing or Non-Extension Drawing

      The amount drawn under the liquidity facility for any relevant trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as set forth below:

      Treatment of Amount Drawn Under a Liquidity Facility

(1)	the amount will be released on any distribution date to the relevant liquidity provider to the extent that the amount exceeds the Required Amount;

(2)	any portion of the amount withdrawn from the cash collateral account for those certificates to pay interest on the certificates will be treated in the same way as Interest Drawings; and

(3)	the balance of the amount will be invested in certain specified investments.

      The Downgrade Drawing or Non-Extension Drawing under any liquidity facility, other than any portion applied to the payment of interest on the certificates, will bear interest with respect to the period from the date of borrowing to but excluding the third business day following the liquidity provider’s receipt of the notice of the Downgrade Drawing or Non-Extension Drawing, at the Base Rate plus 0.35% per annum, and thereafter at LIBOR for the applicable interest period plus 0.35% per annum. The subordination agent will be obligated to pay that interest only if it has funds available. (Liquidity Facilities, Section 2.06)

Liquidity Events of Default

      If (1) any event of default under any liquidity facility has occurred and is continuing and (2) less than 65% of the aggregate outstanding principal amount of all equipment notes are Performing Equipment Notes, the applicable liquidity provider may, in its discretion, give a notice of termination of the related liquidity facility the effect of which will be as follows:

      Effect of Notice of Termination Due to Liquidity Event of Default

(1)	that liquidity facility will expire on the fifth business day after the date on which the termination notice is received by the subordination agent;

(2)	the subordination agent will promptly request, and the liquidity provider will make, a Final Drawing under that liquidity facility in an amount equal to the then Maximum Available Commitment under that liquidity facility;

(3)	any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under that liquidity facility and

(4)	all amounts owing to the liquidity provider will automatically become accelerated.

      Notwithstanding the foregoing, the subordination agent will be obligated to pay amounts owing to the liquidity provider only to the extent of available funds after giving effect to the payments in accordance with the provisions under “Description of the Intercreditor Agreement — Priority of Distributions.” Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights-Controlling Party,” a liquidity provider may become the Controlling Party relating to the exercise of remedies under the indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

      The initial liquidity provider for the Class G trust and the Class C trust will be Westdeutsche Landesbank Girozentrale, acting through its New York branch. Westdeutsche Landesbank Girozentrale has short-term unsecured debt ratings of P-1 from Moody’s Investors Service, Inc. and A-1+ from Standard & Poor’s rating services, a division of The McGraw-Hill Companies, Inc.

DESCRIPTION OF THE POLICY AND

THE POLICY PROVIDER AGREEMENT

The Policy

      Ambac Assurance Corporation, the policy provider, has issued its insurance policy in favor of the subordination agent for the benefit of the Class G trustee and holders of the Class G certificates (and the holders of the escrow receipts attached to those certificates in respect of interest only). The policy does not cover any amounts payable on the Class C or Class D certificates. The intercreditor agreement directs the subordination agent to make a drawing under the policy under the following five circumstances:

   Interest Drawings

      If on any regular distribution date, other than the final legal distribution date, after giving effect to the subordination provisions of the intercreditor agreement and any amounts received by the escrow agent in an account for the paying agent of the Class G certificates in respect of accrued interest on the Class G deposits, any drawing paid under the Class G liquidity facility in respect of interest due on the Class G certificates on the distribution date and any withdrawal of funds from the Class G cash collateral account in respect of such interest, the subordination agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Pool Balance of the Class G certificates at the interest rate for Class G certificates and accrued and unpaid interest on any deposit relating to the escrow receipts attached to those certificates, the subordination agent is to request a policy drawing under the policy in an amount sufficient to enable the subordination agent to pay the accrued interest on the Class G certificates.

   Proceeds Deficiency Drawing

      If on any special distribution date, except if the policy provider makes a Policy Provider Election, established by the subordination agent by reason of its receipt of a special payment constituting the proceeds of any Series G equipment note or the related Trust Indenture Estate or Collateral, as the case may be, after giving effect to the subordination provisions of the intercreditor agreement and to the application of any amounts received by the escrow agent in the Class G paying agent account in respect of accrued interest on the Class G deposits, any drawing paid under the Class G liquidity facility in respect of interest due on the Class G certificates on such distribution date and any withdrawal of funds in the Class G cash collateral account in respect of such interest, the subordination agent does not then have sufficient funds available for a reduction in the outstanding Pool Balance of the Class G certificates by an amount equal to the outstanding principal amount of such equipment note, determined immediately prior to the receipt of such proceeds, plus accrued and unpaid interest on the amount of such reduction at the interest rate for the period from the immediately preceding regular distribution date to such special distribution date, the subordination agent is to request a policy drawing under the policy in an amount sufficient to enable the subordination agent to pay the amount of such reduction plus such accrued interest.

  No Proceeds Drawing

      On the first business day that is 24 months after the last date on which any payment was made in full on any Series G equipment note as to which there has subsequently been a failure to pay principal or that has subsequently been accelerated, if the subordination agent has not received a special payment constituting proceeds from the disposition of, or in respect of, that equipment note, the subordination agent is to request a policy drawing under the policy in an amount equal to the then outstanding principal amount of that equipment note plus accrued and unpaid interest thereon at the interest rate relating to the Class G certificates from the immediately preceding regular distribution date to that special distribution date. The subordination agent will give prompt notice to each trustee, the liquidity provider and the policy provider setting forth the non-receipt of any such special payment and which notice is to be given not less than 25 days prior to that special distribution date. After the payment by the policy provider in full of the amount of principal and accrued interest for the policy drawing, the subordination agent will have no right to make any further policy drawing in respect of any subsequent sale or other disposition of the defaulted Series G equipment note, except for Preference Amounts.

      Notwithstanding the foregoing, the policy provider has the right at the end of any such 24-month period, so long as no Policy Provider Default has occurred and is continuing, to elect instead (referred to as a “Policy Provider Election”):

(1)	to pay on that special distribution date an amount equal to any shortfall in the scheduled principal and interest that came due on that equipment note, without regard to the acceleration thereof, during that 24-month period, after giving effect to the application of funds received from the Class G liquidity facility, the Class G cash collateral account, in each case, attributable to such interest;

(2)	on each regular distribution date that occurs after that special distribution date, to permit drawings under the policy for an amount equal to the scheduled principal and interest that were to become due on that equipment note on the related payment date, without regard to any acceleration thereof until the establishment of an Election Distribution Date or such special distribution date elected by the policy provider upon 20 days’ notice; and

(3)	on any Election Distribution Date or such special distribution date elected by the policy provider upon 20 days’ notice, the subordination agent shall be required, in each case, to make a policy drawing for an amount equal to the then outstanding principal balance of such equipment note and accrued interest thereon at the interest rate for the Class G certificates from the immediately preceding regular distribution date to the Election Distribution Date, after giving effect to the application of funds, if any, received from the Class G liquidity facility and the Class G cash collateral account attributable to that interest, less any policy drawings previously paid by the policy provider in respect of principal on that equipment note, without derogation of the policy provider’s continuing obligations for all previous Policy Drawings that remain unpaid in respect of such equipment note.

      The intercreditor agreement instructs the subordination agent to make each drawing under the policy.

      In addition, regardless of whether or not the policy provider makes a Policy Provider Election, the policy provider will honor drawings under the policy by any liquidity provider (including any liquidity provider providing a Replacement Facility) to cover the payment to such liquidity provider (including any liquidity provider providing a Replacement Facility) of interest accruing on the outstanding drawings under the Class G and Class C liquidity facilities from and after the end of that 24-month period as and when that interest becomes due in accordance with that liquidity facility.

  Final Policy Drawing

      If on the final legal distribution date of the Class G certificates after giving effect to the subordination provisions of the intercreditor agreement and to the application of any amounts received by the escrow agent in the Class G paying agent account in respect of accrued interest on the Class G deposits, any drawing paid under the Class G liquidity facility in respect of interest included in the Final Distributions and any withdrawal of funds in the Class G cash collateral account in respect of interest included in the Final Distributions, the subordination agent does not then have sufficient funds available for the payment in full of the Final Distributions, calculated as at such date but excluding any accrued and unpaid premium, on the Class G certificates, the subordination agent is to request a policy drawing under the policy in an amount sufficient to enable the subordination agent to pay the Final Distributions, calculated as at such date but excluding any accrued and unpaid premium, on the Class G certificates.

   Avoidance Drawing

      If at any time the subordination agent has actual knowledge of the issuance of any Order, the subordination agent is to give prompt notice to each trustee, each liquidity provider and the policy provider of that order and prior to the expiration of the policy, to request a policy drawing for the relevant Preference Amount and to deliver to the policy provider a copy of the documentation required by the policy with respect to that Order. To the extent that any portion of the Preference Amount is to be paid to the subordination agent and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the policy, the subordination agent will establish as a special distribution date the date that is the earlier of the third business day after the date of the expiration of the policy and the business day that immediately follows the 25th day after that notice for distribution of that portion of the proceeds of the policy drawing. With respect to that special distribution date, the subordination agent is to request a policy drawing for the relevant Preference Amount and to deliver to the policy provider a copy of the documentation required by the policy with respect to that Order.

General

      All requests by the subordination agent for a policy drawing are to be made by it no later than 1:00 p.m. New York City time on the applicable distribution date and in the form required by the policy and delivered to the policy provider in accordance with the policy. All proceeds of any policy drawing are to be deposited by the subordination agent in the Policy Account and from there paid to the Class G trustee (or the escrow agent, as the case may be) for distribution to the holders of the Class G certificates (or the escrow receipts attached to such certificates, as the case may be) without regard to the subordination provisions of the intercreditor agreement. In the case of any Preference Amounts, however, all or part of the policy drawing will be paid directly to the bankruptcy receiver, debtor-in-possession or trustee to the extent such amounts have not been paid by the certificateholders. If any request for a policy drawing is rejected as not meeting the requirements of the policy, the subordination agent is to resubmit that request so as to meet those requirements.

      The policy provides that if a request for a policy drawing is properly submitted or resubmitted it will pay to the subordination agent for deposit in the Policy Account the applicable payment under the policy no later than 4:00 p.m. on the later of the relevant distribution date and the date the request is received by the policy provider if the request is received by 1:00 p.m. on that date or the next Policy Business Day if the request is received after that time.

      Once any payment under the policy is paid to the subordination agent (or, in the case of payments made in respect of escrow receipts, the applicable paying agent), the policy provider will have no further obligation in respect of those payments. The policy provider will not be required to make any payment except at the times and in the amounts and under the circumstances expressly set forth in the policy.

      The policy does not cover:

(1)	shortfalls, if any, attributable to the liability of the Class G trust, the Class G trustee or the subordination agent for withholding taxes, if any (including interest and penalties in respect of that liability);

(2)	any premiums or prepayment or other acceleration payment payable with respect to the Class G certificates; or

(3)	any failure of the subordination agent or the Class G trustee to make any payment due to the holders of the Class G certificates from funds received.

      The policy provider’s obligation under the policy will be discharged to the extent that funds are received by the subordination agent or the Class G paying agent for distribution to the Class G trustee and the holders of Class G certificates or escrow receipts attached to such certificates, whether or not the funds are properly distributed by the subordination agent or the Class G trustee or the Class G paying agent.

      The policy is noncancellable. The policy expires and terminates without any action on the part of the policy provider or any other person on the date that is one year and one day following the date on which the Class G certificates have been paid in full, unless an Insolvency Proceeding has commenced against us or any liquidity provider and has not been concluded or dismissed on the termination date, in which case, the policy will expire and terminate on the later of:

(1)	the date of the conclusion or dismissal of that Insolvency Proceeding without continuing jurisdiction by the court in that Insolvency Proceeding; and

(2)	the date on which the policy provider has made all payments required to be made under the terms of the policy in respect of the Preference Amounts.

      No portion of the premium under the policy is refundable for any reason including payment, or provision being made for payment.

      The policy is issued under and pursuant to and will be construed under, the laws of the State of New York.

The Policy Provider Agreement

      We, the subordination agent and the policy provider have entered into an insurance and indemnity agreement pursuant to which we agreed to reimburse the policy provider for amounts paid pursuant to claims made under the policy. Under the agreement, we agree to pay the policy provider a premium for the policy based on the Pool Balance of the Class G certificates and a fee in connection with any prepayment of the certificates, including by reason of an acceleration of the underlying equipment notes, but excluding a prepayment associated with an Event of Loss of an aircraft, and to reimburse the policy provider for expenses.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

Intercreditor Rights

   Controlling Party

      Under any indenture at any time after an event of default has occurred and is continuing thereunder, the loan trustee will be directed in taking, or refraining from taking, any action under that indenture or relating to the equipment notes issued under that indenture by the Controlling Party, including acceleration of the equipment notes and foreclosing the lien on the aircraft securing the equipment notes, in each case, in accordance with their terms. See “Description of the New Certificates — Indenture Event of Default and Certain Rights Upon an Indenture Event of Default” and below at “— Voting of Equipment Notes” for a description of the rights of the certificateholders of each trust to direct the respective trustees.

      The “Controlling Party” will be the policy provider until payment of final distributions to the holders of the Class G certificates is made and no obligations owing to the policy provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G trustee until payment of final distributions to the holders of the Class G certificates is made. Subsequently, the Controlling Party will then be the Class C trustee until payment of final distributions to the holders of the Class C certificates is made and then the Controlling Party will be the Class D trustee. However, if the policy provider makes a policy drawing in respect of a Preference Amount after the payment of final distributions to the holders of the Class G certificates has been made, so long as no Policy Provider Default has occurred and is continuing, the policy provider will be the Controlling Party until no Policy Provider Obligations remain outstanding. Subsequently, the Controlling Party will then be the Class C trustee until payment of final distributions to the holders of the Class C certificates is made and then the Controlling Party will be the Class D trustee.

      For purposes of giving effect to the rights of the Controlling Party, the trustees other than the Controlling Party will irrevocably agree, and the certificateholders, other than the certificateholders represented by the Controlling Party, will be deemed to agree by virtue of their purchase of certificates, that the subordination agent, as record holder of the equipment notes, will exercise its voting rights in respect of the equipment notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes — Remedies” and to exercise certain other voting rights, see below at “— Voting of Equipment Notes.”

  Sale of Equipment Notes or Aircraft

      Following the occurrence and during the continuation of an indenture event of default, the Controlling Party will be entitled to accelerate, and, subject to the provisions of the immediately following sentence, may direct the subordination agent, as the registered holder of the equipment notes, to sell all (but not less than all) of the equipment notes issued under that indenture to any person, provided, however, that the Controlling Party will first offer to the Class D certificateholders the right to purchase all, but not less than all, of those equipment notes for a purchase price equal to the amount of the obligations secured by that indenture. So long as any certificates are outstanding, during nine months after the earlier of:

      (1)  the acceleration of the equipment notes under any indenture; and

      (2)  our bankruptcy or insolvency, without the consent of each trustee,

no aircraft subject to the lien of the indenture relating to the defaulted equipment notes, or the defaulted equipment notes, may be sold if the net proceeds from the sale would be less than the Minimum Sale Price for the aircraft or those equipment notes. In addition, the amount and payment dates of rentals payable by us under the lease for a leased aircraft may not be adjusted, if, as a result of the adjustment, the discounted present value of all rentals would be less than 75% of the discounted present value of the rentals payable by us under the lease before giving effect to the adjustment, in each case, using the weighted average interest rate of the equipment notes issued under that indenture as the discount rate. In addition, the Controlling Party will not direct the sale of any aircraft unless the Controlling Party first offers to the Class D certificateholders the right to purchase all, but not less than all, of the equipment notes issued under the relevant indenture for a purchase price equal to the amount of the obligations secured by that indenture. (Intercreditor Agreement, Section 4.1(a))

      The subordination agent may from time to time during the continuance of an indenture event of default and before the occurrence of a Triggering Event commission LTV Appraisals relating to an aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1(a)(iii))

Priority of Distributions

      So long as no Triggering Event has occurred, payments relating to the equipment notes and other payments received on any distribution date will be promptly distributed by the subordination agent on that distribution date in the following order of priority:

   Priority of Distributions if No Triggering Event Has Occurred

(1)	to pay all accrued and unpaid Liquidity Expenses to the liquidity provider and all accrued and unpaid Policy Expenses to the policy provider, proportionately;

(2)	to pay interest accrued on the Liquidity Obligations, as determined after giving effect to payments by the policy provider to the liquidity provider, to the liquidity provider and interest accrued on Policy Provider Obligations to the policy provider and, if the policy provider has elected to pay to the liquidity provider all outstanding drawings and interest thereon owing to the liquidity provider under the liquidity facilities, to reimburse the policy provider for the amount of such payment made to the liquidity provider attributable to interested accrued on such drawings, proportionately;

(3)	(A) if applicable, to replenish each cash collateral account up to the applicable Required Amount or (B) if clause (A) is unapplicable, to pay or reimburse the liquidity provider for the Liquidity Obligations, other than amounts payable pursuant to clauses (1) and (2) above and as determined after giving effect to payments by the policy provider to the liquidity provider and, if the policy provider has elected to pay to the liquidity provider all outstanding drawings and interest thereon owing to the liquidity provider under the liquidity facilities, to reimburse the policy provider for the amount of such payment made to the liquidity provider in respect of principal of drawings under the liquidity facilities, proportionately;

(4)	if, with respect to any particular liquidity facility, any amounts are to be distributed to replenish the related cash collateral account pursuant to clause (3)(A) above, then the liquidity provider with respect to that liquidity facility will be paid the excess of (x) the aggregate outstanding amount of unreimbursed drawings, whether or not then due, under that liquidity facility over (y) the Required Amount for the relevant class, proportionately;

(5)	to pay Expected Distributions on the Class G certificates to the holders of Class G certificates;

(6)	to pay or reimburse the policy provider for any Policy Provider Obligations, other than amounts payable pursuant to clauses (1) and (2) above and any Excess Reimbursement Obligations;

(7)	to pay Expected Distributions on the Class C certificates to the holders of Class C certificates;

(8)	to pay any Excess Reimbursement Obligations to the policy provider;

(9)	to pay Expected Distributions on the Class D certificates to the holders of the Class D certificates; and

(10)	to pay fees and expenses of the subordination agent and the trustees.

(Intercreditor Agreement, Sections 2.4 and 3.2)

   Priority of Distributions if a Triggering Event Has Occurred

      Upon the occurrence of a Triggering Event and at all times after the Triggering Event, all funds received by the subordination agent in respect of the equipment notes and certain other payments will be promptly distributed by the subordination agent in the following order of priority:

(1)	to pay Administrative Expenses;

(2)	to the liquidity provider to pay the Liquidity Expenses and to the policy provider to pay the Policy Expenses, proportionately;

(3)	to the liquidity provider, to pay interest accrued on the Liquidity Obligations, as determined after giving effect to certain payments by the policy provider to the liquidity provider, and to the policy provider to pay interest accrued on certain Policy Provider Obligations and, if the policy provider has elected to pay to the liquidity provider all outstanding drawings and interest thereon owing to the liquidity provider under the liquidity facilities, to reimburse the policy provider for the amount of such payment made to the liquidity provider attributable to interest accrued on such drawings, proportionately;

(4)	(A) if applicable, with respect to any particular liquidity facility, to replenish the related cash collateral account up to the Required Amount for the related class of certificates unless (a) less than 65% of the aggregate outstanding principal amount of all equipment notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under that liquidity facility or (b) a Final Drawing has occurred under that liquidity facility (less the amount of any repayments of Interest Drawings under that liquidity facility while subclause (a) is applicable) or (B) if Clause (A) is inapplicable, to the liquidity provider to pay the outstanding amount of all remaining Liquidity Obligations, as determined after giving effect to payments by the policy provider to the liquidity provider, and, if the policy provider has elected to pay to the liquidity provider all outstanding drawings and interest thereon owing to the liquidity provider under the liquidity facilities, to reimburse the policy provider for the amount of such payment made to the liquidity provider in respect of principal of drawings under the liquidity facilities, proportionately;

(5)	if, with respect to any particular liquidity facility, any amounts are to be distributed to replenish the related cash collateral account pursuant to clause (4)(A) above, then the liquidity provider with respect to that liquidity facility will be paid the excess of (x) the aggregate outstanding amount of unreimbursed drawings, whether or not then due, under that liquidity facility over (y) the Required Amount for the relevant class, less the amount of any repayments of Interest Drawings under that liquidity facility while subclause (a) of (4)(A) above is applicable, proportionately;

(6)	to pay fees, taxes, charges and other amounts payable to the subordination agent, any trustee or any certificateholder;

(7)	to pay Adjusted Expected Distributions on the Class G certificates to the holders of Class G certificates;

(8)	to the policy provider, to pay the Policy Provider Obligations, other than amounts payable pursuant to clauses (1), (2), (3) and (4) above and any Excess Reimbursement Obligations;

(9)	to pay Adjusted Expected Distributions on the Class C certificates to the holders of Class C certificates;

(10)	to pay any Excess Reimbursement Obligations to the policy providers; and

(11)	to pay Adjusted Expected Distributions on the Class D certificates to the holders of Class D certificates.

(Intercreditor Agreement, Section 3.3)

      The priority of distributions after a Triggering Event will have the effect of requiring the distribution to the holders of Class G certificates of payments received relating to the series of equipment notes applicable to the Class C and Class D certificates and the distribution of Class C certificates of payments received relating to the series of equipment notes applicable to the Class D certificates. If this should occur, the interest accruing on the equipment notes would in the aggregate be less than the interest accruing on the remaining certificates because those certificates include a relatively greater proportion of Class or Classes with relatively higher interest rates. As a result of these possible interest shortfalls, the holders of Class C and Class D certificates may not receive the full amount due to them after a Triggering Event even if all equipment notes are eventually paid in full.

      Payments in respect of the deposits relating to a trust will not be subject to the subordination provisions of the Intercreditor Agreement.

      Interest drawings under the liquidity facility and withdrawals from the cash collateral account, in each case in respect of interest on the certificates of any relevant trust, will be distributed to the trustee for that trust and drawings under the policy will be distributed by the Class G trustee, notwithstanding the priority of distributions set forth in the intercreditor agreement and otherwise described in this prospectus. All amounts on deposit in the cash collateral account for any relevant trust that are in excess of the Required Amount will be paid to the applicable liquidity provider in accordance with the provisions of the intercreditor agreement.

      For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the certificates of any trust, any Break Amount or premium paid on the equipment notes held in that trust that has not been distributed to the certificateholders of that trust, other than such Break Amount or premium or a portion thereof applied to the payment of interest on the certificates of that trust or the reduction of the Pool Balance of that trust, will be added to the amount of Adjusted Expected Distributions.

      After a Triggering Event occurs and any equipment note becomes a Non-Performing Equipment Note, the subordination agent will obtain LTV Appraisals for all of the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of the initial LTV Appraisals. However, if the Controlling Party reasonably objects to the appraised value of the aircraft shown in the LTV Appraisals, the Controlling Party will have the right to obtain or cause to be obtained substitute LTV Appraisals including LTV Appraisals based upon physical inspection of the aircraft.

Voting of Equipment Notes

      In the event that the subordination agent, as the registered holder of any equipment note, receives a request for its consent to any amendment, modification, consent or waiver under that equipment note, the related indenture, lease, participation agreement or other related document:

(1)	if no indenture event of default has occurred and is continuing with respect to that indenture, the subordination agent will request direction from the trustee of the trust which holds each series of those equipment notes and vote or consent in accordance with the directions of the trustee. So long as the final distribution on the Class G certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default has occurred and is continuing, the subordination agent will request directions from the policy provider rather than the Class G trustee with respect to the Series G equipment notes held in the Class G trust; and

(2)	if any indenture event of default has occurred and is continuing with respect to that indenture, the subordination agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations.

      However, no such amendment, modification, consent or waiver will, without the consent of the liquidity provider and the policy provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by us under any lease or reduce the amount of principal or interest payable by us under any equipment note issued under any owned aircraft indenture. (Intercreditor Agreement, Section 9.1(b))

The Subordination Agent

      Wilmington Trust Company is the subordination agent under the intercreditor agreement. We and our affiliates may from time to time enter into banking and trustee relationships with the subordination agent and its affiliates. The subordination agent’s address is Rodney Square North, 1100 North Market Street, 1st Floor, Wilmington, Delaware, 19890 Attention: Corporate Trust Operations — America West 2001-1 Exchange Offer.

      The subordination agent may resign at any time, in which event a successor subordination agent will be appointed as provided in the intercreditor agreement. The Controlling Party may remove the subordination agent for cause as provided in the intercreditor agreement. In these circumstances, a successor subordination agent will be appointed. Any resignation or removal of the subordination agent and appointment of a successor subordination agent does not become effective until acceptance or the appointment and assumption of its obligations by the successor subordination agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

      The aircraft consist of nine Airbus A319-132 aircraft and five Airbus A320-232 aircraft, all of which will be newly or recently delivered by the manufacturer at the time that the related equipment notes are issued. The aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

      The Airbus A319-100 series aircraft is a medium range aircraft with a seating capacity of approximately 124 passengers. The engine type utilized on our A319-132 aircraft is expected to be International Aero Engines V2524-A5 engines.

      The Airbus A320-200 series aircraft is a medium range aircraft with a seating capacity of approximately 150 passengers. The engine type utilized on our A320-232 aircraft is expected to be International Aero Engines V2527-A5 engines.

The Appraisals

      The table below sets forth the appraised values and certain additional information regarding the aircraft.

				Maximum
				Principal
	Expected	Expected		Amount of	Appraised Value
	Registration	Manufacturer’s	Expected Delivery	Equipment
Aircraft Type	Number	Serial No.	Month(1)	Notes(2)	AISI	AvSolutions	MBA

Airbus A319-132	N824AW	1490	May 2001	$29,000,000	$43,220,000	$40,720,000	$39,850,000

Airbus A319-132	N825AW	1527	July 2001	29,000,000	43,490,000	40,920,000	40,100,000

Airbus A319-132	N826AW	1534	July 2001	29,000,000	43,490,000	40,920,000	40,100,000

Airbus A319-132	N827AW	1547	July 2001	29,000,000	43,490,000	40,920,000	40,100,000

Airbus A319-132	N828AW	1552	July 2001	29,000,000	43,490,000	40,920,000	40,100,000

Airbus A319-132	N829AW	1563	August 2001	29,000,000	43,620,000	41,020,000	40,230,000

Airbus A319-132	N830AW	1565	August 2001	29,000,000	43,620,000	41,020,000	40,230,000

Airbus A319-132	N831AW	1576	September 2001	29,000,000	43,760,000	41,120,000	40,350,000

Airbus A319-132	N832AW	1643	December 2001	29,000,000	44,170,000	41,430,000	40,730,000

Airbus A320-232	N664AW	1621	November 2001	34,000,000	48,560,000	47,040,000	46,770,000

Airbus A320-232	N665AW	1644	December 2001	34,000,000	48,710,000	47,150,000	46,950,000

Airbus A320-232	N667AW	TBD	February 2002	34,000,000	49,020,000	47,570,000	47,080,000

Airbus A320-232	N668AW	TBD	April 2002	34,000,000	49,330,000	47,750,000	47,270,000

Airbus A320-232	N669AW	TBD	May 2002	34,000,000	49,480,000	48,110,000	47,360,000

(1)	Reflects the scheduled delivery month under our purchase agreement with AVSA. The actual delivery date for any Aircraft may be delayed or accelerated. See “— Deliveries of Aircraft.” The aircraft bearing registration number N824AW was delivered on May 9, 2001.

(2)	The actual principal amount issued for an aircraft may be less depending on the circumstances of the financing of such aircraft. The aggregate principal amount of all of the equipment notes will not exceed the aggregate face amount of the certificates.

      The appraised values set forth in the foregoing table were determined by the following three independent aircraft appraisal and consulting firms: Aircraft Information Services, Inc., AvSolutions, Inc. and Morten Beyer and Agnew, Inc. Each appraiser was asked to provide its opinion as to the appraised value of each Aircraft projected as of the scheduled delivery month of each aircraft, and the opinions were furnished as of April 17, 2001, April 9, 2001 and April 30, 2001, respectively. As part of this process, all three appraisers performed ‘desk-top’ appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus as Appendix II.

For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

      An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any aircraft may be less than the appraised value thereof. The value of the aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any exercise relating to the equipment notes and the aircraft pursuant to the applicable indenture would be as appraised or sufficient to satisfy in full payments due on the equipment notes issued thereunder or the certificates.

Deliveries of Aircraft

      The aircraft are scheduled for delivery under our purchase agreement with AVSA from May 2001 to May 2002. See the table under “— The Appraisals” for the scheduled month of delivery of each aircraft. Under the purchase agreement, delivery of an aircraft may be delayed due to “Excusable Delay,” which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond AVSA’s control or not occasioned by AVSA’s fault or negligence.

      The note purchase agreement provides that the delivery period will expire on August 30, 2002, subject to extension, in the event that the equipment notes relating to all of the aircraft (or substitute aircraft in lieu thereof) have not been purchased by the trustees on or prior to such date due to any reason beyond our control and not occasioned by our fault or negligence, to the earlier of (1) the purchase by the trustees of equipment notes relating to the last aircraft (or a substitute aircraft in lieu thereof) and (2) November 30, 2002.

      If delivery of any aircraft is delayed by more than 30 days after the month scheduled for delivery, we have the right to replace that aircraft with a substitute aircraft, subject to some conditions identified below under “— Substitute Aircraft.” If delivery of any aircraft is delayed beyond the delivery period termination date and we do not exercise our right to replace that aircraft with a substitute aircraft, there will be unused deposits that will be distributed to certificateholders together with accrued and unpaid interest thereon and, under certain circumstances, a premium. See “Description of the Deposit Agreements — Unused Deposits.”

Substitute Aircraft

      If the delivery date for any aircraft is delayed more than 30 days after the month scheduled for delivery, we may identify for delivery a substitute aircraft meeting the following conditions:

   Conditions Required of a Substitute Aircraft

(1)	a substitute aircraft must be an Airbus A319-100 or A320-200 aircraft manufactured after the issuance date;

(2)	one or more substitute aircraft of the same or different types may be substituted for one or more aircraft of the same or different types so long as after giving effect thereto the Maximum Principal Amount of equipment notes of each series issued in respect of the substitute aircraft under the Mandatory Economic Terms would not exceed the Maximum Principal Amount of the equipment notes of each series that could have been issued under the Mandatory Economic Terms in respect of the replaced aircraft; and

(3)	we will be obligated to obtain written confirmation from each rating agency that substituting the substitute aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates (without regard to the policy).

Bridge Financing

      Under the note purchase agreement, we may initially take delivery of an aircraft using bridge financing. This bridge financing would be utilized, for example, if we have not finalized arrangements with an owner participant in connection with a leveraged lease financing. The bridge financing would be paid, and any lien on the bridge financed aircraft extinguished, within 90 days of delivery of the aircraft and prior to the financing of the aircraft under the note purchase agreement.

Conversion Option

      Under the note purchase agreement, we may initially finance an aircraft as an owned aircraft and subsequently convert the aircraft into a leased aircraft (subject to written confirmation from each rating agency that the conversion will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates (without regard to the policy)). This conversion option would be utilized, for example, if we have not finalized arrangements with an owner participant in connection with a leveraged lease financing. If the conversion occurs on or prior to the delivery period termination date, we will have the ability to have the applicable owner trustee issue reoptimized equipment notes under a leased aircraft indenture (subject to the Mandatory Economic Terms and written confirmation from each rating agency that the reoptimization will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates (without regard to the policy)) in replacement for the equipment notes issued under the applicable owned aircraft indenture.

      We will only be permitted to convert an owned aircraft into a leased aircraft if we

(1)	provide the owned aircraft trustee with an opinion of counsel (both counsel and opinion satisfactory to the owned aircraft trustee) that the trusts will not be subject to U.S. federal income tax as a result of such assumption; and

(2)	furnish to the relevant owned aircraft trustee either

(A)	an opinion of counsel that the certificateholders will not recognize gain or loss for U.S. federal income tax purposes and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred; or

(B)	both an opinion of counsel (both counsel and opinion satisfactory to the relevant owned aircraft trustee) that the certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such conversion and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred and an indemnity in favor of the certificateholders in form and substance reasonably satisfactory to the relevant owned aircraft trustee.

DESCRIPTION OF THE EQUIPMENT NOTES

      Under the note purchase agreement, we will have the option of entering into a leveraged lease financing or a debt financing with respect to each aircraft. In addition, we may, subject to some conditions, elect to convert a secured debt financing to a leveraged lease financing by entering into a sale-leaseback transaction.

      The note purchase agreement provides for the relevant parties to enter into either:

(1)	for each leased aircraft, a participation agreement, a lease and an indenture (among other documents) relating to the financing of that aircraft; and

(2)	for each owned aircraft, a participation agreement and an owned aircraft indenture relating to the financing of that owned aircraft.

      The description of these agreements in this prospectus is based on the forms of the agreements annexed to the note purchase agreement.

      In the case of any leveraged lease financing of an aircraft, we will select an owner participant that will be the beneficial owner of that aircraft. That owner participant may request revisions to the forms of the participation agreement, the lease and the leased aircraft indenture that are contemplated by the note purchase agreement, so that the terms of those agreements applicable to any particular leased aircraft may differ from the description of those agreements contained in this prospectus. Although these changes are permitted, under the note purchase agreement, the terms of those agreements are in all cases required to (1) contain the Mandatory Document Terms and (2) not vary the Mandatory Economic Terms. In addition, we are obligated to certify to the trustees that any modifications do not materially and adversely affect the certificateholders or the policy provider. We must also obtain written confirmation from each rating agency that the use of versions of the agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates (without regard to the policy). See “Description of the New Certificates — Obligation to Purchase Equipment Notes.”

General

      The equipment notes will be issued in three series with respect to each aircraft, Series G equipment notes, Series C equipment notes and Series D equipment notes. The equipment notes relating to each leased aircraft will be issued under a separate leased aircraft indenture between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee of a trust for the benefit of the owner participant who will be the beneficial owner of that aircraft, and Wilmington Trust Company, as leased aircraft trustee under the indenture. The equipment notes relating to each owned aircraft will be issued under a separate owned aircraft indenture between us and Wilmington Trust Company, as the owned aircraft trustee under the indenture. We sometimes refer to the owned aircraft trustees and the leased aircraft trustees collectively as loan trustees.

      In the case of any leased aircraft, the related owner trustee will lease that leased aircraft to us pursuant to a separate lease we enter into with that owner trustee. Under each lease, we will be obligated to make or cause to be made rental and other payments to the related leased aircraft trustee on behalf of the related owner trustee, which rental and other payments will be at least sufficient to pay in full when due all payments of principal and interest required to be made on the equipment notes issued with respect to that leased aircraft. The equipment notes issued with respect to the leased aircraft are not, however, direct obligations of, or guaranteed by, us. Our rental obligations under each lease and our obligations under the equipment notes issued with respect to each owned aircraft will be our general obligations.

      In some circumstances described below in “— The Leases and Certain Provisions of the Owned Aircraft Indentures — Renewal and Purchase Options,” we will have the right to purchase an owner trustee’s right, title and interest in and to the related aircraft and to assume the related leased aircraft equipment notes on a full recourse basis, subject to some conditions, which would reflect a financing contemplated by an owned aircraft indenture. These conditions include:

(1)	the delivery by us of an assumption agreement giving effect to that assumption;

(2)	a written confirmation from each rating agency that the assumption would not result in a reduction, withdrawal or suspension of the rating of any class of certificates; and

(3)	the receipt by the related leased aircraft trustee of

(a)	an opinion that the trusts will not be subject to U.S. federal income tax as a result of the assumption; and

(b)	either (A) an opinion of counsel, both counsel and opinion satisfactory to the leased aircraft trustee, to the effect that no holder of the certificates will be required to recognize gain or loss for U.S. federal income tax purposes in connection with the assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if the conversion had not occurred or (B) both an opinion of counsel, both counsel and opinion satisfactory to the relevant leased aircraft trustee, that the certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with the assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if the assumption had not occurred and we provide an indemnity in favor of the certificateholders in form and substance reasonably satisfactory to the relevant leased aircraft trustee.

      The holders of a majority of the outstanding principal amount of equipment notes issued under each indenture will be entitled to direct the loan trustee under that indenture in taking action so long as no indenture event of default is continuing under that indenture, except for specified actions that require the unanimous consent of the holders of the equipment notes. For so long as the subordination agent is the registered holder of the equipment notes, the subordination agent shall act, as holder of those equipment notes, in accordance with the directions of the trustees of the trusts that hold the equipment notes constituting in total, the required principal amount of equipment notes.

Subordination

      Series C equipment notes issued in respect of any aircraft will be subordinated in right of payment to Series G equipment notes issued in respect of that aircraft and the Series D equipment notes are subordinated in right of payment to the Series G equipment notes and the Series C equipment notes issued with respect to that aircraft. On each equipment note payment date, (1) payments of interest and principal due on Series G equipment notes issued in respect of any aircraft will be made prior to payments of interest and principal due on Series C equipment notes and Series D equipment notes issued in respect of that aircraft; and (2) payments of interest and principal due on the Series C equipment notes will be made prior to payments of interest and principal due on Series D equipment notes issued in respect of that aircraft.

Principal And Interest Payments

      Subject to the provisions of the intercreditor agreement, interest paid on the equipment notes held in each trust will be passed through to the certificateholders of that trust on the dates and at the rate per annum set forth on the cover page of this prospectus with respect to certificates issued by that trust until the final expected regular distribution date for that trust. Subject to the provisions of the intercreditor agreement, principal paid on the equipment notes held in each trust will be passed through to the certificateholders of that trust in scheduled amounts on the dates set forth in this prospectus until the final expected regular distribution date for that trust.

      Interest will be payable on the unpaid principal amount of each equipment note at the rate applicable to that equipment note and, in the case of Series D equipment notes, for each applicable interest period, on April 2 and October 2 in each year, commencing on the first such date to occur after initial issuance of the equipment note. Interest will be computed on the basis, in the case of the Series G and Series C equipment notes, of a 360-day year of twelve 30-day months and, in the case of the Series D equipment notes, a 360-day year and the actual number of days elapsed.

      Scheduled principal payments on the equipment notes will be made on April 2 and October 2 in certain years, commencing on or after October 2, 2001. See “Description of the New Certificates — Pool Factors” for a discussion of the scheduled payments of principal of the equipment notes and possible revisions to the scheduled payments.

      If any date scheduled for any payment of principal, Break Amount, if any, premium, if any, or interest relating to the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest.

Redemption

  Event of Loss

      If an Event of Loss occurs with respect to any aircraft and the aircraft is not replaced by us, the equipment notes issued relating to that aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount of the equipment notes issued relating to that aircraft, together with accrued interest thereon to, but not including, the date of redemption, plus Break Amount, if any, but without premium, on a special distribution date. (Indentures, Section 2.10(a))

   America West Optional Redemptions

      If we exercise our right to terminate a lease because the related aircraft has become obsolete or surplus to our needs, the equipment notes relating to that aircraft will be redeemed, in whole, on a special distribution date at a price equal to the aggregate unpaid principal amount of the equipment notes issued with respect to that aircraft, together with accrued interest to, but not including, the date of redemption, plus, in the case of a redemption of the Series G or Series C equipment notes, a Make-Whole Premium, if any, or in the case of the Series D equipment notes, a Break Amount, if any. (Indentures, Section 2.10(b)).

      All of the equipment notes issued relating to a leased aircraft may be redeemed prior to maturity as part of a refunding or refinancing of the equipment notes under the applicable participation agreement and all of the equipment notes relating to an owned aircraft may be redeemed prior to maturity at any time at our option at a price equal to the aggregate unpaid principal of the equipment notes issued relating to that aircraft, together with accrued interest to, but not including, the date of redemption, plus, in the case of a redemption of the Series G or Series C equipment notes, a Make-Whole Premium, if any, or in the case of the Series D equipment notes, a Break Amount, if any, and if the redemption occurs before January 1, 2002, a premium equal to 1% of the aggregate unpaid principal amount. (Indentures, Section 2.11) If notice of a redemption has been given in connection with a refinancing of equipment notes, the notice may be revoked not later than three days prior to the proposed redemption date. (Indentures, Section 2.12)

      So long as no default or indenture event of default then exists under any indenture, all of the Series D equipment notes issued with respect to any aircraft may be redeemed prior to maturity, without a redemption of the Series G or Series C equipment notes issued with respect to that aircraft, at a price equal to the aggregate unpaid principal amount of those Series D equipment notes together with accrued interest and Break Amount, if any, and, if the redemption occurs before January 1, 2002, a premium equal to 1% of the aggregate unpaid principal amount. Any re-issuance of Series D equipment notes with respect to that aircraft in connection with the redemption or at any time thereafter shall require written confirmation from Moody’s Investors Service, Inc. and Standard & Poor’s that the re-issuance will not cause a reduction, withdrawal or suspension of any rating then in effect for any class of certificates, without regard to the policy, and satisfy other terms and conditions in the note purchase agreement and the intercreditor agreement, including that the re-issued Series D equipment notes comply with the Mandatory Document Terms and be subordinated to the Series C equipment notes, the Policy Provider Obligations, the Series G equipment notes and the Liquidity

Obligations. The re-issued Series D equipment notes shall not vary the Mandatory Economic Terms, unless the variation would only affect those Series D equipment notes.

      In addition, all of the equipment notes issued with respect to any lease may be redeemed prior to maturity, in the case of a redemption of the Series G or Series C equipment notes, with a Make-Whole Premium, if any, or, in the case of the Series D equipment notes, with a Break Amount, if any, on a special distribution date in connection with our exercise of options or elections relating to the purchase of the aircraft subject to that lease.

      If any of the events listed below occur, then, in each case all, but not less than all, of the equipment notes issued with respect to the related aircraft may be purchased by the owner trustee or owner participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest to, but not including, the date of purchase and Break Amount, if any, with respect to the Series D equipment notes, but without any premium; provided that a Make-Whole Premium will be payable if the equipment notes are to be purchased pursuant to clause (1) below when a lease event of default has occurred and is continuing for fewer than 180 days. (Indentures, Section 2.13)

  Events Triggering Right to Redemption

(1)	One or more Lease Events of Default has occurred and is continuing.

(2)	In the event of a bankruptcy proceeding involving us, (a) during the period in which Section 1110 of the U.S. Bankruptcy Court applies, the trustee in the proceeding or we do not agree to perform its or our obligations under the related lease or (b) at any time after agreeing to perform the obligations, the trustee or we cease to perform the obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end.

(3)	The equipment notes relating to that aircraft have been accelerated or the leased aircraft trustee with respect to the related equipment notes takes action or notifies the applicable owner trustee that it intends to take action to foreclose the lien of the related leased aircraft indenture or otherwise commence the exercise of any significant remedy under that indenture or the related lease.

      As owner of the owned aircraft, we have no comparable right under the owned aircraft indentures to purchase the equipment notes under such circumstances.

Security

      The equipment notes issued relating to each aircraft subject to a lease will be secured by all of the following items:

   Security for Equipment Notes

(1)	an assignment by the related owner trustee to the related loan trustee of that owner trustee’s rights under the lease, except for certain limited rights, with respect to the related aircraft leased by us, including the right to receive payments under the applicable lease;

(2)	a mortgage to the related loan trustee of that aircraft, subject to our rights under the lease; and

(3)	an assignment to the related loan trustee of some of the owner trustee’s rights under the purchase agreement we entered into with the related manufacturer.

      Prior to an indenture event of default, the owner participant relating to any aircraft will have the right, to the exclusion of the related loan trustee, to approve as satisfactory counsel furnishing legal opinions, appraisers and accountants. Also, the owner participant will have the right, to the exclusion of the related loan trustee, to approve the identity of permitted sublessees not otherwise permitted by the related lease, and to approve the forms of certain documentation required for the substitution of aircraft following an Event of Loss.

      Unless and until the related loan trustee has foreclosed upon the lien of the related indenture, the loan trustee may not exercise the balance of the rights of the owner trustee under the related lease, such as the amendment or modification of the lease, without the concurrence of the owner trustee. However, in all instances, the right of the loan trustee to exercise remedies under the related lease are rights exclusive to the loan trustee. The assignment by the owner trustee to the loan trustee of its rights under the related lease will also exclude certain rights of the owner trustee and the related owner participant to receive the following:

•	indemnification by us for certain matters;

•	insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under public liability insurance maintained by us under the lease or by the owner trustee or owner participant;

•	insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or owner participant under the lease; and

•	certain reimbursement payments made by us to the owner trustee. (Indentures, Granting Clause and Section 5.02)

      The equipment notes are not cross-collateralized, and, consequently, the equipment notes issued in respect of any one aircraft will not be secured by any of the other aircraft or replacement aircraft or the leases related thereto.

      The equipment notes issued relating to each owned aircraft will be secured by (1) a mortgage to the owned aircraft trustee of that aircraft and (2) an assignment to the owned aircraft trustee of some of our rights under the purchase agreement we enter into with the related manufacturer.

      Funds, if any, held from time to time by the loan trustee with respect to any aircraft, including funds held as the result of an Event of Loss to that aircraft or termination of the lease relating thereto, will be invested and reinvested by the loan trustee, at our direction (except in the case of certain indenture events of default), in investments described in the related indenture. (Indentures, Section 5.09)

Loan To Value Ratios Of Equipment Notes

      The following tables show examples of loan to aircraft value ratios, or LTVs, for the equipment notes issued relating to aircraft as of the regular distribution dates that occur after the scheduled date of original issuance of those equipment notes, assuming that the equipment notes in the Maximum Principal Amount are issued for each aircraft. We used these examples to prepare the assumed amortization schedule, although the amortization schedule for the equipment notes issued for an aircraft may vary from the assumed amortization schedule so long as it complies with the Mandatory Economic Terms. This means that the tables below may not apply in the case of any particular aircraft.

      The LTV was obtained by dividing (1) the outstanding balance, assuming no payment default, of the equipment notes determined immediately after giving effect to the payments scheduled to be made on each such regular distribution date by (2) the assumed value of the aircraft securing the equipment notes.

      The following tables assume that the value of each aircraft depreciates by approximately 3% of the initial appraised value per year for the first 15 years after delivery of that aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different LTVs, and we cannot assure you (1) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (2) as to the actual future value of any aircraft. The tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions.

	A319-132			A320-232

	Equipment			Equipment
	Note	Assumed		Note	Assumed
	Outstanding	Aircraft	Loan to	Outstanding	Aircraft	Loan to
Date	Balance	Value	Value Ratio	Balance	Value	Value Ratio

	(millions)	(millions)		(millions)	(millions)

October 2, 2001	$28.08	$40.72	69.0%	$33.72	$47.04	71.7%

October 2, 2002	26.06	39.50	66.0%	30.55	45.63	67.0%

October 2, 2003	24.83	38.28	64.9%	28.02	44.22	63.4%

October 2, 2004	22.39	37.06	60.4%	26.27	42.81	61.4%

October 2, 2005	19.74	35.83	55.1%	22.95	41.40	55.4%

October 2, 2006	18.35	34.61	53.0%	20.46	39.98	51.2%

October 2, 2007	17.00	33.39	50.9%	19.63	38.57	50.9%

October 2, 2008	16.37	32.17	50.9%	18.92	37.16	50.9%

October 2, 2009	15.75	30.95	50.9%	18.20	35.75	50.9%

October 2, 2010	13.38	29.73	45.0%	16.76	34.34	48.8%

October 2, 2011	11.64	28.50	40.8%	16.76	32.93	50.9%

October 2, 2012	11.49	27.28	42.1%	16.04	31.52	50.9%

October 2, 2013	11.49	26.06	44.1%	15.32	30.11	50.9%

October 2, 2014	10.48	24.84	42.2%	13.54	28.69	47.2%

October 2, 2015	8.73	23.62	37.0%	11.53	27.28	42.2%

October 2, 2016	6.98	22.40	31.2%	9.51	25.87	36.8%

October 2, 2017	6.98	20.77	33.6%	5.48	23.99	22.8%

October 2, 2018	6.98	19.14	36.5%	3.46	22.11	15.6%

October 2, 2019	5.24	17.51	29.9%	0.00	NA	NA

October 2, 2020	1.75	15.88	11.0%	0.00	NA	NA

October 2, 2021	0.00	NA	NA	0.00	NA	NA

Limitation of Liability

      The equipment notes relating to the leased aircraft are not direct obligations of, or guaranteed by, us, any owner participant or any owner trustee in its individual capacity. None of the owner trustees, the owner participants or the loan trustees, or any of their affiliates, will be personally liable to any holder of an equipment note or, in the case of the owner trustees and the owner participants, to the loan trustees for any amounts payable under the equipment notes or, except as provided in each indenture, for any liability under that indenture. All payments of principal of, Break Amount, if any, premium, if any, and interest on the equipment notes issued relating to any aircraft, other than payments made in connection with (x) an optional redemption or purchase of equipment notes issued with respect to a leased aircraft by the related owner trustee or the related owner participant or (y) the election by an owner trustee to retain title to an aircraft subject to a termination for obsolescence will be made only from the assets subject to the lien of the indenture with respect to that aircraft or the income and proceeds received by the related loan trustee from those assets, including rent payable by us under the lease with respect to that aircraft.

      The equipment notes issued relating to the owned aircraft will be our direct obligations.

      Except as otherwise provided in the indentures, no owner trustee or loan trustee, in its individual capacity, will be answerable or accountable under the indentures or under the equipment notes under any circumstances except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under any of the leased aircraft indentures or the equipment notes to the loan trustees or to any holder of any equipment note.

Indenture Events of Default; Notice And Waiver

      Events of default under each indenture will include:

(i)	in the case of a leased aircraft indenture, the occurrence of any event of default under the related Lease;

(ii)	the failure by the related owner trustee (other than as a result of a lease default or lease event of default), in the case of a leased aircraft indenture, or us, in the case of an owned aircraft indenture, to pay any interest or principal or Break Amount, if any, or premium, if any, when due, under the indenture or under any equipment note issued under the indenture that continues for more than ten business days, in the case of principal, interest, Break Amount or premium, and, in all other cases, 30 days after the relevant owner trustee, owner participant or we, as the case may be, receive written demand from the related loan trustee or holder of an equipment note;

(iii)	the failure by the related owner participant or the related owner trustee (in its individual capacity), in the case of a leased aircraft indenture, or us, in the case of an owned aircraft indenture, to discharge certain liens that continue after notice and specified cure periods;

(iv)	any representation or warranty made by the related owner trustee, owner participant or us, as the case may be, in the related operative agreements, or certain related documents furnished to the loan trustee pursuant to the related operative agreements being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the loan trustee or note holders and remains unremedied after notice and specified cure periods;

(v)	failure by us or the related owner trustee or owner participant to perform or observe in any material respect any covenant or obligation for the benefit of the loan trustee or holders of equipment notes under the indenture or certain related documents that continues after notice and specified cure periods;

(vi)	the registration of the related aircraft ceasing to be effective as a result of the owner participant, in the case of a leased aircraft, or us, in the case of an owned aircraft, not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period);

(vii)	with respect to the owned aircraft, the lapse or cancellation of insurance required under the owned aircraft indenture; or

(viii)	the occurrence of certain events of bankruptcy, reorganization or insolvency of the related owner trustee or owner participant, in the case of a leased aircraft, or us, in the case of the owned aircraft.

(Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 5.01)

      There are no cross-default provisions in the indentures or in the leases. Consequently, events resulting in an event of default under any particular indenture may or may not result in an indenture default occurring under any other indenture, and an event of default under any particular lease may or may not constitute an event of default under any other lease.

     Equity Cure Rights

      If we fail to make any semiannual basic rental payment due under any lease, within a specified period after that failure the applicable owner trustee may furnish to the loan trustee the amount due on the equipment notes issued with respect to the related leased aircraft, together with any interest on account of the delayed payment. In that case, the loan trustee and the holders of outstanding equipment notes issued under that indenture may not exercise any remedies otherwise available under that indenture or lease as the result of the failure to make the rental payment. The related owner trustee may not cure such default if it has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults. The applicable owner trustee also may cure other defaults by us in the performance of our obligations under any lease that can be cured with the payment of money. (Indentures, Section 4.03)

      The holders of a majority in principal amount of the outstanding equipment notes issued with respect to any aircraft, by notice to the loan trustee, may on behalf of all the holders waive any existing default and its consequences under the indenture with respect to that aircraft, except a default in the payment of the principal of, or Break Amount or premium or interest on any such equipment notes or a default in respect of any covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of equipment notes. (Indentures, Section 4.08)

Remedies

      If an indenture event of default occurs and is continuing, the related loan trustee or the holders of a majority in principal amount of the equipment notes outstanding under the related indenture may, subject to the applicable owner participant’s or owner trustee’s right to cure, declare the principal of all equipment notes issued under the indenture immediately due and payable, together with all accrued but unpaid interest and Break Amount, if any. In the event of a reorganization proceeding involving us as a debtor that is instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other event of default under an indenture or lease, other than the failure to pay the outstanding amount of the equipment notes which by such declaration shall have become payable, exists at any time after the consummation of the proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of equipment notes. The holders of a majority in principal amount of equipment notes outstanding under an indenture may rescind any declaration at any time before the judgment or decree for the payment of the money so due is entered if (1) there has been paid to the related loan trustee an amount sufficient to pay all principal, interest, Break Amount, if any, and premium, if any, on any the equipment notes, to the extent the amounts have become due otherwise than by such declaration of acceleration and (2) all other indenture events of default and events which with the passing of time would become indenture events of default have been cured. (Indentures, Section 4.04(b))

      Each indenture provides that if an indenture event of default has occurred and is continuing, the related loan trustee may exercise certain rights or remedies available to it under the indenture or under applicable law, including, if the corresponding lease has been declared in default, one or more of the remedies under that lease with respect to the aircraft subject to that lease. If, in the case of a leased aircraft, an indenture event of default arises solely by reason of one or more events or circumstances which constitute a lease event of default, the related loan trustee’s right to exercise remedies under an indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the lease with respect to the leased aircraft. The requirement to exercise one or more of these remedies under the lease during an extension of a stay will not apply in circumstances where the exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days subsequent to the entry of an order for relief; provided, however, that the requirement to exercise one or more of such remedies under such lease shall nonetheless be applicable during a period subsequent to the expiration of the 60-day period to the extent that the continuation of such period subsequent to the expiration of the 60-day period (1) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the 60-day period with the approval of the relevant court to perform such lease in accordance with Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2) of the U.S. Bankruptcy Code and cures any default (other than a default of a kind specified in Section 365(b)(2) of the U.S. Bankruptcy Code) within the applicable time period specified in Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; (2) is an extension of the 60-day period with the consent of such leased aircraft trustee pursuant to Section 1110(b) of the U.S. Bankruptcy Code; or (3) is the consequence of such leased aircraft trustee’s own failure to give any requisite notice to any person. See “— The Leases and Certain Provisions of the Owned Aircraft Indentures — Events of Default under the Leases.”

      These remedies may be exercised by the related loan trustee to the exclusion of the related owner trustee, subject to certain conditions specified in the indenture, and to our exclusion, subject to the terms of the lease. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including our rights under the lease with respect to the aircraft. No exercise of any remedies by the related loan trustee may affect our rights under any lease unless a lease event of default has occurred and is continuing.

(Indentures, Section 4.04; Leases, Section 15) The owned aircraft indentures will not contain these limitations on the owned aircraft trustee’s ability to exercise remedies upon an indenture event of default under an owned aircraft indenture.

      If the equipment notes issued in respect of one aircraft are in default, the equipment notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable indentures with respect to those other aircraft.

     Section 1110 of the U.S. Bankruptcy Code

      Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to “equipment,” as defined in Section 1110 of the U.S. Bankruptcy Code, to take possession of the equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by any of the following events:

     Events That Do Not Affect Rights with Respect to Equipment

(1)	any other provision of the U.S. Bankruptcy Code; or

(2)	any power of the bankruptcy court.

      Section 1110 provides, however, that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all if, within the 60-day period or a longer period consented to by the lessor, conditional vendor or holder of a security interest, the trustee in reorganization agrees to perform the debtor’s obligations that become due on or after that date and cures all existing defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor.

      “Equipment” is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part, as defined in Section 40102 of title 49 of the U.S. Code, that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

          Opinion of America West Counsel

      It is a condition to the trustee’s obligation to purchase equipment notes with respect to each aircraft that our outside counsel, which is expected to be Vedder, Price, Kaufman & Kammholz, provide its opinion to the trustees that (i) if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for that aircraft, and the loan trustee, as assignee of the owner trustee’s rights under the lease pursuant to the related indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft or (ii) if the aircraft is owned by us, the owned aircraft trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the aircraft so long as we hold, on the date the equipment notes relating to that aircraft were issued, an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.” For a description of limitations on the loan trustee’s exercise of rights contained in the indentures, see “— Indenture Default; Notice and Waiver.”

      The opinion of Vedder, Price, Kaufman & Kammholz will not address the possible replacement of an aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related loan trustee will be entitled to Section 1110 benefits with respect to the replacement unless there was, subsequent to the delivery of the aircraft, a change in law or court interpretation that results in Section 1110 benefits not being available. The opinion of Vedder, Price, Kaufman & Kammholz will also not address the availability of Section 1110 with respect to any possible sublessee of an aircraft subleased by us or to any possible lessee of an owned aircraft if it is leased by us.

     Reimbursement of Loan Trustee Expenses

      If an event of default under any indenture occurs and is continuing, any sums held or received by the related loan trustee, subject to limited exceptions, may be applied to reimburse the loan trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to the loan trustee prior to any payments to holders of the equipment notes issued under that indenture. (Indentures, Sections 3.03 and 3.04)

     Bankruptcy or Like Proceedings of an Owner Participant

      In the event of bankruptcy, insolvency, receivership or like proceedings involving an owner participant, it is possible that, notwithstanding that the applicable leased aircraft is owned by the related owner trustee in trust, the leased aircraft and the related lease and equipment notes might become part of the proceeding. In this event, payments under that lease or on such equipment notes might be interrupted and the ability of the related loan trustee to exercise its remedies under the related indenture might be restricted, although the loan trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

Modification of Indentures and Leases

      Without the consent of holders of a majority in principal amount of the equipment notes outstanding under any indenture, the provisions of the indenture and any related lease, participation agreement or trust agreement may not be amended or modified, except to the extent indicated below.

      Some provisions of any indenture, lease, participation agreement and trust agreement, may be amended or modified by the contracting parties without the consent of any holders of the equipment notes outstanding under the indenture. In the case of each lease, these provisions include, among others, provisions relating to (1) the return to the related owner trustee of the related leased aircraft at the end of the term of the applicable lease, except to the extent that such amendment would affect the rights or exercise of remedies under the applicable lease, and (2) the renewal of the applicable lease and the option to purchase the related leased aircraft so long as the same would not adversely affect the holders of any equipment notes. (Indentures, Section 9.01(a)) In addition, any indenture may be amended without the consent of the holders of equipment notes to, among other things, cure any defect or inconsistency in such indenture or the equipment notes issued under that indenture, provided that the change does not adversely affect the interests of any holder. (Indentures, Section 9.01(c))

      Without the consent of the holder of each equipment note outstanding under any indenture affected thereby, no amendment or modification of that indenture may among other things have the effect noted below:

     Amendments or Modifications of an Indenture Requiring Consent of Each Holder of Equipment Notes

(1)	reduce the principal amount of, Break Amount, if any, or premium, if any, or interest payable on, any equipment notes issued under the indenture or change the date on which any principal, Break Amount, if any, or premium, if any, or interest is due and payable;

(2)	permit the creation of any security interest with respect to the property subject to the lien of that indenture, except as provided in that indenture, or deprive any holder of an equipment note issued under that indenture of the benefit of the lien of the indenture upon the property subject to that indenture; or

(3)	reduce the percentage in principal amount of outstanding equipment notes issued under that indenture necessary to modify or amend any provision of that indenture or to waive compliance with that indenture. (Indentures, Section 9.01(b))

Indemnification

      We are required to indemnify each loan trustee, each owner participant, each owner trustee, each liquidity provider, the policy provider, the subordination agent, the escrow agent and each trustee, but not the holders of certificates, for certain losses, claims and other matters. We are required under certain circumstances to indemnify each owner participant against the loss of depreciation deductions and other benefits allowable for certain income tax purposes with respect to the related leased aircraft. Each owner participant will be required to indemnify the related loan trustee and the holders of the equipment notes issued with respect to the leased aircraft in which that owner participant has an interest for certain losses that may be suffered as a result of the failure of such owner participant to discharge liens or claims on or against the assets subject to the lien of the related indenture.

The Leases and Certain Provisions of the Owned Aircraft Indentures

      Each leased aircraft will be leased to us by the relevant owner trustee under the relevant lease agreement. Each owned aircraft will be owned by us.

      Lease Term Rentals and Payments

      Each leased aircraft is leased separately by the relevant owner trustee to us for a term commencing on the date on which the aircraft is acquired by the owner trustee and expiring on a date not earlier than the latest maturity date of the relevant equipment notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable lease. The semiannual basic rent payment under each lease is payable by us on April 2 or October 2 during the term of that lease, and will be assigned by the owner trustee under the corresponding indenture to provide the funds necessary to make scheduled payments of principal and interest due from the owner trustee on the equipment notes issued under that indenture.

      In certain cases, the semiannual basic rent payments under the leases may be adjusted, but each lease provides that under no circumstances will scheduled rent payments by us be less than the scheduled payments on the related equipment notes. Any balance of each semiannual basic rent payment under each lease, after payment of amounts due on the equipment notes issued under the indenture corresponding to the lease, will be paid over to the related owner trustee. (Leases, Section 3; Indentures, Section 3.01)

      Semiannual payments of interest on the equipment notes issued by us under an owned aircraft indenture are payable each April 2 and October 2 commencing on the first such date after issuance of the equipment notes. Semiannual payments of principal under the equipment notes issued by us under an owned aircraft indenture are payable on April 2 and October 2 in certain years commencing on or after October 2, 2001.

      Net Lease; Maintenance

      We are obligated under each lease, among other things and at our expense, to keep each aircraft duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft so as to keep it in as good an operating condition as when delivered to us, ordinary wear and tear excepted, and without taking into consideration hours and cycles, and in such condition as required to maintain the airworthiness certificate for the aircraft in good standing at all times, including temporary storage or maintenance periods and the grounding of similar aircraft by the applicable aviation authority. (Leases, Sections 7.1, 8.1 and Annexes C and D) The owned aircraft indenture imposes comparable registration, insurance, maintenance, service and repair obligations on us with respect to the owned aircraft. (Owned Aircraft Indentures, Section 4.02)

      Possession, Sublease and Transfer

      We may operate an aircraft or we may be able to permit other persons to operate an aircraft. Normal interchange and pooling agreements with respect to any engine are permitted. Subleases, in the case of leased aircraft, and leases, in the case of owned aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in countries that are listed in the applicable indenture, subject to a reasonably satisfactory legal opinion that, among other things, that country would recognize (in the case of the leased aircraft) owner trustee’s title to, and the loan trustee’s security interest in respect of, the applicable aircraft. In addition, a sublessee may not be subject to insolvency or similar proceedings at the commencement of that sublease. (Leases, Section 7) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948). It is uncertain to what extent the relevant loan trustee’s security interest would be recognized if an aircraft were registered or located in a jurisdiction not a party to the convention. Moreover, in the case of an indenture event of default, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

      Registration

      Subject to the next paragraph, we are required to keep each aircraft duly registered with the Federal Aviation Administration, except (in the case of a leased aircraft) if the relevant owner trustee or owner participant fails to meet the applicable citizenship requirements, and to record each lease (in the case of a leased aircraft, but subject to those citizenship requirements) and indenture and certain other documents under Title 49 of the U.S. Code relating to aviation. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02(e)) The recordation of the indenture and other documents with respect to each aircraft is intended to give the relevant loan trustee a first priority perfected security interest in the aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft (Geneva 1948) provides that the security interest will also generally be recognized in those jurisdictions that have ratified or adhere to the convention.

      So long as no lease event of default exists, we have the right to register a leased aircraft in a country other than the United States at our own expense in connection with a permitted sublease of that aircraft to a permitted foreign air carrier, subject to some conditions in the related participation agreement. These conditions include a requirement that the lien of the applicable indenture continue as a first priority security interest in the applicable aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11) The owned aircraft indentures contain comparable provisions with respect to registration of the owned aircraft outside of the United States in connection with a permitted lease of the owned aircraft. (Owned Aircraft Indentures, Section 4.02(e))

      Liens

      We are required to maintain each aircraft free of any liens, other than the rights of the relevant loan trustee, the holders of the related equipment notes, us, and, with respect to a leased aircraft, the owner participant and owner trustee arising under the applicable indenture, the lease (in the case of a leased aircraft) or the other operative documents related to the lease, and other than limited liens permitted under the documents, including but not limited to those listed below; provided that in the case of the liens described in clauses (1), (2) and (3) below, the liens and proceedings do not involve any material risk of the sale, forfeiture or loss of the aircraft or the interest of any participant in the aircraft or impair the lien of the relevant indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01) The following liens are permitted:

      Additional Permitted Liens

(1)	liens for taxes either not yet due or being contested in good faith by appropriate proceedings;

(2)	materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings;

(3)	judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of the judgment is stayed pending appeal and discharged, vacated or reversed within 60 days after expiration of such stay;

(4)	insurers’ salvage rights; and

(5)	any other lien as to which we have provided a bond or other security adequate in the reasonable opinion of the related owner trustee or loan trustee, as the case may be.

      Replacement of Parts; Alterations

      We are obligated to replace all parts at our expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. We or any permitted sublessee have the right, at our own expense, to make alterations, modifications and additions with respect to each aircraft as we deem desirable in the proper conduct of ours or its business and to remove parts which we deem to be obsolete or no longer suitable or appropriate for use, so long as the alteration, modification, addition or removal does not impair the condition or airworthiness and does not materially diminish the fair market value, utility, or remaining useful life of the related aircraft, airframe or engine. (Leases, Section 8.1 and Annex C)

      Insurance

      We are required to maintain, at our expense (or at the expense of a permitted lessee, in the case of the owned aircraft, or a permitted sublessee, in the case of a leased aircraft), all-risk aircraft hull insurance covering each aircraft, at all times in an amount not less than the aggregate outstanding principal amount of the equipment notes related to the aircraft together with six months of accrued interest on those equipment notes. However, after giving effect to self-insurance permitted as described below, the amount payable under the insurance for any aircraft may be less than the amounts payable with respect to the equipment notes issued with respect to that aircraft. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence, if the insurers make payment to other than the repairer of the loss, the proceeds up to the stipulated loss value of the relevant aircraft will be payable to the applicable loan trustee, for so long as the relevant indenture is in effect. In the event of a loss involving insurance proceeds of up to $5,000,000 the proceeds will be payable directly to us so long as an indenture event of default does not exist with respect to the owned aircraft indentures or, in the case of a leased aircraft, the owner trustee has not notified the insurance underwriters that a lease event of default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Section 11 and Annex D; Owned Aircraft Indentures, Section 4.06)

      In addition, we are obligated to maintain comprehensive airline liability insurance relating to each aircraft at our expense (or at the expense of a permitted lessee, in the case of an owned aircraft, or a permitted sublessee, in the case of a leased aircraft), including, without limitation, passenger legal liability, bodily injury liability, property damage liability and contractual liability, exclusive of manufacturer’s product liability insurance. Insurers of recognized responsibility must underwrite the liability insurance. The amount of the liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by us of the same type and operating on similar routes as the aircraft. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06)

      We are also required to maintain war-risk, hijacking or allied perils insurance if we, or any permitted sublessee or lessee, operate any aircraft or any related airframe or engine in any area of recognized hostilities, unless governmental indemnity is obtained in its place, or if we, or any permitted sublessee or lessee, maintain the insurance relating to other aircraft operated by us, or any permitted sublessee or lessee, on the same routes on which the aircraft is operated. (Leases, Section 7.1.5 and Annex D; Owned Aircraft Indentures, Section 4.06)

      We may self-insure under a program applicable to all aircraft in our fleet, but the amount of the self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in our fleet or 1.5% of the average aggregate insurable value during the preceding calendar year of all aircraft on which we carry insurance, whichever is less, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case we may self-

insure the aircraft to such higher level. In addition, we may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06(d))

      In respect of each aircraft, we are required to name as additional insured parties the relevant loan trustee and holders of the equipment notes and, in the case of the leased aircraft, the relevant owner participant and owner trustee, in its individual capacity and as owner of that aircraft, and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to the aircraft. In addition, the insurance policies maintained under the leases and the owned aircraft indentures will be required to provide that, in respect of the interests of only additional insured persons, the insurance will not be invalidated or impaired by any act or omission of ours or any other person and to insure the respective interests of the additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in the policies by us, any permitted sublessee or any other person. (Leases, Annex D; Owned Aircraft Indentures, Section 4.06)

      Lease Termination

      Unless a lease event of default has occurred and is continuing, we may terminate any lease on any payment date occurring on or after the fifth anniversary of the date on which that lease commenced, if we make a good faith determination that the leased aircraft subject to that lease is economically obsolete or surplus to our requirements. We are required to give notice of our intention to exercise our right of termination described in this paragraph at least 90 days prior to the proposed date of termination. This notice may be withdrawn up to ten business days prior to the proposed date, provided that we may give only five termination notices. In this situation, unless the owner trustee elects to retain title to that aircraft, we are required to use commercially reasonable efforts to sell that aircraft as an agent for the owner trustee, and the owner trustee will sell the aircraft on the date of termination to the highest cash bidder. If the sale occurs, the equipment notes related to the sale are required to be prepaid. If the net proceeds to be received from the sale are less than the termination value for that aircraft, which is expressed always to be sufficient to pay the aggregate outstanding principal amount of the equipment notes related to the aircraft, together with accrued interest, we are required to pay to the applicable owner trustee an amount equal to the excess, if any, of the applicable termination value for that aircraft over such net proceeds. Upon payment of termination value for that aircraft and an amount equal to the Break Amount, if any, and the Make-Whole Premium, if any, payable on the date of payment, together with certain additional amounts, the lien of the relevant indenture will be released, the relevant lease will terminate, and our obligation to make scheduled rent payments under the related lease will cease. (Leases, Section 9; Indentures, Sections 2.10(b) and 10.01)

      The owner trustee under any lease has the option to retain title to the aircraft subject to that lease if we have given a notice of termination under that lease. The owner trustee will then pay to the applicable loan trustee an amount sufficient to prepay the outstanding principal of and interest on the equipment notes issued relating to that aircraft but we will be obligated to pay the Make-Whole Premium, Break Amount, if any, and other additional amounts, in which case the lien of the relevant indenture will be released, the relevant lease will terminate and our obligation to make scheduled rent payments under that lease will cease. (Leases, Section 9; Indentures, Sections 2.10(b) and 10.01)

      Events of Loss

      If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, we must elect within 45 days after the occurrence either to make payment with respect to that Event of Loss or to replace the airframe and any engines. Not later than the first business day following the earliest of (1) the

120th day following the date of occurrence of the Event of Loss, and (2) the fourth business day following the receipt of the insurance proceeds in respect of the Event of Loss, we must take either of the steps noted below:

      Alternative Steps Required Upon an Event of Loss

(1)	pay to the applicable owner trustee, in the case of a leased aircraft, or to the owned aircraft trustee, in the case of an owned aircraft, the stipulated loss value of the aircraft, in the case of a leased aircraft, or the outstanding principal amount and accrued interest and Break Amount, if any, on the equipment notes, in the case of an owned aircraft, together with some additional amounts, but, in any case, without any Make-Whole Premium or other premium; or

(2)	unless any lease event of default or failure to pay basic rent under the relevant lease, in the case of a leased aircraft, an indenture event of default or failure to pay principal or interest under the owned aircraft indenture, in the case of an owned aircraft, or bankruptcy defaults have occurred and are continuing, substitute an airframe, or airframe and one or more engines, as the case may be, for the airframe, or airframe and engine(s), that suffered the Event of Loss. (Leases, Sections 10.1.1, 10.1.2 and 10.1.3; Indentures, Section 2.10(a); Owned Aircraft Indentures, Sections 2.10 and 4.05(a))

      If we elect to replace an airframe, or airframe and one or more engines, as the case may be, that suffered the Event of Loss, we will convey to the related owner trustee title to an airframe, or airframe and one or more engines, as the case may be, and the replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be replaced or an improved model. The airframe, or airframe and one or more engines, as the case may be, must also have a value, utility and remaining useful life, without regard to hours or cycles remaining until the next regular maintenance check, at least equal to the airframe or airframe and engines to be replaced, assuming that the airframe and engines had been maintained in accordance with the related lease. We are also required to provide to the relevant loan trustee and, in the case of a leased aircraft, the relevant owner trustee and owner participant reasonably acceptable opinions of counsel to the effect, among other things, that (1) specified documents have been duly filed under Title 49 of the U.S. Code relating to aviation or comparable applicable law of the relevant jurisdiction of registration and (2) the owner trustee and loan trustee, as assignee of lessor’s rights and interests under the lease, in the case of a leased aircraft, or the owned aircraft trustee, in the case of an owned aircraft, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any replacement airframe unless, as a result of a change in law or court interpretation, the benefits are not then available. (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indentures, Section 4.05(c))

      If we elect not to replace the airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the equipment notes issued with respect to that aircraft, in the case of an owned aircraft, or the stipulated loss value for that aircraft, in the case of a leased aircraft, together with all additional amounts then due and unpaid with respect to that aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under those equipment notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of those equipment notes, the lien of the indenture and, in the case of a leased aircraft, the lease relating to that aircraft will terminate with respect to that aircraft, our obligation to make the scheduled rent payments, in the case of a leased aircraft, or interest and principal payments, in the case of an owned aircraft, will cease and, in the case of a leased aircraft, the related owner trustee will transfer all of its right, title and interest in and to the related aircraft to us, or, if directed by us, the aircraft insurers. The stipulated loss value and other payments made under the leases or the owned aircraft indentures, as the case may be, by us will be deposited with the applicable loan trustee. Amounts in excess of the amounts due and owing under the equipment notes issued with respect to that aircraft will be distributed by the loan trustee to the applicable owner trustee or to us, as the case may be. (Leases, Section 10.1.2; Indentures, Sections 3.02 and 10.01; Owned Aircraft Indentures, Sections 2.10 and 4.05(a)(ii))

      If an Event of Loss occurs with respect to an engine alone, we will be required to replace the engine within 60 days after the occurrence of the Event of Loss with another engine, free and clear of all liens other than permitted liens. The replacement engine will be the same make and model as the engine to be replaced, or an improved model, suitable for installation and use on the airframe, and having a value, utility and remaining useful life, without regard to hours or cycles remaining until overhaul, at least equal to the engine to be replaced, assuming that the replaced engine had been maintained in accordance with the relevant lease or the owned aircraft indentures, as the case may be, immediately prior to the occurrence of the Event of Loss. (Leases, Section 10.2; Owned Aircraft Indentures, Section 4.05(a)(i)) We may, whether or not an Event of Loss has occurred with respect to any engine, replace that engine with a replacement engine satisfying the same conditions for a replacement engine following an Event of Loss. (Leases, Section 10.2.3; Owned Aircraft Indentures, Section 4.4(e))

      Renewal and Purchase Options

      In connection with the exercise of an Early Purchase Option, we are required with respect to the equipment notes relating to the aircraft being purchased either (1) to pay to the related owner trustee funds at least sufficient to pay any principal of and interest and Make-Whole Premium, if any, on the equipment notes or (2) to assume on a full recourse basis the obligations of the related owner trustee under the equipment notes, the related indenture and the related participation agreement. (Leases, Section 17.3; Leased Aircraft Indentures, Sections 2.10 and 2.15)

      If we elect to purchase an aircraft and pay the amount described in clause (1) above, then upon payment to the related owner trustee of the full purchase price for that aircraft determined in accordance with the related lease and all other amounts owing to the parties to the related participation agreement, the owner trustee will transfer all of its right, title and interest in and to an aircraft to us and the related lease and the lien of the related indenture will terminate. If we elect to purchase the aircraft and assume the obligations of the owner trustee described in clause (2) above, then the related operative agreements will be amended to provide for the assumption of the obligations on a full recourse basis by us, maintaining for the benefit of the holders of the equipment notes the security interest in that aircraft created by the related indenture. In the event of an assumption, we will (1) furnish to the relevant leased aircraft trustee an opinion that the trusts will not be subject to U.S. federal income tax as a result of such assumption and (2) furnish to the relevant leased aircraft trustee either (A) an opinion that the certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) furnish to the relevant leased aircraft trustee both an opinion that the certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the certificateholders in form and substance reasonably satisfactory to the relevant leased aircraft trustee. (Leases, Section 17.3; Leased Aircraft Indentures, Sections 2.10 and 2.15)

      At the end of the term of each lease after final maturity of the related equipment notes and subject to some conditions, we will have certain options to renew the lease for additional limited periods. In addition, we may have the right at the end of the term of each lease to purchase the aircraft subject to that lease for an amount to be calculated in accordance with the terms of that lease. (Leases, Section 17)

      Events of Default under the Leases

      Lease events of default under each lease include, among other things, the items listed below:

      Lease Events of Default

(1)	our failure to make any payment of basic rent, stipulated loss value or termination value under the lease within ten business days after it becomes due, or failure by us to pay any other amount due under the lease or under any other related operative document within 30 days from and after the date of any written demand from the owner trustee;

(2)	our failure to make any excluded payment (as defined in the relevant lease) within 30 days after written notice that the failure constitutes a lease event of default is given by the relevant owner participant to us and the relevant loan trustee;

(3)	our failure to carry and maintain insurance on and in respect of the aircraft, airframe and engines, in accordance with the provisions of that lease;

(4)	our failure to perform or observe in any material respect any other covenant or agreement to be performed or observed by us under that lease or the related participation agreement or any other related operative document, other than the related tax indemnity agreement between us and the owner participant, and the failure continues unremedied for a period of 30 days after written notice of the failure by the applicable owner trustee or loan trustee unless the failure is capable of being corrected and we are diligently proceeding to correct the failure, in which case there will be no lease event of default unless and until the failure continues unremedied for a period of 180 days after receipt of the notice;

(5)	any representation or warranty made by us in that lease or the related participation agreement or in any other related operative document, other than in the related tax indemnity agreement between us and the related owner participant, proves to have been untrue or inaccurate in any material respect at the time made, the representation or warranty is material at the time in question and remains uncured to the extent of the adverse impact thereof for more than 30 days after the date of written notice to us; and

(6)	the occurrence of voluntary events of bankruptcy, reorganization or insolvency of ours or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

Indenture events of default under the owned aircraft indentures are discussed above under “— Indenture Events of Default; Notice and Waiver.”

   Remedies Exercisable upon Events of Default under the Lease

      If a lease event of default has occurred and is continuing, the applicable owner trustee may, or, so long as the indenture is in effect, the applicable loan trustee may, subject to the terms of the indenture, exercise one or more of the remedies provided in the lease with respect to the related aircraft. These remedies include the right to repossess and use or operate that aircraft, to rescind or terminate that lease, to sell or re-lease that aircraft free and clear of our rights, except as set forth in that lease, and retain the proceeds, and to require us to pay, as liquidated damages, any due and unpaid basic rent plus an amount, at the owner trustee’s or, subject to the terms of the relevant indenture, the loan trustee’s option, set forth below:

   Alternative Amount of Payment Amount upon a Lease Event of Default

(1)	the excess of the present value of all unpaid rent during the remainder of the term of the related lease over the present value of the fair market rental value of the aircraft for the remainder of the term of the related lease; or

(2)	the excess of the stipulated loss value of the aircraft subject to that lease over the fair market sales value of that aircraft or, if that aircraft has been sold, the net sales proceeds from the sale of that aircraft. (Leases, Section 15; Indentures, Section 4.04)

      Remedies under the owned aircraft indentures are discussed above under “— Remedies.”

   Transfer of Owner Participant Interests

      Subject to some restrictions, each owner participant may transfer all or any part of its interest in the related leased aircraft. (Participation Agreements, Section 10.1.1)

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following summary describes the material U.S. federal income tax consequences to certificateholders of the exchange of outstanding certificates for new certificates. This summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests: (1) a court in the United States is able to exercise primary supervision over the administration of the trust and (2) one or more U.S. persons have authority to control all substantial decisions of the trust, that will hold the certificates as capital assets.

      The exchange of outstanding certificates for new certificates in the exchange offer will not be a taxable event for U.S. federal income tax purposes. The receipt of certificates in the exchange offer will be treated as a continuation of the original investment in the certificates. As a result, a holder whose outstanding certificate is accepted in the exchange offer will not recognize gain or loss on the exchange. A tendering holder’s tax basis in the new certificates will be the same as the holder’s tax basis in its outstanding certificates. A tendering holder’s holding period for the new certificates received in the exchange offer will include its holding period for the outstanding certificates surrendered.

      The foregoing summary of U.S. federal income tax consequences of an exchange of outstanding certificates for new certificates is addressed to beneficial owners of certificates who are U.S. Persons, as described in the first paragraph of this section, that will hold certificates as capital assets. It is not intended to be individual tax advice. Accordingly, all holders of outstanding certificates are advised to consult their own tax advisors regarding the U.S. federal, state and local tax consequences of the exchange of outstanding certificates for new certificates and of the ownership and disposition of new certificates received in the exchange offer in light of their own individual and particular circumstances.

ERISA CONSIDERATIONS

      In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA, or Section 4975 of the Internal Revenue Code of 1986 or entities which may be deemed to hold the assets of any ERISA plan will not be eligible to purchase the certificates, unless certain conditions apply and subject to the circumstances applicable to those ERISA plans.

      A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of that plan before authorizing an investment in the certificates. The fiduciary should determine whether the investment satisfies ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Internal Revenue Code prohibit a wide range of transactions involving an employee benefit plan, including any entity deemed to hold plan assets, subject to ERISA and/or Section 4975 of the Internal Revenue Code and persons who have specified relationships to the ERISA Plan. These are referred to as “parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Internal Revenue Code. These prohibited transactions may require “correction” and may cause an ERISA plan fiduciary to incur liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

      Each of the owner participants, the manufacturers of the aircraft, the holders of the equipment notes, the initial purchasers of the outstanding certificates, the escrow agent, the depositary, the liquidity provider, the policy provider and we may be a party in interest or a disqualified person with respect to an ERISA plan purchasing the certificates. Therefore, the purchase by an ERISA plan of the certificates may give rise to a direct or indirect prohibited transaction. Any person who is, or who in acquiring the certificates is or may be using the assets of, an ERISA plan may purchase the certificates, if that person determines that a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to their purchase and holding of the certificates (or a participation interest therein).

      Some statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code may be available to an ERISA plan which is purchasing the certificates. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the prohibited transaction rules under Section 406(b) of ERISA and Section 4975(c)(I)(E)-(F) of the Internal Revenue Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the certificates.

      The Department of Labor has issued individual administrative exemptions to certain underwriters which are substantially the same as the administrative exemption issued to Salomon Smith Barney, Inc. (Prohibited Transaction Exemption 89-89 et al., 54 Fed. Reg. 42,589 (1989), as amended. This underwriter exemption generally exempts from the prohibited transaction rules the initial purchase, the holding and the subsequent resale by an ERISA plan of certificates in certain pass through trusts, the assets of which pass through trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including qualified equipment trust certificates secured by leases). The limited relief provided by the Department of Labor in the underwriter exemption is subject to several other conditions, including a requirement that certificates acquired by an ERISA plan under the underwriter exemption have received a rating at the time of acquisition by the ERISA plan that is in one of the three highest rating categories from either Standard & Poor’s or Moody’s. Under the underwriter exemption, an equipment trust certificate secured by a lease will be considered qualified only under certain circumstances. The underwriter exemption also requires that the acquisition of certificates by an ERISA plan be on terms (including the price for the certificate) that are at least as favorable to an ERISA plan as they would be in an arm’s-length transaction with an unrelated party, and that the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate.

      With respect to the investment restrictions set forth in the underwriter exemption, an investment in a certificate will evidence both an interest in the respective original trust as well as an interest in the deposits held in escrow by an escrow agent for the benefit of the certificateholder. Under the terms of the escrow agreement, the proceeds from the offering of the certificates of each class not used to purchase equipment notes on the issuance date will be paid over by the initial purchasers of the outstanding certificates to the depositary on behalf of the escrow agent (for the benefit of such certificateholders as the holders of the escrow receipts) and will not constitute property of the original trusts. Under the terms of each escrow agreement, the escrow agent will be irrevocably instructed to enter into the deposit agreements with the depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant trustee so as to enable the trustee to purchase the identified equipment notes on the terms and conditions set forth in the note purchase agreement. Interest on the deposits relating to each trust will be paid to the certificateholders of that trust as holders of escrow receipts through a paying agent appointed by the escrow agent. Pending satisfaction of the conditions and withdrawal of these deposits, the escrow agent’s rights with respect to the deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction rules.

      The Department of Labor has issued an amendment to the underwriter exemption, 62 FR 39,021 (October 21, 1997), which allows the assets of a pass through trust to include a prefunding account under certain circumstances. The relief provided by this amendment is subject to several conditions, including a requirement that the prefunding period end no later than the earliest to occur of: (1) the date the amount on deposit in the prefunding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (2) the date on which an event of default occurs under the pooling and servicing agreement; or (3) the date which is the later of three months or 90 days after the closing date. Such restrictions on prefunding accounts may not be applicable in certain circumstances where, although certain of the equipment securing equipment trust certificates held by the trust have not been delivered on the date of the issuance of such equipment trust certificates, such equipment trust certificates otherwise constitute, at the time an ERISA plan acquires the pass through certificates, secured credit instruments that bear interest. However, there can be no assurance that the Department of Labor would agree that the prefunding restrictions would not apply in such a case. Moreover, even if such restrictions would not apply, no monitoring or other measures will be taken to ensure that all of the conditions of the underwriter exemption, as amended, will be satisfied.

      It is clear that the underwriter exemption will not apply to subordinated classes of certificates, such as the Class C or Class D certificates. It also appears that the underwriter exemption will not apply to the purchase by Class C or Class D certificateholders of Class G certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. In addition, for the reasons noted above, no assurance can be given that the underwriter exemption will otherwise apply with respect to any particular transaction involving the Class G certificates or the assets of the Class G trust.

      If an ERISA plan acquires a certificate, the ERISA plan’s assets may include both the certificate acquired and an undivided interest in the underlying assets of the trust, unless the actual investment by “benefit plan investors” in the certificates is not “significant” within the meaning of the Department of Labor plan assets regulations. Consequently, the trust assets could be deemed to be “plan assets” of such ERISA plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA plan is considered to be a fiduciary of that ERISA plan. The trustee could, therefore, become a fiduciary of ERISA plans that have invested in the certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the trust. If the trustee becomes a fiduciary with respect to the ERISA plans purchasing the certificates, there may be an improper delegation by such ERISA plans of the responsibility to manage plan assets. In order to avoid such prohibited transactions, each investing ERISA plan, by purchasing that certificates, will be deemed to have directed the trust to invest in the assets held in such trust. Any ERISA plan purchasing the certificates must ensure that any statutory or administrative exemption from the prohibited transaction rules on which the ERISA plan relies with respect to its purchase or holding of the certificates also applies to the ERISA plan’s indirect holding of the assets of the trust.

      Governmental plans and certain church plans, each as defined under ERISA, are not subject to the prohibited transaction rules. These plans may, however, be subject to federal, state or local laws or regulations that may affect their investment in the certificates. Any fiduciary of a governmental or church plan considering a purchase of the certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

      The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering the purchase and holding of the certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that either (1) no ERISA plan assets have been used to purchase the certificate, or (2) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA plan assets to purchase and hold the certificate will not constitute a non-exempt prohibited transaction.

      Each ERISA plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on ERISA Plans under ERISA) should consult with its legal advisor concerning an investment in any of the certificates.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new certificates for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new certificates. This prospectus (together with copies of our Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001), as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new certificates received in exchange for outstanding certificates where the outstanding certificates were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus (together with copies of our Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001), as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 90 days after the date of this prospectus, all broker-dealers effecting transactions in the new certificates may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of new certificates by broker-dealers. New certificates received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new certificates. Any broker-dealer that resells new certificates that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new certificates may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. Any profit of any resale of new certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

      Starting on the date the exchange offer expires, we will promptly send additional copies of this prospectus (together with copies of our Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001) and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers, fees of counsel to the holders and certain transfer taxes. We will indemnify the holders of the new certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

      The validity of the new certificates is being passed upon for us by Vedder, Price, Kaufman & Kammholz, New York, New York, our special counsel. Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, counsel to Wilmington Trust Company is giving an opinion on certain Delaware law matters, including the binding effect of the new certificates. Vedder, Price, Kaufman & Kammholz is relying as to certain matters upon the opinions of Linda M. Mitchell, our vice president and general counsel, and Morris, James, Hitchens & Williams LLP.

EXPERTS

      Our financial statements and financial statement schedule as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our contract for services with KPMG LLP expired upon completion of the 2000 audit, and on March 29, 2001, we notified KPMG LLP that we had approved the engagement of PricewaterhouseCoopers as our independent auditors for the fiscal year ending December 31, 2001.

      The references to Aircraft Information Services, Inc., AvSolutions, and MBA, and to their respective appraisal reports, dated as of April 17, 2001, April 9, 2001, and April 30, 2001, respectively, are included in reliance upon the authority of each firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I — GLOSSARY OF TERMS

      “Adjusted Expected Distributions” means, with respect to the certificates of any trust on any current distribution date, the sum of (x) accrued and unpaid interest on the certificates (excluding interest, if any, payable with respect to the deposits relating to the trust) and (y) the greater of:

(A)	the difference between (x) the Pool Balance of the certificates as of the immediately preceding distribution date (or, if the current distribution date is the first distribution date, the original aggregate face amount of the certificates of that trust) and (y) the Pool Balance of the certificates as of the current distribution date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in the trust has been paid in full and the payments have been distributed to the holders of the certificates, (ii) the principal of the Performing Equipment Notes held in that trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and the payments have been distributed to the holders of the certificates and (iii) the principal of any equipment notes formerly held in that trust that have been sold has been paid in full and the payment has been distributed to the holders of the certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to deposits occurring after the immediately preceding distribution date (or, if the current distribution date is the first distribution date, occurring after the initial issuance of the certificates of that trust); and

(B)	the amount of the excess, if any, of (i) the Pool Balance of that class of certificates as of the immediately preceding distribution date (or, if the current distribution date is the first distribution date, the original aggregate face amount of the certificates of that trust), less the amount of the deposits for that class of certificates as of the preceding distribution date (or, if the current distribution date is the first distribution date, the original aggregate amount of the deposits for that class of certificates) other than any portion of the deposits then used to acquire equipment notes pursuant to the note purchase agreement, over (ii) the Aggregate LTV Collateral Amount for that class of certificates for the current distribution date;

      provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

      “Administrative Expenses” means out-of-pocket costs and expenses actually incurred by the subordination agent, the liquidity provider, the policy provider or any trustee or to reimburse any certificateholder, the liquidity provider or the policy provider for payments made to the subordination agent or any trustee to protect or realize the value of the equipment notes or any collateral or any trust indenture estate.

      “Aggregate LTV Collateral Amount” for any class of certificates for any distribution date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the Pool Balance for each class of certificates, if any, senior to that class, after giving effect to any distribution of principal on that distribution date for the senior class or classes.

      “Appraised Current Market Value” of any aircraft means the lower of the average and the median of the most recent three LTV Appraisals of that aircraft.

      “Average Life Date” for any equipment note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of that equipment note.

      “Base Rate” means the rate of interest announced publicly by the liquidity provider from time to time in New York, New York as its Base Rate.

A-I-1

      “Break Amount” means, as of any date of payment, redemption or acceleration for any Series D equipment note, an amount determined by the Calculation Agent on the date that is two LIBOR business days prior to the date of payment, redemption or acceleration pursuant to the formula set forth below:

      The Break Amount will be calculated as follows:

           Break Amount = Z - Y

           Where:

X =	with respect to any applicable interest period, the sum of (i) the amount of the outstanding principal amount for that series of equipment note as of the first day of the relevant interest period plus (ii) the interest payable on the equipment note during such entire interest period at then effective Six-Month LIBOR.

Y =	X, discounted to present value from the last day of the relevant interest period to the date of payment, redemption or acceleration, using the then effective Six-Month LIBOR as the discount rate.

Z =	X, discounted to present value from the last day of the then applicable interest period to the date of payment, redemption or acceleration using a rate equal to the applicable London interbank offered rate for a period commencing on the date of payment, redemption or acceleration and ending on the last day of the applicable interest period, determined by the Calculation Agent as of two LIBOR business days prior to the date of payment, redemption or acceleration as the discount rate.

      “Calculation Agent” means, with respect to any indenture is the applicable loan trustee.

      “Controlling Party” shall refer to the policy provider until payment of final distributions to the holders of the Class G certificates is made and no obligations owing to the policy provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G trustee until payment of final distributions to the holders of the Class G certificates is made. Subsequently, the Controlling Party will then be the Class C trustee until payment of final distributions to the holders of the Class C certificates is made and then the Controlling Party will be the Class D trustee. However, if the policy provider makes a policy drawing in respect of a Preference Amount after the payment of final distributions to the holders of the Class G certificates has been made, so long as no Policy Provider Default has occurred and is continuing, the policy provider will be the Controlling Party until no Policy Provider Obligations remain outstanding. Subsequently, the Controlling Party will then be the Class C trustee until payment of final distributions to the holders of the Class C certificates is made and then the Controlling Party will be the Class D trustee.

      “Deposit Break Amount” means, as of any date of distribution of remaining deposits relating to the Class D trust, an amount determined by the Class D trustee on the date that is two LIBOR business days prior to the date of distribution pursuant to the formula set forth below.

      The Deposit Break Amount will be calculated as follows:

           Deposit Break Amount  =  Z - Y

           Where:

X =	with respect to any applicable interest period, the sum of (i) the amount of the remaining deposits as of the date of distribution plus (ii) interest payable on the deposits during the entire interest period at the then effective Six-Month LIBOR.

Y =	X, discounted to present value from the last day of the then applicable interest period to the date of distribution, using the then effective Six-Month LIBOR as the discount rate.

Z =	X, discounted to present value from the last day of the then applicable interest period to the date of distribution, using a rate equal to the applicable London interbank offered rate for a period commencing on the date of distribution and ending on the last day of the then

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applicable interest period, determined by the Class D trustee as of two LIBOR business days prior to the date of distribution as the discount rate.

      “Deposit Make-Whole Premium” means, with respect to the distribution of unused deposits to holders of Class G and Class C certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Series G and Series C equipment notes, assuming the maximum principal amount thereof (as permitted by the Mandatory Economic Terms) were issued with respect to all of the aircraft minus any Non-Premium Amount applicable to the class of certificates and, in the case of Class C certificates only, $10 million, on each remaining regular distribution date for that class under an assumed amortization schedule over (ii) the scheduled payment of principal and interest to maturity of the Series G and Series C equipment notes actually acquired by the trustee for such class on each regular distribution date, such present value computed by discounting such excess on a semiannual basis on each regular distribution date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 180 basis points in the case of the Class G certificates and 365 basis points in the case of the Class C certificates over (b) the amount of the unused deposits to be distributed to the holders of the certificates, minus any Non-Premium Amount applicable to the class of certificates and, in the case of Class C certificates only, $10 million, plus accrued and unpaid interest on the net amount to but excluding the date of determination from and including the preceding regular distribution date (or if the date of determination precedes the first regular distribution date, the date of issuance of the certificates).

      “Downgrade Drawing” means a drawing by the subordination agent in an amount equal to the then Maximum Available Commitment under a liquidity facility due to the downgrade of the liquidity provider below the Threshold Rating.

      “Early Purchase Option” means, with respect to any leased aircraft, we may elect to purchase a leased aircraft and terminate the related lease prior to the end of the term of that lease (i) on the lease payment date, if any, agreed by the owner participant for that aircraft in connection with an early buy-out option or (ii) under certain circumstances, on any lease payment date, if we would be required to make certain indemnity payments for that aircraft in excess of a certain designated amount, which could be avoided through our purchase of the aircraft.

      “Election Distribution Date” means any special distribution date specified by the subordination agent upon 20 days’ notice, by reason of (i) the occurrence and continuation of a Policy Provider Default occurring after a policy provider election or (ii) the receipt of a special payment constituting the proceeds of a disposition relating to any Series G equipment note as to which a policy provider election has been given.

      “Event of Loss” with respect to an aircraft, airframe or any engine means any of the following events: (i) the destruction of the property, damage to the property beyond practical or economic repair or rendition of the property permanently unfit for normal use; (ii) the actual or constructive total loss of the property or any damage to the property or requisition of title or use of the property which results in an insurance settlement with respect to the property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of the property for a period of 180 days or more or, if earlier, the first to occur of the last day of the term of the related lease (if the property is subject to a lease) or the date on which we confirmed in writing that we cannot recover the property; (iv) any seizure, condemnation, confiscation, taking or requisition of title to the property by any governmental entity or purported governmental entity (other than the U.S. government) for a period exceeding 180 days (exceeding 90 days in the case of a requisition of title) or, if earlier, at the end of the term of the lease (in the case of a leased aircraft); (v) in the case of any leased aircraft, any seizure, condemnation, confiscation, taking or requisition of use of the property by any U.S. government entity that continues until the 30th day after the last day of the term of the relevant lease (unless the owner trustee elected not to treat the event as an Event of Loss); or (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of the property in the normal course of our business of passenger air transportation is prohibited for 180 days, unless we, prior to the expiration of the 180-day period, undertake and diligently carry forward steps which are necessary or desirable to permit our normal use of the property, but in any event if the use has been prohibited for a period of two

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consecutive years; provided that no Event of Loss shall be deemed to have occurred if the prohibition has been applicable to our entire U.S. fleet of similar property and we, prior to the expiration of the two-year period, conformed at least one unit of the property in its fleet to the requirements of any law, rule, regulation, order or other action and commenced regular commercial use of the same and diligently carry forward, in a manner which does not discriminate against the applicable property in conforming the property, steps which are necessary or desirable to permit our normal use of the property, but in any event if the use has been prohibited for a period of three years or, in the case of the leased aircraft, the use is prohibited at the expiration of the term of the relevant lease.

      “Excess Reimbursement Obligations” means, (a) in the event of any policy provider election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the Series G equipment note upon which the policy provider election has been made in excess of 24 months of interest at the interest rate applicable to the equipment note and (b) any interest on the Liquidity Obligations for the Class G and Class C liquidity facilities paid by the policy provider to the liquidity provider from and after the end of the 24-month period referred to under the caption “Description of the Policy and the Policy Provider Agreement — The Policy — No Proceeds Drawing.”

      “Excusable Delay” includes, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond AVSA’s control or not occasioned by AVSA’s fault or negligence.

      “Expected Distributions” means, with respect to the certificates of any trust on any distribution date, the sum of (x) accrued and unpaid interest on the certificates (excluding interest, if any, payable with respect to the deposits relating to that trust) and (y) the difference between (a) the Pool Balance of the certificates as of the immediately preceding distribution date (or, if the current distribution date is the first distribution date, the original aggregate face amount of the certificates of that trust) and (b) the Pool Balance of the certificates as of the current distribution date calculated on the basis that (i) the principal of the equipment notes held in that trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and the payments have been distributed to the holders of the certificates and (ii) the principal of any equipment notes formerly held in that trust that have been sold has been paid in full and the payments have been distributed to the holders of the certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to deposits occurring after the immediately preceding distribution date (or, if the current distribution date is the first distribution date, occurring after the initial issuance of the certificates of that trust). For purposes of calculating Expected Distributions with respect to the certificates of any trust, any Break Amount or premium paid on the equipment notes held in that trust which has not been distributed to the certificateholders of that trust (other than the Break Amount or premium or a portion thereof applied to the payment of interest on the certificates of that trust or the reduction of the Pool Balance of that trust) will be added to the amount of the Expected Distributions. For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the equipment notes issued pursuant to an indenture, clause (x) of this definition of Expected Distributions will be deemed to read as follows: “(x) accrued, due and unpaid interest on the certificates together with (without duplication) accrued and unpaid interest on a portion of the certificates equal to the outstanding principal amount of the equipment notes held in trust and being redeemed, purchased or prepaid (immediately prior to the redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to the deposits related to that trust.”

      “Final Distributions” means, with respect to the certificates of any trust on any distribution date, the sum of (x) the aggregate amount of all accrued and unpaid interest on the certificates (excluding interest, if any, payable on the deposits relating to that trust) and (y) the Pool Balance of the certificates as of the immediately preceding distribution date (less the amount of the deposits for the class of certificates as of the preceding distribution date other than any portion of the deposits thereafter used to acquire equipment notes pursuant to the note purchase agreement). For purposes of calculating Final Distributions with respect to the certificates of any trust, any Break Amount or premium paid on the equipment notes held in that trust which has not been distributed to the certificateholders of that trust (other than the Break Amount or premium or a

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portion thereof applied as the payment of interest on the certificates of that trust on the reduction of the Pool Balance of that trust) shall be added to the amount of the Final Distributions.

      “H.15(519)” means, the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

      “Insolvency Proceeding” means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against us or any liquidity provider and the commencement, after the date of this prospectus, of any proceedings by us or any liquidity provider for the winding up or liquidation of our or its affairs or the consent, after the date of this prospectus, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to us or any liquidity provider.

      “Interest Drawings” means the funds that the liquidity provider advances to Wilmington Trust Company, as subordination agent, to make up to three consecutive semi-annual interest payments.

      “LIBOR” means, with respect to any interest period, the interest rate per annum at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or other page as may replace the display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not indicated, the average (rounded upwards to the nearest 1/16%), as determined by the liquidity provider, of the rates as indicated on the Reuters Screen LIBO Page (or other page as may replace the Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither alternative is indicated, the average (rounded upwards to the nearest 1/16%), as determined by the liquidity provider, of the rates offered by the London reference banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day two LIBOR business days prior to the first day of the interest period for deposits of a duration equal to the interest period (or other period most nearly corresponding to that period) in an amount substantially equal to the principal amount of the applicable LIBOR advance as of the first day of the interest period.

      “Liquidity Expenses” means all amounts owing to the liquidity provider under each liquidity facility, or other agreements, other than any interest accrued on those amounts or the amount of any drawing under the liquidity facilities.

      “Liquidity Obligations” means the obligations to reimburse or to pay the liquidity provider all principal, interest, fees and other amounts owing to it under its liquidity facility or certain other agreements.

      “LTV Appraisal” means a fair market value appraisal (which may be a “desktop” appraisal) performed by any appraiser or any other nationally recognized aircraft appraiser on the basis of an arm’s- length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

      “LTV Collateral Amount” of any aircraft for any class of certificates means, as of any distribution date, the lesser of (a) the LTV Ratio for such class of certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event of Loss under and as defined in the relevant lease, in the case of a leased aircraft, or indenture, in the case of an owned aircraft, the amount of the insurance proceeds paid to the related loan trustee in respect thereof to the extent then held by such loan trustee (and/or on deposit in the special payments account) or payable to such loan trustee in respect thereof) and (b) the outstanding principal amount of the equipment notes secured by such aircraft after giving effect to any principal payments of such equipment notes on or before such distribution date.

      “LTV Ratio” means for the Class G certificates 53%, for the Class C certificates 62% and for the Class D certificates 72%.

      “Make-Whole Premium” means with respect to any Series G or Series C equipment note, an amount (as determined by an independent investment banker of national standing selected by us) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of

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the equipment note computed by discounting the payments on a semiannual basis on each payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of the equipment note plus accrued interest to the date of determination.

      “Mandatory Document Terms” means the Mandatory Document Terms described under “Description of the New Certificates — Mandatory Terms.”

      “Mandatory Economic Terms” means the Mandatory Economic Terms described under “Description of the New Certificates — Mandatory Terms.”

      “Maximum Principal Amount of Equipment Notes” means the Maximum Principal Amount of equipment notes described under “Description of the Aircraft and the Appraisals — The Appraisals.”

      “Maximum Available Commitment” means the maximum amount available to be drawn under the liquidity facility with respect to any trust on any regular distribution date to fund any shortfall of interest on certificates of that trust, which amount will not exceed an amount equal to the then Required Amount of that trust less the aggregate amount of each Interest Drawing outstanding under the liquidity facility at that time

      “Minimum Sale Price” means, with respect to any aircraft or the equipment notes issued for that aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of the aircraft and (2) the aggregate outstanding principal amount of such equipment notes, plus accrued and unpaid interest on the equipment note.

      “Non-Extension Drawing” means a drawing by the subordination agent of the Maximum Available Commitment under a liquidity facility at the time of the drawing, as a result of the liquidity facility not being extended or replaced by the 25th day prior to its then scheduled expiration date.

      “Non-Performing Equipment Note” means an equipment note that is not a Performing Equipment Note.

      “Non-Premium Amount” means, with respect to any trust, the maximum principal amount of equipment notes that could have been issued and acquired by that trust in accordance with the Mandatory Economic Terms with respect to any aircraft that is not delivered by the manufacturer on or prior to the delivery period termination date, due to any reason not occasioned by our fault or negligence; provided no substitute aircraft is provided in lieu of such aircraft.

      “Performing Equipment Note” means an equipment note issued pursuant to an indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) under which we are a debtor, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of the payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) will not be taken into consideration until the expiration of the applicable period.

      “Policy Business Day,” means any day that is not a Saturday, a Sunday or other day on which banking institutions in New York City or in the city in which the Corporate Trust Office of the subordination agent or the office of the policy provider is located are authorized or obligated by law or executive order to close.

      “Policy Expenses” means all amounts (including amounts in respect of expenses or indemnities) owing to the policy provider under the policy provider agreement or certain other agreements other than (i) the amount of any Excess Reimbursement Obligations, (ii) any policy drawing, (iii) any interest accrued on any policy provider obligation and (iv) reimbursement of and interest on the Liquidity Obligations for the liquidity facilities paid by the policy provider to the liquidity provider; provided that if, at the time of determination, a Policy Provider Default exists, Policy Expenses will not include any indemnity payments owed to the policy provider.

      “Policy Provider Default” means the occurrence of any of the following events: (a) the policy provider fails to make a payment required under the policy in accordance with its terms and the failure remains unremedied for two business days following the delivery of written notice of the failure to the policy provider

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or (b) the policy provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the policy provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the policy provider (or taking of possession of all or any material portion of the policy provider’s property).

      “Policy Provider Obligations” means all reimbursement and other amounts, including fees and indemnities (to the extent not included in Policy Expenses) due to the policy provider under the policy provider agreement but shall not include any interest on policy drawings except, if the Class G liquidity provider has failed to honor any Interest Drawing, interest on any policy drawing made to cover the shortfall attributable to the failure by the Class G liquidity provider in an amount equal to the amount of interest that would have accrued on the Interest Drawing if the Interest Drawing had been made at the interest rate applicable to the Interest Drawing until the policy drawing has been repaid in full, up to a maximum of three such policy drawings.

      “Pool Balance” for each trust or for the certificates issued by any trust indicates, as of any date, is the original aggregate face amount of the certificates of the relevant trust less the aggregate amount of all payments made in respect of the certificates of that trust or in respect of deposits relating to that trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith.

      “Pool Factor” for each trust as of any regular distribution date or special distribution date is the quotient (rounded to the seventh decimal place) computed by dividing the Pool Balance by the original aggregate face amount of the certificates of the trust.

      “Preference Amount” means any payment of principal of, or interest at the stated interest rate on, the Series G equipment notes made to the trustee or the subordination agent or (without duplication) any payment of the Pool Balance of, or interest at the stated interest rate, on the Class G certificates or any payment of the proceeds of any drawing under the Class G liquidity facility made to a holder which has become recoverable or been recovered from the trustee, the subordination agent or the holders of the Class G certificates (as the case may be) as a result of the payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or requested to be returned in accordance with a final, nonappealable order of a court of competent jurisdiction.

      “PTC Event of Default” is defined under each pass through trust agreement as the failure to pay within ten business days of the due date thereof either the outstanding Pool Balance of the applicable class of certificates on the final legal distribution date for that class or the interest due on that class of certificates on any distribution date (unless, in the case of the Class G or Class C certificates, the subordination agent made Interest Drawings, or a withdrawal from the cash collateral account for that class of certificates, or, in the case of the Class G trust agreement, a drawing under the policy in an aggregate amount sufficient to pay the interest and distributed that amount to the trustee entitled to the distribution). Any failure to make expected principal distributions on any class of certificates on any regular distribution date other than the final legal distribution date will not constitute a PTC Event of Default for those certificates.

      “Remaining Weighted Average Life” on a given date with respect to any equipment note is the number of days equal to the quotient obtained by dividing (x) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of the equipment note by (ii) the number of days from and including the determination date to but excluding the date on which the payment of principal is scheduled to be made, by (y) the then outstanding principal amount of the equipment note.

      “Replacement Facility” for any liquidity facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced liquidity facility, including reinstatement provisions, or

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in another form (which may include a letter of credit) as will permit the rating agencies to confirm in writing their respective ratings then in effect for the certificates (before the downgrading of the ratings, if any, as result of the downgrading of any liquidity provider but without regard to the policy) and in the case of the Class G liquidity facility only, be consented to by the policy provider, which consent will not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the Required Amount for the liquidity facility and issued by a person having unsecured short-term debt ratings issued by both rating agencies which are equal to or higher than the Threshold Rating.

      “Required Amount” means, for any day and with respect to either the Class G trust or the Class C trust, the sum of the aggregate amount of interest, calculated at the stated interest rate applicable to the certificates issued by the relevant trust on the basis of a 360-day year comprised of twelve 30-day months, that would be payable on the certificates on each of the three successive semiannual regular distribution dates immediately following that day or, if that day is a regular distribution date, on that day and the succeeding two regular distribution dates, in each case calculated based on the Pool Balance for the certificates of the relevant trust on that day and without regard to expected future payments of principal on the certificates.

      “Six-Month LIBOR” means, with respect to each interest period beginning on and including a regular distribution date (or the issuance date) and ending on but excluding the next regular distribution date, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or other page as may replace the display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Calculation Agent, of the rates as indicated on the Reuters Screen LIBO Page (or other page as may replace the Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the Calculation Agent, of the rates offered by four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with us, to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the LIBOR business day that is two LIBOR business days prior to the first day of the interest period for deposits for a period of six months in an amount substantially equal to the principal amount then outstanding.

      “Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and A-1 by Standard & Poor’s for either liquidity facility.

      “Treasury Yield,” for purposes of determining the Make-Whole Premium, means, at the date of determination with respect to any equipment note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the equipment note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of the equipment note and (ii) the other maturing as close as possible to, but later than, the Average Life Date of the equipment note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of the equipment note is reported in the most recent H.15(519), the weekly average yield to maturity as published in such H.15(519).

      “Triggering Event” means (x) the occurrence of an indenture event of default under all indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of all of the outstanding equipment notes (provided that during the delivery period the aggregate principal amount thereof exceeds $100 million) or (z) certain bankruptcy or insolvency events in which we are involved.

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APPENDIX II — APPRAISAL LETTERS

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17 April 2001

Mr. Tom Weir

America West Airlines
4000 E. Sky Harbor Blvd.
Phoenix, AZ 85034

Subject:	AISI Report No.: AlS023BVO
AISI Sight Unseen New Aircraft Base Value Appraisal, Nine A319-100
and Five A320-200 Aircraft.

Reference:	(a) Salomon Smith Barney Fax and Email messages 23/26 Feb, 16 Apr 2001

Dear Mr. Weir:

Aircraft Information Services, Inc. (AISI) is pleased to offer America West Airlines our opinion of the sight unseen base value of nine new A319-100 and five new A320-200 aircraft scheduled to be delivered from the manufacturer to America West Airlines between May 2001 and May 2002 as listed and defined in Table I and referenced (a) data above.

1.  Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition

Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888  FAX: 949-582-8887  E-MAIL: AISINews@aol.com

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17 April 2001
AISI File No. A1SP23BVO
Page - 2-

unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness regulatory authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

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17 April 2001
AISI File No. A1SP23BVO
Page - 3-

2.  Valuation

The aircraft are valued predicated upon the reference (a) data which describes the aircraft MTOW and any engine upgrades. Following is AISI’s opinion of the base value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

Table I

	Expected	Expected
Aircraft Model	Serial	Registration		Engine	MTOW	New Base Value
	Number	Number	Delivery Date		(Lbs.)

A320-200	1621	N664AW	Nov-01	V2527-A5	169,754	$48,560,000

A320-200	1644	N665AW	Dec-01	V2527-A5	169,754	$48,710,000

A320-200	N/A	N667AW	Feb-02	V2527-A5	169,754	$49,020,000

A320-200	N/A	N668AW	Apr-02	V2527-A5	169,754	$49,330,000

A320-200	N/A	N669AW	May-02	V2527-A5	169,754	$49,480,000

A319-100	1490	N824AW	May-01	V2524-A5	166,400	$43,220,000

A319-100	1527	N825AW	Jul-01	V2524-A5	166,400	$43,490,000

A319-100	1534	N826AW	Jul-01	V2524-A5	166,400	$43,490,000

A319-100	1547	N827AW	Jul-01	V2524-A5	166,400	$43,490,000

A319-100	1552	N828AW	Jul-01	V2524-A5	166,400	$43,490,000

A319-100	1563	N829AW	Aug-01	V2524-A5	166,400	$43,620,000

A319-100	1565	N830AW	Aug-01	V2524-A5	166,400	$43,620,000

A319-100	1576	N831AW	Sep-01	V2524-A5	166,400	$43,760,000

A319-100	1643	N832AW	Dec-01	V2524-A5	166,400	$44,170,000

Totals						$637,450,000

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/ addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published

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17 April 2001
AISI File No. A1SP23BVO
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information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

John D. McNicol

Vice President
Appraisals & Forecasts

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April 9, 2001

Mr. Thomas T. Weir

Vice President and Treasurer
America West Airlines
4000 E. Sky Harbor Drive
Phoenix, AZ 85034

Dear Mr. Weir:

       AvSOLUTIONS is pleased to provide its opinion on the base values as of April 2001 of nine (9) Airbus Industrie A319-100 and five (5) A320-200 aircraft (collectively, the “Aircraft”). A list of the fourteen (14) aircraft, along with their delivery dates and engine types, is provided as Attachment 1 of this document.

       Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

Base Value

       Base value is the appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Appraisal Methodology

       The method employed by AvSOLUTIONS to appraise the current and base values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

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       To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

       The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

       The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

       The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

Limiting Conditions and Assumptions

       In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by America West Airlines, Inc. and from data within AvSOLUTIONS’ own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

1.	AvSOLUTIONS has not inspected the subject Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2.	The Aircraft are anticipated to be delivered to America West Airlines, Inc. (the “Client”) by the end of May 2002.

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3.	The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4.	All mandatory inspections and Airworthiness Directives have been complied with.

5.	The Aircraft have no damage history.

6.	The Aircraft are in good condition.

7.	AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

       Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS’ opinion that the base values of each Aircraft are as listed in Attachment 1.

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STATEMENT OF INDEPENDENCE

       This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client’s express consent.

       AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS’ opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject Aircraft.

Sincerely yours,

Scott E. Daniels

Director, Valuation Services

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ATTACHMENT 1

AMERICA WEST AIRLINES

	Serial		Expected
	Number	Registration	Delivery	Engine	MTOW	Base Value
	MSN	Number	Date	Type	(lb)	($ millions)

Airbus A319-100
1	1490	N824AW	May-01	IAE V2500	166,400	40.72
2	1527	N825AW	July-01	IAE V2500	166,400	40.92
3	1534	N826AW	July-01	IAE V2500	166,400	40.92
4	1547	N827AW	July-01	IAE V2500	166,400	40.92
5	1552	N828AW	July-01	IAE V2500	166,400	40.92
6	1563	N829AW	August-01	IAE V2500	166,400	41.02
7	1565	N830AW	August-01	IAE V2500	166,400	41.02
8	1576	N831AW	September-01	IAE V2500	166,400	41.12
9	1643	N832AW	December-01	IAE V2500	166,400	41.43

Airbus A320-200
10	1621	N664AW	November-01	IAE V2500	169,800	47.04
11	1644	N665AW	December-01	IAE V2500	169,800	47.15
12	N/ A	N667AW	February-02	IAE V2500	169,800	47.57
13	N/ A	N668AW	Apr-02	IAE V2500	169,800	47.75
14	N/ A	N669AW	May-02	IAE V2500	169,800	48.11

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MORTEN BEYER & AGNEW

AVIATION CONSULTING FIRM

Appraisal of

Nine (9) Airbus A319-100 &
Five (5) Airbus A320-200 Aircraft

PREPARED FOR:

America West Airlines

APRIL 30, 2001

Washington, D.C	London	Pacific Rim
2107 Wilson Blvd.	Lahinch 62, Lashmere	3-16-16 Higashiooi
Suite 750	Copthorne	Shinagawa-ku
Arlington, Virginia 22201	West Sussex	Tokyo 140-0011
United States	United Kingdom	Japan
Phone +703 276 3200	Phone +44 1342 716248	Phone +813 3763 68 45
Fax +703 276 3201	Fax +44 1342 718967

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  I.      INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW (MBA) has been retained by America West Airlines (the “Client”) to determine the Current Base Value of 9 Airbus A319-100 and 5 Airbus A320-200 aircraft, to be delivered new as passenger aircraft. The aircraft are further identified in Section III of this report.

In performing this valuation, MBA did not independently inspect the aircraft and the associated records and documentation associated with this aircraft. MBA utilized the technical data of the aircraft provided by the Client, but at Client’s request did not independently verify the accuracy of the technical and specification data so provided.

Section II of this report presents definitions of various terms, such as Current Base Value, Current Market Value, Future Base Value, and Lease-Encumbered Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

Based on the information set forth in this report, it is our opinion as of April 30, 2001 that the Current Base Value of this portfolio of aircraft is $597,220,000 with the respective value adjustments noted in Section V of this report.

American West Airlines
Job #01160

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  II.      DEFINITIONS

Current Market Value

ISTAT defines Current Market Value (CMV) as the appraiser’s opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

Base Value

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

American West Airlines
Job #01160

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Future Base Value

Future Base Values are established by using the Base Value at the beginning of the current year (present value), from which point the Future Base Values are projected. The Base Value used for the purpose of projecting the Future Base Values consider the aircraft to be at mid-life and mid-time conditions pertaining to the various aspects of the maintenance status.

The Future Base Values are based on aircraft having an approximate life of 35 years from the date of manufacture. The Future Base Values commence from the present time to the 35th year from the date of manufacture of this aircraft.

Distress Value

Distress Value is the Appraiser’s opinion of the price at which an asset could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, bankruptcy liquidation, commercial restrictions, legal complications, or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating at arm’s-length, normally under the market conditions that are perceived to exist at the time, not an idealized balanced market. While the Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers are under duress or time pressure and, therefore, willing to pay a premium value.

Securitized Value or Lease Encumbered Value

Securitized Value or Lease Encumbered Value is the Appraiser’s opinion of the value of an asset, under lease, given a specified lease payment stream (rents and term), and estimated future residual value at lease termination, and an appropriate discount rate.

The lease encumbered residual value may include consideration of lease termination conditions and remaining maintenance reserves, if any. The Securitized Value or Lease-Encumbered Value may be more or less than the Appraiser’s opinion of Current Market Value, taking into account various factors, such as, the credit risks associated with the parties involved, the time-value of money to those parties, provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.

American West Airlines
Job #01160

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  III.      AIRCRAFT SPECIFICATIONS

Aircraft Type	Registration Number	Serial Number	Delivery Month	MGTOW (lbs)

A319-100	N824AW	1490	May-01	166,400

Engines:	N825AW	1527	July-01	166,400

V2524-A5	N826AW	1534	July-01	166,400
	N827AW	1547	July-01	166,400
	N828AW	1552	July-01	166,400
	N829AW	1563	Aug-01	166,400
	N830AW	1565	Aug-01	166,400
	N831AW	1576	Sep-01	166,400
	N832AW	1643	Dec-01	166,400

A320-200	N664AW	1621	Nov-01	169,800

Engines:	N665AW	1644	Dec-01	169,800

V2527-A5	N667AW	TBD	Feb-02	169,800
	N668AW	TBD	April-02	169,800
	N669AW	TBD	May-02	169,800

American West Airlines
Job #01160

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  IV.      CURRENT MARKET CONDITIONS

Airbus A320 Family
A319-100 and A320-200

Family Development

The A320 was Airbus’ first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start, but the V2500 gaining. As of March 2001, 908 A320s have been delivered and 541 more are on order. The A320 has achieved a wide market base on all continents, with a total of 91 current operators.

The A319 is a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 34 A319s in April 1994 (all now delivered). Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor. As of this March, 798 A319s have been ordered, 328 delivered, and there are 376 outstanding orders. There are currently 29 operators of the A319.

The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A318 through A340 aircraft), which is the core of the manufacturer’s goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and a 13-plane A340 order as well. Northwest Airlines, which operates 70 A320s (and has 12 on order) ordered 68 A319s and switched their A340 order for 16 A330s for delivery beyond 2000.

Other carriers, including Air France Groupe and Lufthansa, have each ordered six types of Airbuses, and currently operate 116 and 114 Airbus aircraft respectively, and other major European operators are Swissair (54) and Iberia (46). However, the European influence might tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1999 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs

American West Airlines
Job #01160

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and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways’ commitment for up to 400 narrowbody aircraft (including options) appears to justify.

The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

United’s 1994 order for 50 A320s plus options (subsequently increased to 86) was announced as a B-727 replacement, of which United operated 59 in mid 2000. United has 32 A320s and 22 A319s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and three on order, is replacing its stable of MD-82s. As mentioned, Air Canada’s commitments for the A319 are rapidly replacing its fleet of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

The A320 also offers the advantage of being able to carry seven LD-3 cargo containers—a feat not even the B-767 can perform. The fuselage is approximately 10 inches wider than that of the B-727/ B-737/ B-757 series, offering wider aisles and roomier seats—a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 ‘Beluga’ outsized special cargo aircraft, which is already being leased for commercial applications but is primarily in service for Airbus.

Economics

The A320 vies with the B-757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century.

American West Airlines
Job #01160

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Stage 3 -

The subject aircraft complies with the currently effective Stage III / Chapter III aircraft noise limitations. However, the FAA and the ICAO are currently planning the adoption of more stringent Stage IV noise regulations. The severity of the proposed new regulations, nor the schedule of their implementation has not been determined, but when enacted and effective may limit the continued utilization of the subject aircraft in most areas of the world.

American West Airlines
Job #01160

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  V.      VALUATION

In developing the Current Base Value of these aircraft, MBA relied on partial information supplied by the Client and not independently verified by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, for each aircraft:

1.	The aircraft is delivered new.

2.	The specifications of the aircraft are those most common for an aircraft of this type new delivery.

3.	The aircraft is in a standard airline configuration.

4.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

5.	No accounting is made for lease obligations or terms of ownership.

	Registration Number	Serial Number	Delivery Month	Current Base Value
Aircraft Type				($000,000)

A319-100	N824AW	1490	May-01	39.85

Engines:	N825AW	1527	July-01	40.10

V2524-A5	N826AW	1534	July-01	40.10
	N827AW	1547	July-01	40.10
	N828AW	1552	July-01	40.10
	N829AW	1563	Aug-01	40.23
	N830AW	1565	Aug-01	40.23
	N831AW	1576	Sep-01	40.35
	N832AW	1643	Dec-01	40.73

A320-200	N664AW	1621	Nov-01	46.77

Engines:	N665AW	1644	Dec-01	46.95

V2527-A5	N667AW	TBD	Feb-02	47.08
	N668AW	TBD	April-02	47.27
	N669AW	TBD	May-02	47.36

American West Airlines
Job #01160

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  VI.      COVENANTS

This report has been prepared for the exclusive use of America West Airlines and shall not be provided to other parties by MBA without the express consent of America West Airlines. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBAs opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by America West Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

This report has been prepared by:

/s/ BRYSON P. MONTELEONE
Bryson P. Monteleone
Director of Operations

REVIEWED BY:

/s/ MORTEN S. BEYER
Morten S. Beyer, Appraiser Fellow
Chairman & CEO
ISTAT Certified Senior Appraiser

April 30, 2001

American West Airlines
Job #01160

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.      Indemnification of Officers and Directors

      The Company’s Restated Certificate of Incorporation and Restated Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the “DGCL”).

      Section 145 of the DGCL provides as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

      The Restated Certificate of Incorporation and Restated Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors’ fiduciary duties. The Restated Certificate of Incorporation of the Company provides as follows:

“A person who is or was a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director,

except for liability (i) for any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a Director has ceased to occupy such position as to acts or omissions occurring during such Director’s term or terms of office, and no amendment or repeal of this Section 12 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.”

      The Company maintains directors’ and officers’ liability insurance.

Item 21.      Exhibits and Financial Statement Schedules

Exhibit	Description

4.1	Form of 7.10% America West Airlines Pass Through Certificate Series 2001-1G (included in Exhibit 4.4)
4.2	Form of 8.37% America West Airlines Pass Through Certificate Series 2001-1C (included in Exhibit 4.6)
4.3	Form of Six-Month LIBOR plus 3.20% America West Airlines Pass Through Certificate Series 2001-1D (included in Exhibit 4.8)
4.4	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1G-O and the issuance of 7.10% Initial Pass Through Certificates, Series 2001-1G-O and 7.10% Exchange Pass Through Certificates, Series 2001-1G-O
4.5	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1G-S and the issuance of 7.10% Initial Pass Through Certificates, Series 2001-1G-S and 7.10% Exchange Pass Through Certificates, Series 2001-1G-S
4.6	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1C-O and the issuance of 8.37% Initial Pass Through Certificates, Series 2001-1C-O and 8.37% Exchange Pass Through Certificates, Series 2001-1C-O
4.7	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1C-S and the issuance of 8.37% Initial Pass Through Certificates, Series 2001-1C-S and 8.37% Exchange Pass Through Certificates, Series 2001-1C-S
4.8	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1D-O and the issuance of Initial Pass Through Certificates, Series 2001-1D-O and Exchange Pass Through Certificates, Series 2001-1D-O
4.9	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1D-S and the issuance of Six-Month LIBOR plus 3.20% Initial Pass Through Certificates, Series 2001-1D-S and Six-Month LIBOR plus 3.20% Exchange Pass Through Certificates, Series 2001-1D-S

Exhibit		Description

4.10		Revolving Credit Agreement, dated May 17, 2001, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust 2001-1G, as Borrower; and Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Liquidity Provider
4.11		Revolving Credit Agreement, dated May 17, 2001, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust 2001-1C, as Borrower; and Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Liquidity Provider
4.12		Intercreditor Agreement (2001-1), dated as of May 17, 2001, among Wilmington Trust Company, as Trustee under the America West Airlines Pass Through Trust 2001-1G, America West Airlines
Pass Through Trust 2001-1C and America West Airlines Pass Through Trust 2001-1D, Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Class G Liquidity Provider and Class C Liquidity Provider, Ambac Assurance Corporation as Policy Provider and Wilmington Trust Company, as Subordination Agent and Trustee
4.13		Exchange and Registration Rights Agreement, dated as of May 17, 2001, among America West Airlines, Inc., Wilmington Trust Company, as Trustee under America West Airlines Pass Through Trust, Series 2001-1G, America West Airlines Pass Through Trust, Series 2001-1C and America West Airlines Pass Through Trust, Series 2001-1D and Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc
4.14		Deposit Agreement (Class G), dated as of May 17, 2001, between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary
4.15		Deposit Agreement (Class C), dated as of May 17, 2001, between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary
4.16		Deposit Agreement (Class D), dated as of May 17, 2001, between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary
4.17		Escrow and Paying Agent Agreement (Class G), dated as of May 17, 2001, among Wilmington Trust Company, as Escrow Agent, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc as Initial Purchasers, Wilmington Trust Company, as Pass Through Trustee for and on behalf of America West Airlines Pass Through Trust 2001-1G-O, as Pass Through Trustee; and Wilmington Trust Company as Paying Agent
4.18		Escrow and Paying Agent Agreement (Class C), dated as of May 17, 2001, among Wilmington Trust Company, as Escrow Agent, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc as Initial Purchasers, Wilmington Trust Company, as Pass Through Trustee for and on behalf of America West Airlines Pass Through Trust 2001-1C-O, as Pass Through Trustee; and Wilmington Trust Company as Paying Agent
4.19		Escrow and Paying Agent Agreement (Class D), dated as of May 17, 2001, among Wilmington Trust Company, as Escrow Agent, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc as Initial Purchasers, Wilmington Trust Company, as Pass Through Trustee for and on behalf of America West Airlines Pass Through Trust 2001-1D-O, as Pass Through Trustee; and Wilmington Trust Company as Paying Agent
4.20	*	Insurance and Indemnity Agreement (Series G), dated as of May 17, 2001, among America West Airlines, Inc., Ambac Assurance Corporation as Policy Provider and Wilmington Trust company as Subordination Agent

Exhibit	Description

4.21	Note Purchase Agreement, dated as of May 17, 2001, among America West Airlines, Inc., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Escrow Agent and Wilmington Trust Company, as Paying Agent
5.1	Opinion of Vedder, Price, Kaufman & Kammholz as to the legality of the New Certificates being registered hereby.
5.2	Opinion of Morris, James, Hitchens & Williams LLP as to the binding effect of the New Certificates being registered hereby.
5.3	Opinion of Linda M. Mitchell, Vice President and General Counsel of the Registrant
12.1	Computation of ratio of earnings to fixed charges
13.1	Annual Report on Form 10-K for the fiscal year ended December 31, 2000
13.2	Quarterly Report on Form 10-Q for the quarter ended June 30, 2001
23.1	Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of Aircraft Information Services, Inc.
23.4	Consent of AvSolutions
23.5	Consent of Morten Beyer & Agnew
24.1	Power of Attorney (see signature page in Part II of registration statement)
25.1	Statement of Eligibility of Wilmington Trust Company for the 2001-1G Pass Through Certificates, on Form T-1
25.2	Statement of Eligibility of Wilmington Trust Company for the 2001-1C Pass Through Certificates, on Form T-1
25.3	Statement of Eligibility of Wilmington Trust Company for the 2001-1D Pass Through Certificates, on Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	Form of Letter to Clients

*  To be Filed by Amendment.

Item 22.      Undertakings

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on the 13th day of September, 2001.

America West Airlines, Inc.

By:	/s/ W. DOUGLAS PARKER

W. DOUGLAS PARKER
President

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Douglas Parker and Stephen L. Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. DOUGLAS PARKER W. Douglas Parker	Chairman of the Board of Directors, Director, President and Chief Executive Officer (Principal Executive Officer)	September 13, 2001
/s/ MICHAEL R. CARREON Michael R. Carreon	Vice President and Controller (Principal Accounting Officer)	September 13, 2001

/s/ JOHN L. GOOLSBY John L. Goolsby	Director	September 13, 2001

/s/ WALTER T. KLENZ Walter T. Klenz	Director	September 13, 2001

/s/ MARIE L. KNOWLES Marie L. Knowles	Director	September 13, 2001

Signature	Title	Date

/s/ RICHARD C. KRAEMER Richard C. Kraemer	Director	September 13, 2001

/s/ ROBERT J. MILLER Robert J. Miller	Director	September 13, 2001

/s/ DENISE M. O’LEARY Denise M. O’Leary	Director	September 13, 2001

/s/ RICHARD P. SCHIFTER Richard P. Schifter	Director	September 13, 2001

/s/ JEFFREY A. SHAW Jeffrey A. Shaw	Director	September 13, 2001

/s/ JOHN F. TIERNEY John F. Tierney	Director	September 13, 2001

/s/ J. STEVEN WHISLER J. Steven Whisler	Director	September 13, 2001

EXHIBIT INDEX

Exhibit	Description

4.1	Form of 7.10% America West Airlines Pass Through Certificate Series 2001-1G (included in Exhibit 4.4)
4.2	Form of 8.37% America West Airlines Pass Through Certificate Series 2001-1C (included in Exhibit 4.6)
4.3	Form of Six-Month LIBOR plus 3.20% America West Airlines Pass Through Certificate Series 2001-1D (included in Exhibit 4.8)
4.4	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1G-O and the issuance of 7.10% Initial Pass Through Certificates, Series 2001-1G-O and 7.10% Exchange Pass Through Certificates, Series 2001-1G-O
4.5	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1G-S and the issuance of 7.10% Initial Pass Through Certificates, Series 2001-1G-S and 7.10% Exchange Pass Through Certificates, Series 2001-1G-S
4.6	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1C-O and the issuance of 8.37% Initial Pass Through Certificates, Series 2001-1C-O and 8.37% Exchange Pass Through Certificates, Series 2001-1C-O
4.7	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1C-S and the issuance of 8.37% Initial Pass Through Certificates, Series 2001-1C-S and 8.37% Exchange Pass Through Certificates, Series 2001-1C-S
4.8	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1D-O and the issuance of Initial Pass Through Certificates, Series 2001-1D-O and Exchange Pass Through Certificates, Series 2001-1D-O
4.9	Pass Through Trust Agreement, dated as of May 17, 2001, between America West Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of America West Airlines Pass Through Trust, Series 2001-1D-S and the issuance of Six-Month LIBOR plus 3.20% Initial Pass Through Certificates, Series 2001-1D-S and Six-Month LIBOR plus 3.20% Exchange Pass Through Certificates, Series 2001-1D-S
4.10	Revolving Credit Agreement, dated May 17, 2001, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust 2001-1G, as Borrower; and Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Liquidity Provider
4.11	Revolving Credit Agreement, dated May 17, 2001, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust 2001-1C, as Borrower; and Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Liquidity Provider
4.12	Intercreditor Agreement (2001-1), dated as of May 17, 2001, among Wilmington Trust Company, as Trustee under the America West Airlines Pass Through Trust 2001-1G, America West Airlines Pass Through Trust 2001-1C and America West Airlines Pass Through Trust 2001-1D, Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Class G Liquidity Provider and Class C Liquidity Provider, Ambac Assurance Corporation as Policy Provider and Wilmington Trust Company, as Subordination Agent and Trustee

Exhibit		Description

4.13		Exchange and Registration Rights Agreement, dated as of May 17, 2001, among America West Airlines, Inc., Wilmington Trust Company, as Trustee under America West Airlines Pass Through
Trust, Series 2001-1G, America West Airlines Pass Through Trust, Series 2001-1C and America West Airlines Pass Through Trust, Series 2001-1D and Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc
4.14		Deposit Agreement (Class G), dated as of May 17, 2001, between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary
4.15		Deposit Agreement (Class C), dated as of May 17, 2001, between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary
4.16		Deposit Agreement (Class D), dated as of May 17, 2001, between Wilmington Trust Company, as Escrow Agent, and Citibank, N.A., as Depositary
4.17		Escrow and Paying Agent Agreement (Class G), dated as of May 17, 2001, among Wilmington Trust Company, as Escrow Agent, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc as Initial Purchasers, Wilmington Trust Company, as Pass Through Trustee for and on behalf of America West Airlines Pass Through Trust 2001-1G-O, as Pass Through Trustee; and Wilmington Trust Company as Paying Agent
4.18		Escrow and Paying Agent Agreement (Class C), dated as of May 17, 2001, among Wilmington Trust Company, as Escrow Agent, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc as Initial Purchasers, Wilmington Trust Company, as Pass Through Trustee for and on behalf of America West Airlines Pass Through Trust 2001-1C-O, as Pass Through Trustee; and Wilmington Trust Company as Paying Agent
4.19		Escrow and Paying Agent Agreement (Class D), dated as of May 17, 2001, among Wilmington Trust Company, as Escrow Agent, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Mizuho International plc, Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc as Initial Purchasers, Wilmington Trust Company, as Pass Through Trustee for and on behalf of America West Airlines Pass Through Trust 2001-1D-O, as Pass Through Trustee; and Wilmington Trust Company as Paying Agent
4.20	*	Insurance and Indemnity Agreement (Series G), dated as of May 17, 2001, among America West Airlines, Inc., Ambac Assurance Corporation as Policy Provider and Wilmington Trust company as Subordination Agent
4.21		Note Purchase Agreement, dated as of May 17, 2001, among America West Airlines, Inc., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Escrow Agent and Wilmington Trust Company, as Paying Agent
5.1		Opinion of Vedder, Price, Kaufman & Kammholz as to the legality of the New Certificates being registered hereby.
5.2		Opinion of Morris, James, Hitchens & Williams LLP as to the binding effect of the New Certificates being registered hereby
5.3		Opinion of Linda M. Mitchell, Vice President and General Counsel of the Registrant
12.1		Computation of ratio of earnings to fixed charges
13.1		Annual Report on Form 10-K for the fiscal year ended December 31, 2000
13.2		Quarterly Report on Form 10-Q for the quarter ended June 30, 2001
23.1		Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 5.1)
23.2		Consent of KPMG LLP

Exhibit	Description

23.3	Consent of Aircraft Information Services, Inc.
23.4	Consent of AvSolutions
23.5	Consent of Morten Beyer & Agnew
24.1	Power of Attorney (see signature page in Part II of registration statement)
25.1	Statement of Eligibility of Wilmington Trust Company for the 2001-1G Pass Through Certificates, on Form T-1
25.2	Statement of Eligibility of Wilmington Trust Company for the 2001-1C Pass Through Certificates, on Form T-1
25.3	Statement of Eligibility of Wilmington Trust Company for the 2001-1D Pass Through Certificates, on Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	Form of Letter to Clients

*  To be Filed by Amendment